UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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FuelCell Energy, Inc.

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NOTICE OF 2019 ANNUAL MEETING & PROXY STATEMENT

APRIL 4, 2019 — NEW YORK, NY

DEAR FELLOW FUELCELL ENERGY STOCKHOLDER

JAMES H. ENGLAND CHAIRMAN OF THE BOARD February 19, 2019

For the Board of Directors of FuelCell Energy, Inc., our senior management team and all of our employees, our 2018 fiscal year was a busy and productive year as we worked to win projects and drive policy initiatives that favor our solutions for the supply, recovery and storage of energy.

-     We ended fiscal year 2018 with a record backlog of over $2 billion, over 83 megawatts (“MW”) of new projects to be built, and significant advancements in our carbon capture, hydrogen and storage solutions.

-      We worked to restore the federal investment tax credit for stationary fuel cells and to expand the carbon sequestration credit.

-      We delivered, commissioned and are now operating the 20 MW KOSPO project in Incheon, South Korea.

-      We were awarded 22.2 MW of projects in the Connecticut competitive solicitation.

The Board, in conjunction with senior management, continues to focus on the Company’s strategy, business objectives, and risk management.

Following the results of last year’s Annual Meeting of Stockholders, we engaged in a thorough review of our corporate governance. As a result of this review, a number of actions were taken:

-     We added Dr. Christina Lampe-Onnerud and Mr. Jason B. Few to our Board, bringing fresh ideas, insights and greater diversity, as well as a wealth of key relevant experience and expertise to our Board;

-      We implemented a mandatory retirement age for Directors and set limits on Board tenure;

-      We elected a new Chairman of the Board;

-      We implemented mandatory accredited education for Directors; and

-      We increased minimum share ownership requirements for the Chief Executive Officer, all named executive officers and Directors.

As we begin our 2019 fiscal year, we continue to evaluate ways in which we can improve our business and our governance and demonstrate our commitment to our stockholders. We will continue to review and evaluate our governance structure and will undertake a review of our compensation policies to ensure they are aligned with the best interest of our stockholders.

Our Board and management remain committed to our core values and to delivering on our vision for sustainable profitability. Thank you for your investment in FuelCell Energy, Inc.

Sincerely,

DEAR FELLOW FUELCELL ENERGY STOCKHOLDER

ARTHUR A. “CHIP” BOTTONE PRESIDENT AND CHIEF EXECUTIVE OFFICER February 19, 2019

On behalf of FuelCell Energy, Inc. (the “Company” or “FuelCell Energy”), I thank you for your ongoing interest and investment in the Company. We are committed to acting in the best long-term interests of our stockholders. For further information about our continuing commitment to maintaining good corporate governance practices, we encourage you to review the “Corporate Governance” section beginning on page 11 of this Proxy Statement.

We are pleased to invite you to FuelCell Energy’s 2019 Annual Meeting of Stockholders to be held on Thursday, April 4, 2019 at 10:00 AM Eastern Daylight Time at the Lotte New York Palace Hotel, 455 Madison Avenue, New York, New York. This booklet includes the Notice of Annual Meeting and the Proxy Statement.

The Proxy Statement fully describes the business we will conduct at the Annual Meeting and provides information about the Company that you should consider when voting your shares.

Your vote is very important and we request that you vote your shares as promptly as possible. We encourage you to vote your shares by proxy even if you do not plan to attend the Annual Meeting. The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting as being in the best interest of the Company and its stockholders.

Sincerely,

“YOUR VOTE IS VERY IMPORTANT. WE ENCOURAGE YOU TO
VOTE YOUR SHARES BY PROXY EVEN IF YOU DO NOT
PLAN TO ATTEND THE MEETING.”

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

MEETING INFORMATION

THURSDAY, APRIL 4, 2019

10:00 a.m. Eastern Daylight Time

Lotte New York Palace Hotel

455 Madison Avenue

New York, NY

ITEMS OF BUSINESS

1.	To elect six directors to serve until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To ratify the selection of KPMG LLP as FuelCell Energy, Inc.’s independent registered public accounting firm for the fiscal year ending October 31, 2019;

3.	To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.’s named executive officers as set forth in the “Executive Compensation” section of the accompanying Proxy Statement;

4.	To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of FuelCell Energy, Inc.’s common stock exceeding 19.9% of the number of shares outstanding on August 27, 2018, upon conversion of the Series D Convertible Preferred Stock issued in an underwritten offering in August 2018 (the “Nasdaq Marketplace Rule Proposal”);

5.	To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 225,000,000 shares to 335,000,000 shares (the “Increase Authorized Shares Proposal”);

6.	To authorize the Board of Directors of FuelCell Energy, Inc. to effect a reverse stock split (such authorization to expire on April 4, 2020) through an amendment to the FuelCell Energy, Inc. Certificate of Incorporation, as amended (the "Reverse Stock Split Proposal"); provided that, in the event that the Increase Authorized Shares Proposal is also approved, such reverse stock split and amendment, if implemented by the Board of Directors, will become effective after the effectiveness of the Increase Authorized Shares Proposal;

7.	To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Nasdaq Marketplace Rule Proposal (the “Adjournment Proposal”); and

8.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

RECORD DATE

Holders of record of our common stock on February 7, 2019, the record date, are entitled to notice of, and to vote at, the Annual Meeting; provided, however, that holders of shares of our common stock issued upon conversion of the Series D Convertible Preferred Stock prior to stockholder approval of Proposal 4 - the Nasdaq Marketplace Rule Proposal will not be permitted to vote such shares with respect to Proposal 4 - the Nasdaq Marketplace Rule Proposal.

MATERIALS TO REVIEW

This booklet contains our Notice of Annual Meeting and our Proxy Statement, which fully describes the business we will conduct at the Annual Meeting.

PROXY VOTING

It is important that your shares are represented and voted at the Annual Meeting. Please vote your shares according to the instructions under “How to Vote” in the Proxy Summary.

ADMISSION TO THE 2019 ANNUAL MEETING

To attend the 2019 Annual Meeting, please follow the “Meeting Attendance” instructions in the Proxy Summary.

By Order of the Board of Directors,

JENNIFER D. ARASIMOWICZ

Senior Vice President, General Counsel

and Corporate Secretary

February 19, 2019

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

INTERNET	BY TELEPHONE	BY MAIL	IN PERSON
Visit the website on your proxy card	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Attend the annual meeting in New York, NY. See page 5 for instructions on how to attend

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 4, 2019: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended October 31, 2018 are available at www.fuelcellenergy.com.

FUELCELL ENERGY, INC. | PROXY STATEMENT 3

FUELCELL ENERGY, INC. | PROXY STATEMENT 4

PROXY SUMMARY

This summary highlights selected information contained throughout this Proxy Statement. Please read the entire Proxy Statement before casting your vote. For information regarding FuelCell Energy’s fiscal year 2018 performance, please review our Annual Report to Stockholders for the fiscal year ended October 31, 2018. We are making this Proxy Statement available on February 19, 2019.

ELIGIBILITY TO VOTE

Holders of record of our common stock at the close of business on February 7, 2019, the record date, are entitled to vote at the 2019 Annual Meeting of Stockholders; provided, however, that holders of shares of our common stock issued upon conversion of the Series D Convertible Preferred Stock prior to stockholder approval of Proposal 4 - the Nasdaq Marketplace Rule Proposal will not be permitted to vote such shares with respect to Proposal 4 - the Nasdaq Marketplace Rule Proposal.

HOW TO VOTE

You may vote using any one of the following methods. In all cases, you should have your 16-Digit Control Number from your proxy card or Notice of Annual Meeting available and follow the instructions. Voting will be accepted until 11:59 p.m. (EDT) on April 3, 2019:

Online at www.proxyvote.com	By telephone at 1-800-690-6903
Online using your mobile device by scanning the QR Code	By mail by voting, signing and timely mailing your Proxy Card

MEETING INFORMATION

Time and Date:	Thursday, April 4, 2019 at 10:00 a.m. (EDT)
Place:	Lotte New York Palace Hotel, 455 Madison Avenue, New York, NY

MEETING ATTENDANCE

Meeting attendance requires advance registration. Please contact the office of the Corporate Secretary at corporatesecretary@fce.com to request an admission ticket. If you do not have an admission ticket, you must present proof of ownership in order to attend the meeting.

COMPANY PROFILE

FuelCell Energy, Inc. delivers state-of-the-art fuel cell power plants that provide environmentally responsible solutions for various applications such as utility-scale and on-site power generation, carbon capture, local hydrogen production for both transportation and industry, and long duration energy storage. Our systems cater to the needs of customers across several industries, including utility companies, municipalities, universities, government entities and a variety of industrial and commercial enterprises. With our megawatt-scale SureSource™ installations on three continents and with more than 8.0 million megawatt hours of ultra-clean power produced, FuelCell Energy is a global leader in designing, manufacturing, installing, operating and maintaining environmentally responsible fuel cell distributed power solutions. Visit us online at www.fuelcellenergy.com and follow us on Twitter @FuelCell_Energy.

FUELCELL ENERGY, INC. | PROXY STATEMENT 5

STOCKHOLDER VOTING MATTERS

		Management Recommendation	Page Reference (for more detail)
1.	To elect six directors to serve until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified	FOR each Director Nominee	7

2.	To ratify the selection of KPMG LLP as FuelCell Energy, Inc.’s independent registered public accounting firm for the fiscal year ending October 31, 2019	FOR	46

3.	To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.’s named executive officers as set forth in the “Executive Compensation” section of the accompanying Proxy Statement	FOR	46

4.	To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of FuelCell Energy, Inc.’s common stock exceeding 19.9% of the number of shares outstanding on August 27, 2018, upon conversion of the Series D Convertible Preferred Stock issued in an underwritten offering in August 2018 (the “Nasdaq Marketplace Rule Proposal”)	FOR	47

5.	To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 225,000,000 shares to 335,000,000 shares (the “Increase Authorized Shares Proposal”)	FOR	51

6.	To authorize the Board of Directors of FuelCell Energy, Inc. to effect a reverse stock split (such authorization to expire on April 4, 2020) through an amendment to the FuelCell Energy, Inc. Certificate of Incorporation, as amended (the "Reverse Stock Split Proposal"); provided that, in the event that the Increase Authorized Shares Proposal is also approved, such reverse stock split and amendment, if implemented by the Board of Directors, will become effective after the effectiveness of the Increase Authorized Shares Proposal	FOR	54

7.	To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Nasdaq Marketplace Rule Proposal (the “Adjournment Proposal”)	FOR	62

DIRECTOR NOMINEES

Name	Age	Director Since	Principal Occupation
Arthur A. Bottone	58	2011	President and Chief Executive Officer of FuelCell Energy, Inc.
James H. England*†	72	2008	Corporate Director
Jason B. Few*	52	2018	President of Sustayn Analytics LLC
Matthew F. Hilzinger*	56	2015	Executive Vice President and Chief Financial Officer of USG Corporation
Christina Lampe-Onnerud*	52	2018	Founder and Chief Executive Officer of Cadenza Innovation, Inc.
Natica von Althann*	68	2015	Former Financial Executive at Bank of America and Citigroup

 * Independent Director

† Chairman of the Board of Directors

FUELCELL ENERGY, INC. | PROXY STATEMENT 6

PROXY STATEMENT

FuelCell Energy, Inc. (referred to in this Proxy Statement as “we,” “FuelCell,” “FuelCell Energy” or the “Company”) is sending you this Proxy Statement in connection with the solicitation by FuelCell’s Board of Directors (the “Board”) of proxies to be voted at FuelCell’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting is scheduled to be held at the Lotte New York Palace Hotel, 455 Madison Avenue, New York, NY on Thursday, April 4, 2019 at 10:00 a.m. Eastern Daylight Time. The Company is a Delaware corporation. The address of our principal executive office is 3 Great Pasture Road, Danbury, CT 06810.

The Board has set the close of business on February 7, 2019 as the record date for the determination of holders of the Company’s common stock, par value $0.0001 per share, who are entitled to notice of, and to vote at, the Annual Meeting.

As of February 7, 2019, there were         shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock outstanding at the close of business on the record date will be entitled to one vote for each share held on the record date; provided, however, that holders of shares of our common stock issued upon conversion of the Series D Convertible Preferred Stock prior to stockholder approval of Proposal 4 - the Nasdaq Marketplace Rule Proposal will not be permitted to vote such shares with respect to Proposal 4 - the Nasdaq Marketplace Rule Proposal.

The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is February 19, 2019.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 4, 2019: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended October 31, 2018 are available at www.fuelcellenergy.com.

PROPOSAL 1	ELECTION OF DIRECTORS

FuelCell’s Directors (“Directors”) are elected annually to serve one-year terms. The Board has nominated each of the six Director nominees named below to serve until the 2020 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. All of the Director nominees are currently Directors of the Company, and all of the Director nominees except Mr. Few and Dr. Lampe-Onnerud were elected by the stockholders at the 2018 Annual Meeting of Stockholders of the Company (the “2018 Annual Meeting”). Mr. Few and Dr. Lampe-Onnerud were appointed by the Board after the 2018 Annual Meeting and after the end of the Company’s 2018 fiscal year. It is the intention of the persons named as proxies to vote, if authorized, for the election of the six Director nominees named below as Directors. Each nominee has indicated his or her willingness to serve, if elected.

DIRECTOR QUALIFICATIONS AND BIOGRAPHIES

The Nominating and Corporate Governance Committee regularly assesses the performance and attributes of each Director to ensure that the Board as a governing body encompasses a broad range of perspectives, experience, diversity, integrity and commitment, in order to effectively conduct the Company’s global business while representing the long-term interests of its stockholders.

Pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following six candidates for election as Directors and have concluded that each of these incumbent Directors should be nominated for election based on their extensive senior leadership backgrounds, competencies and other qualifications identified below:

Director Nominee Key Characteristics and Experience include:

■ Technology Commercialization

■ Corporate & International Finance

■ Financial Management

■ Global Power Project Development

■ Government Affairs

■ Energy & Utility Sectors

■ Project Finance

■ Leadership

■ Manufacturing

■ Regulatory

■ Risk Management

■ Strategic Planning

FUELCELL ENERGY, INC. | PROXY STATEMENT 7

Five of the six Director nominees are considered “Independent Directors” as such term is defined in Nasdaq Rule 5605(a)(2).

Further information about the Company’s corporate governance practices, the responsibilities and functions of the Board and its committees, Director compensation and related party transactions can be found in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT EACH OF THE SIX NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2020 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

DIRECTOR NOMINEES

ARTHUR A. BOTTONE
Age 58 Director since: 2011

BIOGRAPHY:

Mr. Bottone joined FuelCell Energy in February 2010 as Senior Vice President and Chief Commercial Officer and was promoted to President and Chief Executive Officer in February 2011 and is a named executive officer. Mr. Bottone’s focus is to accelerate and diversify global revenue growth to achieve sustainable profitability by capitalizing on heightened global demand for clean and renewable energy. Mr. Bottone has broad experience in the energy field including traditional power generation and alternative energy. Prior to joining FuelCell Energy, Mr. Bottone spent 25 years at Ingersoll Rand, a diversified global industrial company, including as President of the Energy Systems business. Mr. Bottone received an undergraduate degree in Mechanical Engineering from Georgia Institute of Technology in 1983, and received a Certificate of Professional Development from The Wharton School, University of Pennsylvania in 2004.

SKILLS AND QUALIFICATIONS INCLUDE:

■ Extensive Global Business Development

■ Technology Commercialization

■ Power Generation Project Development

■ Mergers, Acquisitions and Integration

■ Capital Raising

PRINCIPAL OCCUPATION: ■ President and Chief Executive Officer of FuelCell Energy

JAMES H. ENGLAND
Age 72 Director since: 2008 INDEPENDENT Chairman of the Board of Directors since 2018

BIOGRAPHY:

Mr. England is a Corporate Director and has been the CEO of Stahlman-England Irrigation, Inc. since 2000. Prior to that, Mr. England spent 4 years as Chairman, President and CEO of Sweet Ripe Drinks, Ltd., a fruit beverage company. Prior to that, he spent 18 years at John Labatt Ltd. and served as that company’s CFO from 1990-1993, during which time John Labatt Ltd. was a public company with a market capitalization of over $5 billion. Mr. England started his career with Arthur Andersen & Co. in Toronto after serving in the Canadian infantry. Mr. England is a director of Enbridge Inc. and is a past member of the board of directors of John Labatt, Ltd., Canada Malting Co., Ltd., and the St. Clair Paint and Wallpaper Corporation.

SKILLS AND QUALIFICATIONS INCLUDE:

■ Board and Executive Level Leadership

■ Broad International Exposure

■ High Level of Financial Expertise

■ Extensive Energy Industry Experience

■ Extensive Knowledge of the Company

PRINCIPAL OCCUPATION: ■ Corporate Director

FUELCELL ENERGY, INC. | PROXY STATEMENT 8

JASON B. FEW
Age 52 Director since: 2018 INDEPENDENT

BIOGRAPHY:

Mr. Few has been the President of Sustayn Analytics LLC, a cloud-based software waste and recycling optimization company, since 2018. Mr. Few has over 30 years of experience increasing enterprise value for Global Fortune 500 and privately held technology, telecommunication, and energy firms. Mr. Few has overseen transformational opportunities across the technology and industrial energy sectors, including as the Founder and Senior Managing Director of BJF Partners, LLC, a privately held strategic transformation consulting firm, where he has served since 2016, with Continuum Energy, an energy products and services company, where Mr. Few served as President and Chief Executive Officer from 2013 to 2016, NRG Energy, an integrated energy company, where he served in various roles including Executive Vice President and Chief Customer Officer from 2009 to 2012 and President Reliant Energy, a retail electricity provider, where he also served as Senior Vice President, Smart Energy from 2008 to 2009. Mr. Few also serves as a Senior Advisor to Verve Industrial, an industrial cybersecurity software company. Mr. Few is active in his community serving on the boards of Memorial Hermann Hospital, the American Heart Association, and the St. John's School Investment Committee. He earned a bachelor's degree in computer systems in business from Ohio University. He received an MBA from Northwestern University's J.L. Kellogg Graduate School of Management.

SKILLS AND QUALIFICATIONS INCLUDE:

■ Executive Leadership

■ Broad Understanding of Advanced Technologies

■ Extensive Energy Industry Experience

■ Experience with Global Publicly Traded Companies

■ Risk Management / Oversight

■ Cybersecurity

PRINCIPAL OCCUPATION: ■ President of Sustayn Analytics LLC

MATTHEW F. HILZINGER
Age 56 Director since: 2015 INDEPENDENT

BIOGRAPHY:

Mr. Hilzinger is Executive Vice President and Chief Financial Officer for USG Corporation, an international building products company, where he oversees all financial activities as well as strategic planning, a position he has held since 2012. From March 2002 to 2012, Mr. Hilzinger was with Exelon Corporation, where he served as Chief Financial Officer from 2008 to 2012 responsible for finance and risk management, and as Corporate Controller from 2002 to 2008. Prior to joining Exelon, Mr. Hilzinger was Chief Financial Officer at Credit Acceptance Corporation in 2001. From 1997 to 2001, Mr. Hilzinger was at Kmart Corporation, where he last served as Vice President, Corporate Controller. From 1990 to 1997, Mr. Hilzinger was at Handleman Company, where he last served as Vice President, International Operations. Mr. Hilzinger started his career at Arthur Andersen & Co. from 1985 to 1990. Mr. Hilzinger is a graduate of the University of Michigan, with a BBA in accounting.

SKILLS AND QUALIFICATIONS INCLUDE:

■ Executive Leadership

■ High Level of Financial Expertise

■ Extensive Energy Industry Experience

■ Experience with Global Publicly Traded Companies

■ Risk Management / Oversight

PRINCIPAL OCCUPATION: ■ Executive Vice President and Chief Financial Officer of USG Corporation

CHRISTINA LAMPE-ONNERUD
Age 52 Director since: 2018 INDEPENDENT

BIOGRAPHY:

Dr. Lampe-Onnerud is presently Founder and Chief Executive Officer of Cadenza Innovation, Inc., a startup she formed in 2012 to bring higher energy density, lower cost, safer and environmentally sustainable batteries to the electric vehicle, grid storage and industrial markets via licensing to global manufacturers. Previously, Dr. Lampe-Onnerud served as Founder, Chief Executive Officer and International Chairman of Boston-Power, Inc. from 2004-2011, where she grew the company into a global organization backed by more than $360 million in investment. She held an executive position at Bridgewater Associates and was a partner at Arthur D. Little. She has been named a two-time Technology Pioneer by the World Economic Forum and is a member of the Royal Swedish Academy of Sciences. Dr. Lampe-Onnerud holds a Ph.D. in inorganic chemistry from Uppsala University in Sweden, and conducted post-doctoral work at MIT in Cambridge, Massachusetts.

	SKILLS AND QUALIFICATIONS INCLUDE: ■ Executive Leadership ■ Extensive Technological Knowledge ■ Extensive Energy Project Finance and Structuring Experience ■ Extensive Energy Industry Experience	PRINCIPAL OCCUPATION: ■ Founder and Chief Executive Officer of Cadenza Innovation, Inc.

FUELCELL ENERGY, INC. | PROXY STATEMENT 9

NATICA VON ALTHANN
Age 68 Director since: 2015 INDEPENDENT

BIOGRAPHY:

Ms. von Althann has served as a Director of PPL Corporation, one of the largest investor-owned utilities in the U.S. with approximately 18,000 megawatts of power generation, since December 1, 2009 and as a Director of TD Bank US Holding Company and its two bank subsidiaries, TD Bank, N.A. and TD Bank USA, N.A. since 2009. She was a founding partner of C&A Advisors, a consulting firm for financial services and risk management from 2009 to 2013, following her retirement in 2008 as the Senior Credit Risk Management Executive for Bank of America and Chief Credit Officer of U.S. Trust, an investment management company owned by Bank of America. Previously, she spent 26 years with Citigroup in various leadership roles, including Division Executive – Latin America for the Citigroup Private Bank, Managing Director and Global Retail Industry Head, and Managing Director and co-head of the U.S. Telecommunications – Technology group for Citicorp Securities.

SKILLS AND QUALIFICATIONS INCLUDE:

■ Board and Executive Level Leadership Experience

■ High Level of Banking and Financial Expertise

■ Broad International Exposure

■ Risk Management / Oversight

■ Exposure to Energy and Utility Sectors

■ Strong Focus on Strategy Development and Implementation

PRINCIPAL OCCUPATION: ■ Former Financial Executive at Bank of America and Citigroup

A summary of the attributes of each of our Director nominees follows.

Arthur A. Bottone	James H. England	Jason B. Few	Matthew F. Hilzinger	Christina Lampe-Onnerud	Natica von Althann
Qualifications and Attributes						
Accounting/Auditing		X		X		X
Business Operations	X	X	X	X	X	X
Capital Management	X	X	X	X		X
Corporate Governance Leadership	X		X			
Cybersecurity			X			
Financial Expertise/Literacy		X		X		X
Independence		X	X	X	X	X
Industry Experience	X	X	X	X	X	X
International	X	X	X	X	X	X
Investment Markets	X		X			X
Other Recent Public Board Experience		X	X	X		
Public Company Executive Experience	X	X	X	X	X	X
Regulatory Risk Management				X		X
Technology	X		X		X	
Demographic Background*						
Tenure (Years)	8	11	<1	4	<1	4
Age (Years)	58	72	52	56	52	68
Gender (Male/Female)	M	M	M	M	F	F
Race/Ethnicity						
African American/Black			X			
Hispanic/Latino						X
Caucasian/White	X	X		X	X

*Tenure and age as of the 2019 Annual Meeting

FUELCELL ENERGY, INC. | PROXY STATEMENT 10

CORPORATE GOVERNANCE

THE ROLE OF THE BOARD

The business affairs of the Company are managed by and under the direction of the Board. The Board and committees of the Board regularly engage with senior management to ensure management accountability, review management succession planning, review and approve the Company’s strategy and mission, execute the Company’s financial and strategic goals, oversee risk management and review and approve executive compensation.

BOARD LEADERSHIP STRUCTURE

The Board regularly evaluates its leadership structure in order to ensure that the Company effectively represents the interests of its stockholders. Our amended and restated by-laws provide the Board flexibility in determining its leadership structure. Currently, the Board maintains separate roles for the CEO and the Chairman of the Board. The Company’s President and CEO (Mr. Arthur A. Bottone) is responsible for the general supervision of the affairs of the Company and is accountable for achieving the Company’s strategic goals. The Board’s independent Chairman (Mr. James H. England) serves as the principal representative of the Board and as such, presides at all Board meetings. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time because it allows Mr. Bottone to focus on operating and managing our company, while Mr. England focuses on the leadership of the Board and other strategic business activities. We believe that our governance practices ensure that skilled and experienced independent directors provide independent leadership. Our Board also periodically evaluates our leadership structure to determine if it remains in our best interests based on circumstances existing at the time. In evaluating our leadership structure, our Board seeks to implement a leadership structure that will allow the Board to effectively carry out its responsibilities and best represent our stockholders’ interests, and considers various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.

BOARD REFRESHMENT AND COMPOSITION

The Board understands the importance of adding diverse, experienced talent to the Board in order to establish an array of experience and strategic views. The Nominating and Corporate Governance Committee adheres to vigorous board refreshment efforts by thoroughly evaluating the backgrounds of potential Board candidates in addition to regularly assessing the contributions and qualifications of current Directors, to ensure that the composition of the Board and each of its committees encompasses a wide range of perspectives and knowledge. The Nominating and Corporate Governance Committee routinely looks for candidates with skill sets that are relevant to the Company and align with our business strategy and goals.

Since 2015, we have added four new, currently serving, Directors to the Board, bringing an expansive mix of expertise, diversity and insight to the Board and its committees. We believe that this is a healthy level of turnover to ensure fresh views and new perspective balanced with the continuity and stability of our experienced Directors. We believe we have a healthy mix of longer-serving Directors and those that are newer to our Board. Our six Director nominees have an average of 4.7 years of service on our Board as of the date of the Annual Meeting.

One third of our Director nominees are women and one third of our Director nominees are ethnically diverse.

As part of the Company’s commitment to good corporate governance practices and principles and in furtherance of Board refreshment initiatives, in 2018, the Board adopted a mandatory director retirement age of 75 and set a director term limit of 12 years, subject to certain exceptions necessary to ensure an orderly transition of Board members and leadership positions.

DIRECTOR ORIENTATION

As part of our Director orientation process, each new Director is provided with orientation materials and a tour of the Company’s manufacturing facility.

FUELCELL ENERGY, INC. | PROXY STATEMENT 11

MAJORITY VOTING STANDARD IN DIRECTOR ELECTIONS

In 2016, the Board approved an amendment to the Company’s by-laws to, among other changes, adopt a majority voting standard in uncontested Director elections, providing that each Director shall be elected by a majority of votes cast. Under our amended and restated by-laws, a majority of the votes cast standard requires that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director’s election. “Abstentions” and “broker non-votes” are not counted as votes cast with respect to a Director’s election.

In addition, following certification of the stockholder vote in an uncontested election, if any incumbent Director receives a greater number of votes “against” his or her election than votes “for” his or her election, the Director shall promptly tender his or her resignation to the Chairman of the Board. The Nominating and Corporate Governance Committee shall promptly consider such resignation and recommend to the Board whether to accept the tendered resignation or reject it. In deciding upon its recommendation, the Nominating and Corporate Governance Committee shall consider all relevant factors including, without limitation, the length of service and qualifications of the Director and the Director’s contributions to the Company and the Board.

CONTINUING EDUCATION AND SELF-EVALUATION

The Board believes that continuing education by the Board and management is critical to supporting the Company’s commitment to enhancing its corporate governance practices. The Board and management are therefore regularly updated on corporate governance matters, including industry and regulatory developments, strategies, operations and external trends and other topics of importance. In addition, in 2018, the Board adopted a policy requiring mandatory participation in an accredited director education program. New directors are required to complete a minimum of four hours of accredited director education within the first 180 days of election to the Board and all directors are required to complete four hours of accredited director education per fiscal year.

As part of the Board’s commitment to improve its performance and effectiveness, self-assessments of the Board and each of its committees are conducted annually. Results of these self-assessments are reviewed by the Nominating and Corporate Governance Committee and the full Board. In 2016, the Board added individual Director self-assessments to the self-assessment process in an effort to assess individual Director effectiveness and his or her contribution to the Board. Results of these individual Director self-assessments are also reviewed by the Nominating and Corporate Governance Committee and the full Board.

CORPORATE GOVERNANCE PRINCIPLES

The Board has adopted Corporate Governance Principles (the “Principles”) which provide the structure for the governance and best practices of the Company, in accordance with applicable statutory and regulatory requirements. The Company is committed to the highest standards of business conduct and integrity in its relationships with employees, customers, suppliers and stockholders. The Principles are reviewed annually by the Nominating and Corporate Governance Committee and updated as needed. The Corporate Governance Principles can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com.

CODE OF ETHICS

The Company is committed to high standards of ethical, moral and legal business conduct and to the timely identification and resolution of all such issues that may adversely affect the Company or its customers, employees or stockholders.

The Board has adopted a Code of Ethics (the “Code of Ethics”), which applies to the Board, the named executive officers (“NEOs”), and all employees. The Code of Ethics provides a statement of certain fundamental principles and key policies and procedures that govern the conduct of the Company’s business. The Code of Ethics covers all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. As required by the Sarbanes-Oxley Act of 2002, our Audit and Finance Committee has procedures to receive, retain, investigate and resolve complaints received regarding our accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code of Ethics can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com.

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WHISTLEBLOWER POLICY

The Company’s Whistleblower Policy covers reporting of suspected misconduct, illegal activities or fraud, including questionable accounting, financial control and auditing matters, federal securities violations or other violations of federal and state laws or of the Company’s Code of Ethics.

We have established a written protocol with a third party vendor to ensure that all complaints received will be reported directly to the Company’s General Counsel and Vice President, Human Resources, who investigate and report as necessary directly to the Audit and Finance Committee of the Board.

The third party vendor offers anonymity to whistleblowers and assures those who identify themselves that their confidentiality will be maintained, to the extent possible, within the limits proscribed by law. No attempt will be made to identify a whistleblower who requests anonymity.

ANTI-HEDGING POLICY

Under the terms of the Company’s Insider Trading Policy, all key employees, including but not limited to the NEOs and Directors, are prohibited from engaging in any hedging transaction involving shares of the Company’s securities or the securities of the Company’s competitors, such as a put, call or short sale.

COMPENSATION RECOVERY POLICY

The Company has adopted an Executive Compensation Recovery Policy that allows the Board to seek recovery of any erroneously paid incentive compensation made to any current or former executive officer of the Company in the event of an accounting restatement that results in a recalculation of a financial metric applicable to an award if, in the opinion of the Board, such restatement is due to the misconduct by one or more of any current or former executive officers. The amount subject to recoupment will, at a minimum, be equal to the difference between what the executive received and what he or she would have received under the corrected financial metrics over the three-year period prior to the restatement. Under the policy, the Board will review all performance-based compensation awarded to or earned by the executive officer on the basis of performance during fiscal periods materially affected by the restatement. If, in the opinion of the Board, the Company’s financial results require restatement due to the misconduct by one or more of any current or former executive officers, the Board may seek recovery of all performance-based compensation awarded to or earned by the executive officer during fiscal periods materially affected by the restatement, to the extent permitted by applicable law.

The Executive Compensation Recovery Policy can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com.

STOCK OWNERSHIP GUIDELINES AND HOLDING REQUIREMENTS

In 2018, the Company increased its minimum stock ownership guidelines applicable to each of its non-employee independent Directors and NEOs. The increase represents a six-fold increase in the prior minimum stock ownership guidelines. Our new stock ownership guidelines are based on a fixed number of shares, as shown in the table below:

Position	Ownership Guideline
President and Chief Executive Officer	At least 150,000 shares
All Other Section 16 Executive Officers	At least 75,000 shares
Non-Employee Independent Directors	At least 25,000 shares

Executives subject to the guidelines must meet the ownership requirement within five years from the date they are appointed to a Section 16 Executive Officer position. The non-employee independent Directors are expected to achieve target ownership levels within five years of commencement of service as a Director. For purposes of meeting the applicable ownership guidelines, the following shares and awards may be counted:

■	FuelCell Energy common stock owned (i) directly by the executive officer or Director or his or her spouse, (ii) jointly by the executive officer or Director or his or her spouse, and (iii) indirectly by a trust, partnership, limited liability company or other entity for the benefit of the executive officer or Director or his or her spouse;

FUELCELL ENERGY, INC. | PROXY STATEMENT 13

■	100% of restricted stock and restricted stock unit awards (vested and unvested) issued under the Company’s equity incentive plans;

■	100% of common stock issued under the Company’s Employee Stock Purchase Plan;

■	100% of unexercised Stock Options (vested and unvested) issued under the Company’s equity incentive plans; and

■	100% of deferred stock units issued under the Company’s Directors Deferred Compensation Plan.

Executive officers and Directors must maintain at least 50% of the stock received from equity awards (on a shares issued basis) until the specified minimum ownership requirement level is achieved.

Once the stock ownership guideline has been achieved, executive officers will be required to maintain stock holding requirements for the duration of their employment with the Company and for Directors, until their cessation of service on the Board.

RISK OVERSIGHT

The Board has overall responsibility for the oversight of risk management at our Company. Day to day risk management is the responsibility of management, which has implemented processes to identify, assess, manage and monitor risks that face our Company. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees. The Nominating and Corporate Governance Committee oversees risks related to corporate governance. The Audit and Finance Committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and enterprise risk management. The Audit and Finance Committee oversees the risk assessment and review of the financial internal controls environment and financial statement reporting compliance. The Audit and Finance Committee also considers financial risk management including risks relating to liquidity, access to capital and macroeconomic trends and risks. The Compensation Committee assists our Board in overseeing the management of risks arising from our compensation policies, and programs related to assessment, selection, succession planning, training and development of executives of the Company. Each of the Board committees reviews these risks and then discusses the process and results with the full Board.

COMMUNICATING WITH DIRECTORS

The Company has established a process by which stockholders or other interested parties can communicate with the Board or any of the Company’s individual Directors, by sending their communications to the following address:

FuelCell Energy, Inc. Board of Directors
c/o Corporate Secretary
3 Great Pasture Road
Danbury, CT 06810

Alternatively, communications can be submitted electronically via the Company website at www.fuelcellenergy.com.

Stockholder communications received by the Company’s Corporate Secretary will be delivered to one or more members of the Board or, in the case of communications sent to an individual Director, to such Director.

BOARD OF DIRECTORS AND COMMITTEES

INDEPENDENT DIRECTORS AND MEETING ATTENDANCE

The Board currently consists of eight directors – Arthur A. Bottone, James H. England, Jason B. Few, Matthew F. Hilzinger, Christina Lampe-Onnerud, John A. Rolls, Christopher S. Sotos, and Natica von Althann. Mr. Rolls has elected to retire from the Board and therefore is not standing for re-election at the Annual Meeting, and Mr. Sotos has elected not to stand for re-election at the Annual Meeting. Accordingly, the size of the Board will be decreased to six Directors standing for election at the Annual Meeting.

FUELCELL ENERGY, INC. | PROXY STATEMENT 14

The Board has determined that the following five of the six Director nominees are independent Directors, in accordance with the director independence standards of the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, including Nasdaq Rule 5605(a)(2): James H. England, Jason B. Few, Matthew F. Hilzinger, Christina Lampe-Onnerud, and Natica von Althann. The Board has also determined that John A. Rolls, who served on the Board through fiscal 2018 but has elected to retire from the Board and is not standing for re-election at the Annual Meeting, is an independent Director in accordance with the director independence standards of the SEC and the Nasdaq Stock Market, including Nasdaq Rule 5605(a)(2). Christopher S. Sotos, who served as a member of the Board during fiscal 2018 and has elected not to stand for re-election at the Annual Meeting, is not an independent Director under the director independence standards of the SEC and the Nasdaq Stock Market. Finally, the Board previously determined that Secretary Togo Dennis West, Jr., who served on the Board during early fiscal 2018, was an independent Director in accordance with the director independence standards of the SEC and the Nasdaq Stock Market, including Nasdaq Rule 5605(a)(2).

The Board and its committees meet regularly to review and discuss the Company’s progress, strategy and business. The Board meets regularly with management and outside advisors. The independent Directors also hold regular executive sessions without Mr. Bottone or other members of management. Board members are also kept apprised of Company progress and issues that arise between Board meetings.

All Directors serving at the time of the Company’s 2018 Annual Meeting were in attendance at the meeting, with the exception of Mr. England, who attended the Board meeting on the same day, but not the 2018 Annual Meeting. Regular attendance at Board meetings and annual stockholder meetings by each Board member is expected. The Board held 10 meetings in fiscal 2018. Each Director serving during fiscal 2018 attended more than 75% of the total number of Board and, if a Director served on a committee, committee meetings held during fiscal 2018.

BOARD COMMITTEES

The Board has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee. These committees assist the Board in performing its responsibilities and making informed decisions.

The table below identifies the current members of these four standing committees:

Director	Audit and Finance	Compensation	Executive	Nominating and Corporate Governance
Arthur A. Bottone
James H. England (Chairman of the Board)
Jason B. Few
Matthew F. Hilzinger
Christina Lampe-Onnerud
John A. Rolls(1)
Christopher S. Sotos(2)
Natica von Althann

(1) Mr. Rolls has elected to retire from the Board and is therefore not standing for re-election to the Board at the Annual Meeting.

(2) Mr. Sotos is a non-independent Director and therefore does not serve on any standing committees. Mr. Sotos has elected not to stand for re-election to the Board at the Annual Meeting.

The Board believes it is more effective for the Board, as a whole, to monitor and oversee the Company’s government affairs strategy and initiatives, including federal and state legislative and regulatory proceedings, in addition to monitoring the Company’s ongoing relations with government agencies.

FUELCELL ENERGY, INC. | PROXY STATEMENT 15

Audit and Finance Committee

■  Current Members: Matthew F. Hilzinger, James H. England, Jason B. Few and Natica von Althann

Current Chair: Matthew F. Hilzinger

Our Committee structure changed on November 8, 2018 with the election of Mr. Few and Dr. Lampe-Onnerud as Directors. The members of the Audit and Finance Committee in fiscal 2018 were James H. England, Matthew F. Hilzinger, John A. Rolls, and Natica von Althann. Mr. Hilzinger was Chair of the Audit and Finance Committee throughout fiscal 2018.

Each of the current and fiscal 2018 Audit and Finance Committee members satisfies the definition of independent director and is financially literate under the applicable Nasdaq and SEC rules. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board has designated Mr. Hilzinger and Mr. England as the Audit and Finance Committee’s “Audit Committee Financial Experts.”

The Audit and Finance Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls, and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company’s independent auditors, the performance of the Company’s service firm used to assist management in its assessment of internal controls, and effectiveness of the Company’s financial risk management. The Audit and Finance Committee routinely holds executive sessions with the Company’s independent registered public accounting firm without the presence of management.

Responsibilities of the Audit and Finance Committee include:

■  Overseeing management’s conduct of the Company’s financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and reviewing the Company’s systems of internal accounting and financial controls;

■  Overseeing the Company’s independent auditors’ qualifications and independence and the audit and non-audit services provided to the Company;

■  Overseeing the performance of the Company’s independent auditors as well as parties engaged to assist the Company with its assessment of internal controls;

■  Reviewing potential financing proposals and referring them to the Board as necessary; and

■  Overseeing the Company’s analysis and mitigation strategies for enterprise risk (reporting any findings to the Board as necessary).

The Audit and Finance Committee held 10 meetings during fiscal 2018. The complete Audit and Finance Committee charter can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com. The Audit and Finance Committee’s report appears on page 44 of this Proxy Statement.

Compensation Committee

■  Current Members: Jason B. Few, Matthew F. Hilzinger, Christina Lampe-Onnerud and John A. Rolls

Current Chair: Matthew F. Hilzinger

Our Committee structure changed on November 8, 2018 with the election of Mr. Few and Dr. Lampe-Onnerud as Directors. The members of the Compensation Committee in fiscal 2018 were James H. England, Matthew F. Hilzinger, Togo D. West, Jr., and Natica von Althann. Mr. England was Chair of the Compensation Committee throughout fiscal 2018, prior to his election as Chairman of the Board.

Each of the current and fiscal 2018 Compensation Committee members is an independent Director under applicable Nasdaq and SEC rules, and the Compensation Committee is governed by a Board-approved charter stating its responsibilities. Members of the Compensation Committee are appointed by the Board.

The Compensation Committee is responsible for reviewing and approving the compensation plans, policies and programs of the Company to compensate the officers and Directors in a reasonable and cost-effective manner.

The Compensation Committee’s overall objectives are to ensure the attraction and retention of superior talent, to motivate the performance of the executive officers in the achievement of the Company’s business objectives and to align the interests of the officers and Directors with the long-term interests of the Company’s stockholders. To that end, it is the responsibility of the Compensation Committee to develop, approve and periodically review a general compensation policy and salary structure for executive officers of the Company, which considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate.

FUELCELL ENERGY, INC. | PROXY STATEMENT 16

Responsibilities of the Compensation Committee include:

■  Reviewing and recommending for approval by the independent Directors of the Board the compensation (salary, bonus and other incentive compensation) of the Chief Executive Officer of the Company;

■  Reviewing and approving the compensation (salary, bonus and other incentive compensation) of the other executive officers of the Company;

■  Reviewing and approving milestones and strategic initiatives relevant to the compensation of executive officers of the Company and evaluating performance in light of those goals and objectives;

■  Reviewing and approving all employment, retention and severance agreements for executive officers of the Company; and

■  Reviewing the management succession program for the Chief Executive Officer, the NEOs and selected executives of the Company.

The Compensation Committee acts on behalf of the Board in administering compensation plans approved by the Board in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, the review of performance goals established before the start of the relevant plan year, and the determination of performance compared to the goals at the end of the plan year). The Committee reviews and makes recommendations to the Board with respect to new compensation incentive plans and equity-based plans; reviews and recommends the compensation (annual retainer, committee fees and other compensation) of the Directors to the full Board for approval; and reviews and makes recommendations to the Board on changes in major benefit programs of the Company. Compensation Committee agendas are established in consultation with the committee chair. The Compensation Committee meets in executive session at each Committee meeting.

The Compensation Committee held 7 meetings during fiscal 2018. The complete Compensation Committee charter can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com. The Compensation Committee’s report appears on page 21 of this Proxy Statement.

Executive Committee

■  Current Members: Arthur A. Bottone, James H. England and John A. Rolls

Current Chair: Arthur A. Bottone

During the intervals between Board meetings, the Executive Committee has and may exercise all the powers of the Board in the management of the business and affairs of the Company, in such manner as the Committee deems in the best interests of the Company, in all cases in which specific instructions have not been given by the Board. Mr. England and Mr. Rolls are independent directors under applicable Nasdaq rules. The current members of the Executive Committee were also members of the Executive Committee in fiscal 2018. Togo D. West was also a member of the Executive Committee in fiscal 2018.

Nominating and Corporate Governance Committee

■  Current Members: Natica von Althann, Matthew F. Hilzinger, John A. Rolls and Christina Lampe-Onnnerud

Current Chair: Natica von Althann

Our Committee structure changed on November 8, 2018 with the election of Mr. Few and Dr. Lampe-Onnerud as Directors. The members of the Nominating and Corporate Governance Committee in fiscal 2018 were Matthew F. Hilzinger, John A. Rolls and Natica von Althann. Ms. von Althann was Chair of the Compensation Committee throughout fiscal 2018.

The current and fiscal 2018 members of the Nominating and Corporate Governance Committee are all independent directors under applicable Nasdaq rules. Members of the Nominating and Corporate Governance Committee are appointed by the Board.

Responsibilities of the Nominating and Corporate Governance Committee include:

■  Identifying individuals qualified to become members of the Board and recommending the persons to be nominated by the Board for election as Directors at the annual meeting of stockholders or elected as Directors to fill vacancies;

■  Reviewing the Company’s corporate governance principles, assessing and recommending to the Board any changes deemed appropriate;

■  Periodically reviewing, discussing and assessing the performance of the Board and the committees of the Board;

FUELCELL ENERGY, INC. | PROXY STATEMENT 17

■  Reviewing the Board’s committee structure and making recommendations to the full Board concerning the number and responsibilities of Board committees and committee assignments; and

■  Periodically reviewing and reporting to the Board any questions of possible conflicts of interest or related party transactions involving Board members or members of senior management of the Company.

The Nominating and Corporate Governance Committee will consider nominees for the Board recommended by stockholders. Nominations by stockholders must be in writing, and must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock.

Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as Director if elected. All recommendations for nomination received by the Corporate Secretary that satisfy our amended and restated by-law requirements relating to such Director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our amended and restated by-laws. Nominations must be delivered to the Nominating and Corporate Governance Committee at the following address:

Nominating and Corporate Governance Committee

FuelCell Energy, Inc.

Office of the Corporate Secretary

3 Great Pasture Road

Danbury, CT 06810

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for Director to the Board for election (without regard to whether a nominee has been recommended by stockholders). In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all Director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge or experience, ability to work collegially with the other members of the Board and ability to satisfy any applicable legal requirements or listing standards. The Nominating and Corporate Governance Committee is committed to actively seeking highly qualified individuals, and requires a diverse candidate pool, including individuals of diverse gender and ethnicity, from which Board nominees are selected. In identifying prospective Director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as Directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering Director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent Directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In fiscal 2018, the Nominating and Corporate Governance Committee retained the services of Egon Zhender to assist it in identifying qualified candidates to serve on the Board and vetting those candidates in accordance with the qualifications and attributes sought by the Committee. Egon Zhender identified and proposed Jason B. Few and Christina Lampe-Onnerud, both of whom were elected to the Board in November 2018.

In connection with its annual recommendation of a slate of Director nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those Directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

The Nominating and Corporate Governance Committee held 6 meetings during fiscal 2018. The complete Nominating and Corporate Governance Committee charter, which includes the general criteria for nomination as a Director, can be found in the Corporate Governance subsection of the section entitled “Investors” on our website at www.fuelcellenergy.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended October 31, 2018. During the fiscal year ended October 31, 2018, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our Board of Directors or our Compensation Committee. During the fiscal year ended October 31, 2018, no member of the Compensation Committee other than Mr. James H. England had a relationship with the Company that required disclosure under Item 404 of Regulation S-K.

FUELCELL ENERGY, INC. | PROXY STATEMENT 18

NASDAQ LISTING RULES – COMPENSATION COMMITTEE MEMBERS

Upon assessing the independence of the Compensation Committee members in accordance with the Nasdaq Listing Rules, the Board has determined that each Compensation Committee member satisfies the following independence criteria, in addition to qualifying as an independent director under Nasdaq Rule 5605(a)(2):

■	No Compensation Committee member has received compensation from the Company for any consulting or advisory services nor has any Compensation Committee member received any other compensatory fees paid by the Company (other than Directors’ fees); and

■	No Compensation Committee member has an affiliate relationship with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

NASDAQ LISTING RULES – COMPENSATION COMMITTEE ADVISOR

Upon assessing the independence of, and any potential conflicts of interest of, the Company’s Compensation Advisor, Compensia, Inc. (the “Advisor”), in accordance with the Nasdaq Listing Rules, the Compensation Committee has determined that the Advisor satisfies the following independence criteria:

■	The Advisor has not provided, in the last completed fiscal year ended October 31, 2018 or any subsequent interim period, any services to the Company or its affiliated companies, other than the Advisor’s work as a compensation advisor to the Company’s Compensation Committee;

■	Less than 1% of the Advisor’s total revenue was derived from fees paid by the Company in the last completed fiscal year ended October 31, 2018 and any subsequent interim period for work on behalf of the Company’s Compensation Committee;

■	The Advisor has implemented policies and procedures designed to prevent conflicts of interest;

■	Neither the Advisor nor any of its employees or their spouses has any business or personal relationships with any members of the Company’s Compensation Committee or any of the Company’s executive officers;

■	Neither the Advisor nor any of its employees or their immediate family members currently own any Company securities (other than through a mutual fund or similar externally-managed investment vehicle); and

■	The Advisor is unaware of any relationship not identified in the statements above that could create an actual or potential conflict of interest with the Company or its affiliated entities, any members of the Company’s Compensation Committee or any of the Company’s executive officers.
FUELCELL ENERGY, INC. | PROXY STATEMENT 19

BIOGRAPHIES OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

MICHAEL S. BISHOP
Age 51

Mr. Bishop was appointed Senior Vice President, Chief Financial Officer, and Treasurer in June 2011. He has more than 20 years of experience in financial operations and management with public high growth technology companies with a focus on capital raising, project finance, debt/treasury management, investor relations, strategic planning, internal controls, and organizational development. Since joining the Company in 2003, Mr. Bishop has held a succession of financial leadership roles including Assistant Controller, Corporate Controller and Vice President and Controller. Prior to joining FuelCell Energy, Mr. Bishop held finance and accounting positions at TranSwitch Corporation, Cyberian Outpost, Inc. and United Technologies, Inc. He is a certified public accountant and began his professional career at McGladrey and Pullen, LLP. Mr. Bishop also served four years in the United States Marine Corps.

Mr. Bishop received a Bachelor of Science in Accounting from Boston University in 1993 and a MBA from the University of Connecticut in 1999.

PRINCIPAL OCCUPATION:

■ Senior Vice President, Chief Financial Officer and Treasurer

JENNIFER D. ARASIMOWICZ
Age 47

Ms. Arasimowicz was appointed Senior Vice President, General Counsel and Corporate Secretary in April 2017. In this position, Ms. Arasimowicz, a licensed attorney in Connecticut, New York and Massachusetts, is the chief legal officer and chief compliance officer of the Company, having responsibility for oversight of all of the Company’s legal and government affairs, and providing leadership in all aspects of the Company’s business, including compliance, corporate governance and board activities. Ms. Arasimowicz joined the Company in 2012 as Associate Counsel and was promoted to Vice President in 2014. Prior to joining the Company, Ms. Arasimowicz served as General Counsel of Total Energy Corporation, a New York based diversified energy products and services company providing a broad range of specialized services to utilities and industrial companies. Previously, Ms. Arasimowicz was a partner at Shipman & Goodwin, LLP in Hartford, Connecticut chairing the Utility Law Practice Group and began her legal career as an associate at Murtha Cullina, LLP.

Ms. Arasimowicz earned her Juris Doctor at Boston University School of Law and holds a bachelor’s degree in English from Boston University.

PRINCIPAL OCCUPATION:

■ Senior Vice President, General Counsel and Corporate Secretary

ANTHONY F. RAUSEO
Age 59

Mr. Rauseo was appointed Senior Vice President and Chief Operating Officer in July 2010. In this position, Mr. Rauseo has responsibility for closely integrating the manufacturing operations with the supply chain, product development and quality initiatives. Mr. Rauseo is an organizational leader with a strong record of achievement in product development, business development, manufacturing, operations, and customer support. Mr. Rauseo joined the Company in 2005 as Vice President of Engineering and Chief Engineer. Prior to joining the Company, Mr. Rauseo held a variety of key management positions in manufacturing, quality and engineering including five years with CiDRA Corporation. Prior to joining CiDRA, Mr. Rauseo was with Pratt and Whitney for 17 years where he held various leadership positions in product development, production and customer support of aircraft turbines.

Mr. Rauseo received a Bachelor of Science in Mechanical Engineering from Rutgers University in 1983 and a Masters of Science in Mechanical Engineering from Rensselaer Polytechnic Institute in 1987.

PRINCIPAL OCCUPATION:

■ Senior Vice President and Chief Operating Officer

FUELCELL ENERGY, INC. | PROXY STATEMENT 20

EXECUTIVE COMPENSATION

TABLE OF CONTENTS

COMPENSATION COMMITTEE REPORT	21

COMPENSATION DISCUSSION AND ANALYSIS	21

FISCAL 2018 SUMMARY COMPENSATION TABLE	31

FISCAL 2018 GRANTS OF PLAN-BASED AWARDS TABLE	32

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END TABLE	33

FISCAL 2018 OPTION EXERCISES AND STOCK VESTED TABLE	33

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for its fiscal year ended October 31, 2018 and included in the Company’s 2019 Proxy Statement filed in connection with the Company’s 2019 Annual Meeting of Stockholders.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Matthew F. Hilzinger (Chair)

Jason B. Few

Christina Lampe-Onnnerud

John A. Rolls

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION AND SUMMARY

This Compensation Discussion and Analysis describes the philosophy and objectives of the executive compensation program underlying the compensation which is reported in the executive compensation tables included in this Proxy Statement for the following executive officers (the “NEOs” or “named executive officers”):

ARTHUR A. BOTTONE	President and Chief Executive Officer (the “CEO”);

MICHAEL S. BISHOP	Senior Vice President, Chief Financial Officer and Treasurer (the “CFO”);

JENNIFER D. ARASIMOWICZ	Senior Vice President, General Counsel and Corporate Secretary (the “GC”); and

ANTHONY F. RAUSEO	Senior Vice President and Chief Operating Officer (the “COO”).

The total compensation of each NEO is reported in the Fiscal 2018 Summary Compensation Table presented on page 31 of this Proxy Statement. The individuals identified above as our NEOs are all of our executive officers, which is why we only provide compensation-related disclosure with respect to our CEO, CFO and next two most highly compensated executive officers.

Our compensation program is intended to motivate and incentivize our NEOs to achieve our corporate objectives and increase stockholder value. The Compensation Committee continues to evaluate how best to structure our compensation programs to ensure that our executives are being appropriately and competitively compensated while also maintaining compensation levels commensurate with our business performance.

FUELCELL ENERGY, INC. | PROXY STATEMENT 21

During fiscal 2018, we continued to progress toward sustainable profitability with the development of our generation portfolio. We recognize that there is still more work to be done in order to reach our full potential. Fiscal 2018 was focused on the continued advancement of our business plan. Despite challenging industry and market conditions, our executives capitalized on opportunities and achieved favorable results on a number of important business initiatives, including but not limited to:

■    Lobbying for the restoration of the federal investment tax credit for stationary fuel cells and expansion of the carbon sequestration credit;

■    Delivery, commissioning and operation of the 20 MW KOSPO project in Incheon, South Korea; and

■    Award of 22.2 MW of projects in the Connecticut Department of Energy and Environmental Protection competitive solicitation.

THE 2018 SAY-ON-PAY VOTE AND COMPENSATION HIGHLIGHTS

Our Compensation Committee pays close attention to the views of our stockholders when making determinations regarding executive compensation. At our 2018 Annual Meeting, only 65.57% of the votes cast on the advisory proposal regarding the compensation of our named executive officers were voted in favor of our 2018 executive compensation program. Although the stockholders approved the compensation program, we are concerned with the declining level of stockholder support for our executive compensation program. As we did with our corporate governance policies and practices, we undertook an evaluation of our executive compensation programs and practices to ensure that those programs and practices were, in fact, aligned with our business goals and the interests of our stockholders.

We believe that our continued efforts to grow our business, enhance liquidity, improve margins and grow revenue are positioning us to achieve sustainable profitability. Nevertheless, we understand stockholder discontent regarding our current stock price and financial performance. It is important to note that, although our NEOs delivered on a number of opportunities and strategic initiatives as outlined above, in light of our stock performance during the year, the Compensation Committee did not approve any cash bonuses for fiscal 2018.

As part of our review of our executive compensation program in fiscal 2018, we implemented a six-fold increase in our minimum stock ownership guidelines and made modifications to our peer group, both as discussed further below. The Compensation Committee is also considering additional ways to redesign some of the features of our executive compensation program for the future.

We are also endeavoring in this Proxy Statement to clarify certain elements of our executive compensation program so that our stockholders can better understand the reported versus realizable total compensation of our executives, how our current compensation program is structured, and why our compensation program is appropriate for our Company. In looking at these types of programs among our peer group companies (which are listed below under the heading “Competitive Positioning”), only 30% of our peer group companies grant performance-based shares, while 60% of our peer group companies grant restricted stock in line with the Company’s compensation program. The Compensation Committee hopes that our stockholders will consider these factors, as well as the positive momentum of our business and the attributes of our compensation program, when casting “say-on-pay” votes at the Annual Meeting.

The Compensation Committee will continue to consider the results of annual stockholder advisory votes on executive compensation in its ongoing evaluation of our programs and practices.

During fiscal 2018, we enhanced or maintained the following compensation-related governance policies and practices, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests.

What We Do:

■	Maintain an Independent Compensation Committee – Our Compensation Committee consists solely of independent directors who establish our compensation practices.

■	Retain an Independent Compensation Advisor – Our Compensation Committee has engaged its own compensation consultant to provide information, analysis, and other advice on executive compensation independent of management.

■	Annual Executive Compensation Review – At least once a year, our Board conducts a review of our compensation strategy.

■	Compensation At-Risk – Our executive compensation program is designed so that a significant portion of our NEO’s compensation is “at risk” based on corporate performance, to align the interests of our NEOs and stockholders.

■	Stock Ownership Guidelines – We maintain minimum stock ownership guidelines and stock holding requirements applicable to the NEOs and the non-employee independent members of our Board. In December 2018, our Board approved a six-fold increase in the ownership guidelines; and, as of October 31, 2018, each of the NEOs satisfied the requirements of the minimum stock ownership policy.

■	Compensation Recovery (“Clawback”) Policy – We maintain an Executive Compensation Recovery Policy that enables our Board to seek recovery of any erroneously paid incentive compensation received by any current or former executive officer of the Company (who was actively employed as an executive officer of the Company on or after December 18, 2014, the date this policy was first adopted) in the event of an accounting restatement.

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■	Conduct an Annual Stockholder Advisory Vote on NEO Compensation – We conduct an annual stockholder advisory vote on the compensation of our NEOs. Our Board considers the results of this advisory vote during the course of its deliberations on NEO compensation.

■	Compensation-Related Risk Assessment – We conduct regular risk assessments of our compensation programs and practices.

■	“Double-Trigger” Change in Control Arrangements – We have established “double-trigger” change-in-control severance agreements with each of the NEOs, with a payment equal to two times base salary plus the average of the bonuses paid since the effective date of his employment agreement (for Mr. Bottone) and payments of one times base salary plus the average of the bonuses paid since their appointment as executive officers of the Company (for Messrs. Bishop and Rauseo and Ms. Arasimowicz).

What We Do Not Do:

■	No Guaranteed Bonuses – We do not provide guaranteed bonuses to our NEOs.

■	No Defined Benefit Retirement Plans – We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our NEOs other than arrangements that are available generally to all employees. Our NEOs are eligible to participate in our 401(k) retirement plan on the same basis as our other employees.

■	Prohibition on Hedging and Pledging – We maintain a policy that prohibits our employees, including our NEOs and members of the Board, from hedging or pledging any Company securities.

■	No Perquisites or Tax Gross-Ups – We do not offer our NEOs any perquisites, executive class benefits, or tax “gross-ups.”

■	No Stock Option Re-pricing – We do not permit options to purchase shares of our common stock to be repriced to a lower exercise price without the approval of our stockholders.

“REPORTED” VS. “REALIZABLE” SHARE-BASED COMPENSATION

Following the “say-on-pay” voting results at the 2018 Annual Meeting, we wanted to provide a clearer understanding of how our equity-based compensation as reported in our proxy statements compares to the value actually paid to our NEOs in subsequent years and how this compensation structure is designed to be performance-based. This is commonly referred to as “reported” versus “realizable” pay. Reported pay refers to the compensation value reported in the compensation tables required under Item 402 of Regulation S-K, which we calculate based on applicable SEC rules and guidance. Realizable pay refers to the value of compensation received by our NEOs as of the applicable vesting dates.

We believe that it is important for our stockholders to understand, in reviewing the compensation information provided in this Proxy Statement, that all annual cash bonus and equity compensation are performance-based. Annual cash bonuses are dependent on achievement of the Company’s pre-established milestones and strategic initiatives. For fiscal 2018, the Company did not achieve the specific milestones and strategic initiatives that were established under the 2018 Management Incentive Plan. As a result of the Company’s performance, the stock price and the financial condition of the Company at fiscal year-end, our Compensation Committee determined that cash bonuses for fiscal 2018 were not earned. Annual equity awards are reported in the compensation tables at grant date fair value, which is not necessarily the actual compensation received by the NEOs at vesting. If our stock price declines over time, the NEO will receive less than the grant date fair value reported for those awards.

The table below compares the grant date fair values as reported in the proxy statements for the 2016, 2017, and 2018 Annual Meetings of the Stockholders to the fair market value of the shares on the applicable vesting dates. To calculate these fair market values, we multiplied the number of shares vesting by the closing price of our common stock on the applicable vesting dates. For shares not yet vested, we multiplied the number of unvested shares by the closing price of our common stock on December 31, 2018.

Name	Grant Date	Quantity Granted	Reported Grant Date Value	Aggregate Value Realized on Vesting(1)	% change from reported value
ARTHUR A. BOTTONE	4/2/2015	43,373	$661,005	$110,613	-83%
	4/7/2016	102,640	$661,002	$117,035	-82%
	4/6/2017	330,500	$495,750	$319,593	-36%
	4/5/2018	308,989	$550,000	$170,098	-69%
	4/5/2018	100,000	$178,000	$55,050	-69%
	Total	885,502	$2,545,757	$772,389	-70%

FUELCELL ENERGY, INC. | PROXY STATEMENT 23

Name	Grant Date	Quantity Granted	Reported Grant Date Value	Aggregate Value Realized on Vesting(1)	% change from reported value
MICHAEL S. BISHOP	4/2/2015	16,405	$250,012	$41,834	-83%
	4/7/2016	54,348	$350,001	$61,970	-82%
	4/6/2017	175,000	$262,500	$169,225	-36%
	4/5/2018	168,539	$299,999	$92,781	-69%
	4/5/2018	100,000	$178,000	$55,050	-69%
	Total	514,292	$1,340,513	$420,860	-69%

JENNIFER D. ARASIMOWICZ	4/7/2016	9,473	$61,006	$12,746	-79%
	4/6/2017	200,000	$300,000	$176,364	-41%
	4/5/2018	168,539	$299,999	$92,781	-69%
	4/5/2018	100,000	$178,000	$55,050	-69%
	Total	478,012	$839,006	$336,940	-60%

ANTHONY F. RAUSEO	4/2/2015	16,405	$250,012	$41,834	-83%
	4/7/2016	54,348	$350,001	$61,970	-82%
	4/6/2017	175,000	$262,500	$169,225	-36%
	4/5/2018	168,539	$299,999	$92,781	-69%
	4/5/2018	100,000	$178,000	$55,050	-69%
	Total	514,292	$1,340,513	$420,860	-69%

(1)	Aggregate value realized on vesting assumes all unvested shares vested in full on December 31, 2018. Does not take into account shares tendered back to the Company to cover applicable tax withholdings.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Compensation Committee is responsible for developing and reviewing executive compensation plans, policies and practices consistent with our compensation philosophy. Our compensation philosophy is designed around certain key objectives:

■	Attract and Retain Top Executive Talent – We have designed our compensation program to be competitive and cost-effective, while allowing us to attract and retain executives critical to our long-term success.

■	Pay for Performance – Our compensation program aligns compensation with Company and individual performance on both a short-term and long-term basis.

■	Significant Portion of Pay is in the Form of Variable Compensation – We have aligned NEO compensation with stockholder interests by tying a significant portion of total direct compensation to the achievement of performance goals or stock price appreciation. With variable compensation, the NEO will not realize value unless performance goals are met or our stock price appreciates.

To achieve these objectives, our executive compensation program:

■	must be competitive with compensation paid by companies in the same or similar markets for executive talent;

■	rewards performance by linking compensation to Company performance and achievment of individual performance goals;

■	drives long-term stockholder returns by delivering a significant portion of NEO compensation in the form of equity compensation, the value of which is directly linked to our stock price;

■	aligns NEO and stockholder interests by requiring NEOs to own and hold our stock for a specified period of time;

■	provides no NEO perquisites;

■	is comprised of a “fixed” component, which consists of base salary, health and welfare benefits and contributions to the Company’s Section 401(k) Retirement Savings plan (the “401(k) Plan”), which benefits and contributions are the same as those offered to all other employees; and

■	has a “variable” component, which consists of an annual performance-based incentive award (the target amount of which is expressed as a percentage of base salary) and a long-term incentive award linked to individual and Company performance.

FUELCELL ENERGY, INC. | PROXY STATEMENT 24

COMPENSATION-SETTING PROCESS

The Compensation Committee reviews the base salary, target annual incentive award, long-term incentive award and target total direct compensation opportunity (which represents the sum of these three elements) for each of the NEOs annually. The CEO makes recommendations to the Compensation Committee for annual increases in base salary, the annual incentive award payments and long-term incentive awards for each of the NEOs (other than with respect to his own compensation). The Compensation Committee has the final authority to approve annual increases in base salary, annual incentive award payments and long-term equity incentive awards for the NEOs other than the CEO, whose compensation is approved by the independent members of our Board.

The Compensation Committee makes any necessary adjustments to base salaries effective in July of each year. More information regarding the fiscal 2018 base salary adjustments for the NEOs can be found on page 26 of this Proxy Statement.

Prior to the start of each fiscal year, the CEO develops operational milestones and strategic initiatives for the year for our salaried employees, including the NEOs. These operational milestones and strategic initiatives represent key performance objectives which are incorporated into the MIP, which is then submitted to the Compensation Committee for consideration and approval. After our fiscal year-end financial results are available, the annual incentive award pool for employees and individual annual incentive award payments for the NEOs for the just-completed fiscal year are approved by the Compensation Committee, except with respect to the CEO, whose annual incentive award payment is approved by the independent members of our Board.

The Compensation Committee formulates its compensation decisions for the NEOs with input from the CEO (other than with respect to his own compensation), considering such factors as each NEO’s professional experience, job scope, past performance, tenure and retention risk. The Compensation Committee also considers prior fiscal year adjustments to compensation, historical annual incentive award payments and long-term incentive awards. Finally, the Compensation Committee considers current market practices, based on its review of executive compensation data for comparable companies, as well as current compensation trends, to ensure that the compensation of the NEOs is both competitive and reasonable, while also maintaining compensation levels commensurate with our financial and stock performance.

Since 2010, the Compensation Committee has engaged Compensia, Inc., a national compensation consulting firm (the “Advisor”), to support its compensation planning activities. In fiscal 2018, the Advisor did not provide any other services to the Company and worked with management only on matters for which the Compensation Committee is responsible.

Based on its consideration of the various factors as set forth in the rules promulgated by the SEC and the Nasdaq Marketplace Rules, the Compensation Committee has determined that the work of the Advisor has not raised any conflict of interest.

COMPETITIVE POSITIONING

We periodically perform a competitive market analysis of our executive and Director compensation programs to ensure that the total compensation packages of our executive officers and the non-employee members of our Board are within a reasonably competitive range. In connection with its fiscal 2018 compensation actions and decisions, the Compensation Committee considered the competitive market analysis that was prepared by the Advisor in 2018, as described below.

COMPETITIVE MARKET ANALYSIS

In March 2018, the Advisor conducted a competitive market analysis that was used by the Compensation Committee in connection with its executive and non-employee Director compensation decisions for fiscal 2018. To develop an understanding of the competitive marketplace, the Compensation Committee reviewed the executive compensation practices of a group of publicly-traded companies (the “Peer Group”) based on compensation data gathered from publicly-available filings and as supplemented with additional data drawn from the Radford Global Technology Survey, based on data cuts for technology companies with revenues between $50 million and $200 million, and also between $200 million and $500 million.

The Advisor worked with the Compensation Committee to develop the Peer Group by screening an initial list of publicly-traded companies on the basis of industry focus, revenue, market capitalization, geographical location and revenue to market capitalization ratio. These companies were then narrowed by identifying companies whose revenue at the time ranged from approximately $35 million to $375 million compared to our trailing four fiscal quarters’ revenue of $96 million, and whose market capitalization ranged from approximately 0.2 to 5.8 times ($40 million to $650 million) our then-market capitalization of $123 million. The list was further refined by focusing on companies in the electrical equipment and components sectors and eliminating companies with headquarters outside of North America, as pay practices and disclosure requirements may vary significantly from those found in the United States.

The Compensation Committee and the Advisor also reviewed and considered other factors such as revenue growth, profitability, valuation (for example, market capitalization as a multiple of sales) and business model. The Peer Group was selected based on the subjective evaluation of all of these factors, and consisted of the following 20 companies (almost half of which are different than the peer companies we benchmarked in fiscal 2017):

FUELCELL ENERGY, INC. | PROXY STATEMENT 25

American Superconductor	Hydrogenics
Amyris	Maxwell Technologies
Ballard Power Systems	Park Electrochemical
Broadwind Energy	Plug Power
Capstone Turbine	Revolution Lighting Technologies
CECO Environmental	Thermon Group Holdings
Clean Energy Fuels	Vicor
Digi International	Vishay Precision Group
EMCORE	Vivint Solar
Enphase Energy	Westport Fuel Systems

To complete the competitive market analysis of the executive compensation program, the Advisor then blended the Peer Group data with the Radford Global Technology Survey data (weighted equally) to compare the various market compensation levels for each of the NEO positions. Based on the foregoing approach, the analysis indicated the fiscal 2017 target total direct compensation opportunities of the NEOs approximated the 45th percentile of the competitive market, with significant variation for cash compensation among executives. In addition, the analysis showed that the fiscal 2017 equity awards granted to the NEOs approximated the 25th percentile of the competitive market, with only one executive near the median, and with little retention hold as most outstanding equity awards were substantially vested.

The Compensation Committee uses the market analysis as a reference point to ensure that our executive compensation program is competitive with market practice. In the case of each NEO, the Compensation Committee compares the overall compensation of each individual against the compensation data developed through the market analysis, if his or her position is sufficiently similar to the positions identified in the data to make the comparison meaningful. However, the Compensation Committee does not target a particular percentile of the competitive market with respect to any portion of the NEOs’ pay. Ultimately, the Compensation Committee’s decisions with respect to each NEO’s total compensation, and each individual compensation element, are based in large part on its assessment of Company and individual performance as well as other factors, such as internal equity.

FIXED COMPENSATION

BASE SALARY

The purpose of base salary, from the perspective of the Compensation Committee, is to fairly and competitively compensate our NEOs with a fixed amount of cash for the jobs they perform. In addition, base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our NEOs. Accordingly, we seek to ensure that base salary levels are competitive and consistent with industry practices.

FISCAL 2018 BASE SALARIES

In June 2018, the Compensation Committee reviewed the base salaries of the NEOs, taking into consideration their past performance and expected future contributions, their ongoing roles and responsibilities and the performance of the Company. The Compensation Committee also reviewed the competitive market analysis discussed in the preceding section of this Compensation Discussion and Analysis and the recommendations of the CEO (other than with respect to his own base salary). After considering the foregoing factors, including the competitive market analysis, and certain additional information, the Compensation Committee approved the base salaries for the NEOs (other than the CEO) set forth in the table below. The Compensation Committee determined that base salary increases were warranted to recognize the contributions that each individual had made during the preceding 12 months and to address its retention objectives. With respect to the CEO, after considering his performance during the preceding 12 months, including the significant progress that he had made on several of the Company’s longer-term initiatives and to recognize his strong leadership skills, the Compensation Committee recommended to the independent members of our Board the following base salary adjustment for the CEO (which recommendation was approved by the independent members of the Board). All base salary increases were effective July 2, 2018:

	Base Salary Changes Effective July 2, 2018
Name	2017 Base ($)	2018 Base ($)	Increase ($)	Increase %
Mr. Bottone	428,816	475,000	46,184	10.7%
Mr. Bishop	326,025	350,000	23,975	7.3%
Ms. Arasimowicz	300,000	330,000	30,000	10.0%
Mr. Rauseo	341,550	360,000	18,450	5.4%

FUELCELL ENERGY, INC. | PROXY STATEMENT 26

BENEFITS

We offer medical and dental insurance to our NEOs, and pay a portion of the premiums for these benefits consistent with the arrangements for non-executive employees. We also provide the NEOs and other eligible employees, at our expense, with group life and accidental death and dismemberment insurance benefits; short-term and long-term disability insurance benefits; paid time off benefits; and other ancillary benefits (for example, flexible spending accounts and an employee assistance program). Further, we offer participation in the 401(k) Plan to our employees, including the NEOs, subject to the terms of the 401(k) Plan.

Contributions to the 401(k) Plan are limited to an annual maximum amount as determined by the Internal Revenue Service. For Plan Year 2018, the Compensation Committee approved a matching contribution equal to 25% of the first 8% of elective salary deferrals, not to exceed 2% of eligible earnings. These contributions to the retirement savings accounts of our employees are subject to a five year graded vesting schedule. Participants are not permitted to receive or purchase shares of our common stock through the 401(k) Plan.

The compensation program for the NEOs does not include any of the following pay practices:

■	Supplemental executive retirement benefits;

■	Supplemental health or insurance benefits; or

■	Perquisites or other personal benefits.

VARIABLE COMPENSATION

Annual Incentive Compensation

All salaried exempt employees, including the NEOs, are eligible to participate in our annual cash bonus plan, which we refer to as the Management Incentive Plan or the “MIP.” The MIP is intended to motivate employee performance in, and align compensation levels with, the achievement of our annual business objectives.

The Compensation Committee periodically reviews and determines the target annual incentive award opportunities (expressed as a percentage of base salary) that each of the named executive officers may earn under the MIP. The target annual incentive award opportunities for each NEO (expressed as a percentage of base salary) were established in 2011 at 90% for Mr. Bottone and 50% for each of the other NEOs (except Ms. Arasimowicz), based on an assessment of the competitive market performed by the Advisor at that time. The target annual incentive award opportunity of Ms. Arasimowicz was set at 50% of her base salary at the time of her appointment as our Senior Vice President, General Counsel and Corporate Secretary in 2017. These target award opportunities remained unchanged in fiscal 2018.

The actual amount of annual cash compensation earned under the MIP each year for our NEOs may be more or less than the target amount depending on our performance against a set of pre-established Company operational milestones (which represent 75% of their target annual incentive award opportunity) and a set of pre-established Company strategic initiatives (which represent the remaining 25% of their target annual incentive award opportunity). In addition, the Compensation Committee retains the right to exercise its discretion to adjust the size of potential award payments as it deems appropriate to take into account factors that enhance or detract from results achieved relative to the Company operational milestones and strategic initiatives. In this way, the Compensation Committee does not confine itself to a purely quantitative approach and retains discretion in determining award payments based on its review and assessment of other results for the fiscal year. The Compensation Committee believes that linking the annual incentive awards for the NEOs to Company operational milestones and strategic initiatives creates a performance-based compensation opportunity that furthers stockholder interests, but by retaining some discretion, reduces the risk that executives will overemphasize performance on the pre-established objectives to the detriment of the Company’s overall performance.

The operational milestones and strategic initiatives on which the 2018 MIP awards were based, as well as our performance with respect to such milestones and initiatives, are discussed below.

FISCAL 2018 OPERATIONAL MILESTONES AND STRATEGIC INITIATIVES

The pre-established Company operational milestones for fiscal 2018 (and their respective weighting) involved:

(1)	achieving a specified level of total revenue for the fiscal year (20%);

(2)	securing new orders (40%);

(3)	achieving a specified gross margin for the fiscal year (20%);

(4)	controlling operating expenses (10%); and

(5)	enhancing fleet performance (10%).

The Compensation Committee developed target performance levels for each of these milestones that were consistent with our annual operating plan for fiscal 2018.

FUELCELL ENERGY, INC. | PROXY STATEMENT 27

FISCAL 2018 STRATEGIC INITIATIVES

The pre-established Company strategic initiatives for fiscal 2018 (which were equally weighted) involved:

(a)	developing a new strategic business alliance and restructuring the business in Europe;

(b)	executing on specified regulatory initiatives;

(c)	growing the Advanced Technology business; and

(d)	executing specified project finance and legal initiatives.

Under the 2018 MIP, performance against each of the Company operational milestones was evaluated based on a range of pre-established performance levels to obtain scores ranging from 0% to a maximum of 125%.

PERFORMANCE RESULTS AND ANNUAL INCENTIVE AWARD PAYMENTS FOR FISCAL 2018

After the end of fiscal 2018, the Compensation Committee reviewed the Company’s actual performance as measured against the Company operational milestones and strategic initiatives, which resulted in an annual incentive award achievement percentage of 38% of the target award levels, determined as follows. Comparing the Company’s actual performance against the range of pre-established target levels for these operational milestones, the Compensation Committee calculated a weighted score for each milestone, the sum of which yielded a total weighted score. The Company’s overall performance with respect to the operational milestones for fiscal 2018 resulted in a calculated aggregate weighted score of 18%.

With respect to the fiscal 2018 Company strategic initiatives, the Compensation Committee compared the Company’s actual performance against the pre-established target objectives for these initiatives, and calculated a weighted score for each strategic initiative, the sum of which yielded a total weighted score. Our overall performance with respect to the strategic initiatives for fiscal 2018 resulted in a calculated weighted score of 20%.

Applying the relative weighting of each performance category (75% for the operational milestones and 25% for the strategic initiatives), the Compensation Committee determined that the blended annual incentive award achievement percentage was equal to 38% of the target award levels.

After reviewing the blended annual incentive award achievement percentage and evaluating the Company’s performance, financial position and stock performance, and after considering the recommendations of the CEO, the Compensation Committee did not approve annual incentive award payments for the NEOs (other than our CEO) for fiscal 2018 and also recommended, and the independent members of the Board agreed, that no annual incentive award payment be made to the CEO.

FISCAL 2019 MANAGEMENT INCENTIVE PLAN

For fiscal 2019, Company operational milestones and strategic initiatives have been updated to further advance our business. The pre-established Company operational milestones for fiscal 2019 (and their respective weighting) are as follows: (1) achieve specified total revenue for the fiscal year (20%); (2) secure new orders (40%); (3) achieve a specified gross margin (20%); (4) control operating expenses (10%); and (5) enhance fleet performance (10%). The Compensation Committee has developed target performance levels for each of these milestones that are consistent with our fiscal 2019 annual operating plan.

The Compensation Committee has also established strategic initiatives for fiscal 2019 applicable to all participants including the NEOs. The pre-established Company strategic initiatives for fiscal 2019 (which are equally weighted) are as follows: (a) develop a new strategic partner; (b) execute on specified regulatory initiatives; (c) grow the Advanced Technology business; (d) develop project finance partners to support growth; and (e) reorganize the commercial development team.

LONG-TERM INCENTIVE COMPENSATION

ANNUAL RESTRICTED STOCK UNIT (RSU) GRANTS

Each of the NEOs is eligible to receive long-term incentive compensation in the form of RSUs under the 2018 Omnibus Incentive Plan (the “OIP”). These awards are intended to align a significant portion of the NEOs’ compensation with stockholders’ interests and the long-term success of the Company by providing a direct link to an NEO’s future earnings potential and the market value of our common stock. Our annual RSU grants typically vest over three years at a rate of 33.3% per year.

The Compensation Committee, in determining the value of equity awards to be granted to our employees, including the NEOs, considers relevant competitive market data as well as the recommendations of the CEO and other factors, including the individual’s job scope, past performance, expected future contributions, tenure and retention risk. The Compensation Committee approves all equity awards for the NEOs, except in the case of the CEO, whose award is approved by the independent members of our Board.

FUELCELL ENERGY, INC. | PROXY STATEMENT 28

In April 2018, the Compensation Committee considered the relevant market data, the recommendations of the CEO for the equity awards to be granted to our executives (including the other NEOs), and the other factors described above. The Compensation Committee then approved the awards for the NEOs (other than the CEO) as recommended and set forth in the table below. In addition, the Compensation Committee considered and recommended to the independent members of our Board the grant of an equity award for the CEO. Its decisions (and, in the case of the CEO, its recommendation) were based on the factors described above, as well as the Company’s overall performance for fiscal 2017 and its retention objectives. Accordingly, the following equity awards were granted to the NEOs on April 5, 2018:

	2018 Long-Term Equity Incentive Awards
Name	# Shares/ Units	Grant Date Fair Value ($)	Vesting Period	Vesting Rate Per Year
Mr. Bottone	308,989	$550,000	3 years	33.3%
Mr. Bishop	168,539	$299,999	3 years	33.3%
Ms. Arasimowicz	168,539	$299,999	3 years	33.3%
Mr. Rauseo	168,539	$299,999	3 years	33.3%

The number of shares of our common stock subject to each RSU granted to each of the NEOs was based on the dollar value of the award approved for each individual by the Compensation Committee (or, in the case of the CEO, the independent members of our Board) divided by the closing market price of our common stock on the date of grant. As discussed on page 23 of this Proxy Statement, these equity awards are the “reported” equity award amounts and do not necessarily reflect the realizable award amounts.

Special One-Time Equity Awards

In conjunction with its consideration of the annual equity awards described above, the Compensation Committee also discussed with the CEO the grant of a special, one-time equity award to each of the other NEOs. In determining whether to grant such awards, the Compensation Committee considered its 2017 decision to reduce the size of future equity awards to the NEOs by 25% of the value of previous year’s awards and the resulting impact that such decision has had on the target total compensation opportunities of the NEOs, in the context of the highly competitive market for senior executive talent in the New England region and the Company’s desire to retain the continued services of the NEOs. After weighing these factors, the Compensation Committee determined that it was in the best interests of the Company and its stockholders to approve a special equity award of RSUs for each of the NEOs to retain their services in the competitive market environment, and recommend for approval by the independent Directors, a special equity award of RSUs for the CEO, valued in each case at $178,000, and subject to the following terms and conditions: (i) the RSUs vest 100% on the third anniversary of the grant date, provided that the executive remains in the continuous employment of the Company through such vesting date; and (ii) the awards are subject to the terms of the Company’s 2018 Omnibus Incentive Plan. As discussed on page 32 of this Proxy Statement, these special equity awards are “reported” in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718 for all stock-based awards and do not necessarily reflect the realizable compensation amounts.

The annual restricted stock unit grant and the special one-time equity award granted to the NEOs in fiscal 2018 are both set forth in the Fiscal 2018 Summary Compensation Table and the Fiscal 2018 Grants of Plan-Based Awards Table on pages 31 and 32, respectively, of this Proxy Statement.

COMPENSATION POLICIES

PROHIBITION ON OPTION RE-PRICING AND BACKDATING

The Compensation Committee does not re-price and has not re-priced options to purchase shares of our common stock, consistent with the OIP, which prohibits re-pricing of equity awards without stockholder approval. The grant date for each equity award is based on the date the award is approved by the Compensation Committee or the independent members of our Board, as applicable. Options to purchase shares of our common stock are granted with an exercise price equal to the closing market price of our common stock on the date of grant.

EQUITY AWARD GRANT POLICY

We maintain an Equity Award Grant Policy, which was most recently amended in December 2018. This policy includes the following key provisions: (a) all equity awards of more than 40,000 shares must be submitted to the Compensation Committee for approval; (b) all equity awards granted to executives at the level of vice president (or above) must be submitted to the Compensation Committee for approval; and (c) the Compensation Committee has authorized a pool of up to 100,000 shares from which the CEO may approve equity awards for special recognition or retention purposes, provided that such grants are limited to a grant date fair value of $40,000 or less, and further provided that no grants may be made from this pool to employees at the level of vice president or above.

FUELCELL ENERGY, INC. | PROXY STATEMENT 29

COMPENSATION RECOVERY POLICY

We maintain an Executive Compensation Recovery Policy. A description of this policy can be found on page 13 of this Proxy Statement under “Corporate Governance.”

ANTI-HEDGING POLICY

A description of our anti-hedging policy can be found on page 13 of this Proxy Statement under “Corporate Governance.”

STOCK OWNERSHIP GUIDELINES

We maintain minimum stock ownership guidelines which were increased in December 2018. A description of these guidelines can be found on page 13 of this Proxy Statement under “Corporate Governance.”

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally prohibits public companies from taking a tax deduction for a taxable year for compensation in excess of $1 million paid to its covered executives. For compensation paid for the 2018 fiscal year, our covered executives were the chief executive officer and each of the other three most highly compensated executive officers (not including the chief financial officer) who were employed by a company as of the end of the year. For our 2018 fiscal year, qualifying “performance-based compensation” was not subject to the $1 million deduction limitation if specified requirements were met. The Compensation Committee has historically reviewed the potential consequences of Section 162(m) on the components of our executive compensation program, but has always reserved the discretion to grant or pay compensation that is not tax deductible as a result of the application of Section 162(m) if it believes that doing so is in the best interests of the Company and its stockholders.

As a result of changes made by the Tax Cuts and Jobs Act, starting with compensation paid in our 2019 fiscal year (the year beginning on November 1, 2018 and ending on October 31, 2019), Section 162(m) will limit us from deducting compensation, including performance-based compensation, in excess of $1 million paid to anyone who, starting with our 2018 fiscal year, serves as the chief executive officer or chief financial officer, or who is among the three most highly compensated executive officers for any fiscal year beginning with the 2018 fiscal year. Once an officer becomes a covered executive, the provisions of Section 162(m) will continue to apply, notwithstanding if such covered executive ceases to be an officer. The only exception to this rule is for compensation (including performance-based compensation) that is paid pursuant to a binding contract in effect on November 2, 2017, that would have otherwise been deductible under the prior Section 162(m) rules. Going forward, the Compensation Committee will retain full discretion to award compensation packages that best attract, retain, and reward successful executive officers. Therefore, the Compensation Committee may award compensation that is not fully deductible under Section 162(m) if the Compensation Committee believes it will contribute to the achievement of our business objectives.

We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for all stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and full value stock awards, based on the aggregate grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables on pages 31, 32, and 40 of this Proxy Statement. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

COMPENSATION RISK ASSESSMENT

In connection with its annual review of the executive compensation program, the Compensation Committee considers and assesses whether any aspects of the program encourage unnecessary or excessive risk-taking. This assessment examines the various compensation programs for all of our employees, including, but not limited to, the NEOs.

Based on its most recent review, the Compensation Committee has determined that the executive compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee considered the following:

■	Base salaries, which represent fixed compensation, do not encourage excessive risk-taking.

■	Annual incentive awards are capped at 125% of the target award opportunities and if actual performance falls below the threshold level of 50%, payment of an award is at the discretion of the Compensation Committee and the amount of the award could be zero, as it was for fiscal 2018. Moreover, the annual incentive award opportunity represents approximately 15% to 20% of each NEO’s target total direct compensation opportunity and, thus, is not likely to lead to excessive risk-taking. The Compensation Committee believes that the annual incentive award program is based on balanced, quantitative performance measures that promote disciplined progress towards longer-term goals and, as such, are well-aligned with the business strategy and stockholder interests.

FUELCELL ENERGY, INC. | PROXY STATEMENT 30

■	The long-term incentive compensation in the form of equity awards granted to our executives helps to align their interests with those of our stockholders. The Compensation Committee has identified a number of factors that discourage excessive risk-taking including: (i) the relative size of the awards as compared to each executive’s target total direct compensation opportunity; (ii) the minimum vesting requirements for awards; and (iii) our policy which prohibits hedging transactions involving shares of our common stock and prevents our executives from insulating themselves from the effects of poor stock price performance. The Compensation Committee also noted that these awards do not encourage excessive-risk taking since their ultimate value is tied to our stock price, and they are granted on a staggered basis, subject to long-term vesting schedules, which help ensure that our executives have significant value tied to long-term stock price performance.

We have also historically granted equity awards to a significant number of employees. Like the equity awards granted to our executives, the relative size of these awards is modest compared to each employee’s target total compensation opportunity. All awards are subject to minimum vesting requirements and our policy which prohibits hedging transactions involving shares of our common stock is applicable to all grantees.

Further, the OIP, which governs the terms of such awards, includes several provisions designed to mitigate risk and protect stockholder interests, including, but not limited to, the following:

■	Options to purchase shares of our common stock and stock appreciation rights for shares of our common stock may not have an exercise or strike price that is less than the fair market value of our common stock on the date of grant;

■	With limited exceptions, no portion of any award granted uner the OIP may vest prior to the first anniversary of the award’s grant date;

■	The OIP was approved by stockholders at the 2018 Annual Meeting, and material amendments of the OIP, including an increase in the number of shares available thereunder, require stockholder approval; and

■	The OIP is administered by an independent committee of our Board.

The Compensation Committee has reviewed the compensation programs for our employees generally and has determined that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

FISCAL 2018 SUMMARY COMPENSATION TABLE

The following table presents summary information regarding the total compensation awarded to, earned by or paid to the NEOs for the fiscal years ended October 31, 2018, 2017, and 2016 (except for Ms. Arasimowicz for whom information is provided only with respect to the fiscal years ended October 31, 2018 and 2017).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Arthur A. Bottone	2018	443,026	—	728,000	—	3,141	1,174,167
President and Chief Executive Officer	2017	428,816	—	495,750	282,000	3,016	1,209,582
	2016	426,414	—	661,000	192,967	4,026	1,284,406
Michael S. Bishop	2018	333,402	—	478,000	—	10,076	821,478
Senior Vice President, Chief Financial Officer and Treasurer	2017	318,392	—	262,500	125,520	4,572	710,894
	2016	307,904	—	350,000	78,750	4,255	740,909
Jennifer D. Arasimowicz(3)	2018	309,231	—	478,000	—	7,433	794,664
Senior Vice President, General Counsel and Corporate Secretary	2017	254,615	—	300,000	115,500	2,615	672,730

Anthony F. Rauseo	2018	347,227	—	478,000	—	4,625	829,852
Senior Vice President and Chief Operating Officer	2017	333,554	—	262,500	131,497	4,933	732,484
	2016	325,546	—	350,000	82,500	5,873	763,919

(1)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards granted during each of the fiscal years 2018, 2017, and 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”). These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see the discussion of stock awards contained in Note 16 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018. These amounts represent the “reported” value of the awards, and do not necessarily represent the “realizable” value of the awards. See page 23 of this Proxy Statement for a discussion of reported versus realizable value of the awards.
(2)	The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the value of the annual incentive award payment earned by each NEO for fiscal years 2018, 2017, and 2016 under our Management Incentive Plan. The amounts reported for fiscal years 2018, 2017, and 2016 were paid in cash.
(3)	Ms. Arasimowicz was appointed our Senior Vice President, General Counsel and Corporate Secretary on April 6, 2017.

FUELCELL ENERGY, INC. | PROXY STATEMENT 31

FISCAL 2018 GRANTS OF PLAN-BASED AWARDS TABLE

The following table presents, for each of the NEOs, information with respect to the awards under the fiscal 2018 Management Incentive Plan and grants of long-term incentive compensation in the form of restricted stock unit awards made to the NEOs in fiscal 2018. For further information regarding the restricted stock unit awards included in the Fiscal 2018 Grants of Plan-Based Award Table, refer to the discussion of Long-Term Incentive Compensation on page 28 of this Proxy Statement. For further information concerning the reported value of these awards versus the realizable value of these awards, refer to the discussion on page 23 of this Proxy Statement.

	Estimated Future Payouts Under Incentive Compensation Awards(1)
Name	Grant Date	Threshold Non-Equity Incentive Comp ($)	Target Non-Equity Incentive Comp ($)	Maximum Non-Equity Incentive Comp ($)	All Other Stock Awards: Number of Units (#)(2)		Grant Date Fair Value of Stock and Option Awards ($)(3)
Arthur A. Bottone
Annual Incentive Award for Fiscal 2018	—	213,750	427,500	534,375	—		—
Restricted Stock Unit Award (Special)	4/5/2018	—	—	—	100,000	(4)	178,000
Restricted Stock Unit Award (Annual)	4/5/2018	—	—	—	308,989	(5)	550,000
Michael S. Bishop
Annual Incentive Award for Fiscal 2018	—	87,500	175,000	218,750	—		—
Restricted Stock Unit Award (Special)	4/5/2018	—	—	—	100,000	(4)	178,000
Restricted Stock Unit Award (Annual)	4/5/2018	—	—	—	168,539	(5)	299,999
Jennifer D. Arasimowicz
Annual Incentive Award for Fiscal 2018	—	82,500	165,000	206,250	—		—
Restricted Stock Unit Award (Special)	4/5/2018	—	—	—	100,000	(4)	178,000
Restricted Stock Unit Award (Annual)	4/5/2018	—	—	—	168,539	(5)	299,999
Anthony F. Rauseo
Annual Incentive Award for Fiscal 2018	—	90,000	180,000	225,000	—		—
Restricted Stock Unit Award (Special)	4/5/2018	—	—	—	100,000	(4)	178,000
Restricted Stock Unit Award (Annual)	4/5/2018	—	—	—	168,539	(5)	299,999

(1)	The amounts reported in the threshold, target and maximum columns reflect the range of potential payments of non-equity incentive compensation for fiscal 2018 that could have been made under the Management Incentive Plan in accordance with the performance measures established by the Compensation Committee. Threshold amounts represent the minimum amount payable of 50% of the target annual non-equity incentive award for each NEO. If actual performance falls below the minimum level required, then payment of an award is at the discretion of the Compensation Committee and could be zero. “Target” amounts assume achievement of 100% of our performance objectives for the fiscal year. The “maximum” amounts shown represent theoretical maximum payments that could be made, however, payout at the maximum has never been attained. The actual amount earned with respect to the fiscal 2018 annual non-equity incentive awards was zero, as reported in the Fiscal 2018 Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. For more information, see the explanation in the Compensation Discussion and Analysis under the sub-heading “Variable Compensation.”

(2)	Amounts reported in the “All Other Stock Awards” column represent the number of restricted stock units granted to each NEO under the 2018 Omnibus Incentive Plan. The number of restricted stock units was determined based upon the dollar value, as determined by the Compensation Committee (or, in the case of the CEO, the independent members of our Board), to be awarded to each NEO divided by the closing market price of our common stock on the date of grant. See discussion on page 23 of this Proxy Statement for a discussion of reported value versus realizable value for these awards.

(3)	Reflects the grant date fair value of the restricted stock units, calculated in accordance with ASC Topic 718 and utilizing the assumptions discussed in Note 16 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended October 31, 2018. See discussion on page 23 of this Proxy Statement for a discussion of reported value versus realizable value for these awards.

(4)	Reflects the one-time special RSU award, which vests 100% on the third anniversary of the grant date, provided that the executive remains in the continuous employment of the Company through such vesting date. Our Board may determine the effect on an award of the disability, death, retirement or other termination of employment of an NEO.

(5)	Reflects the annual RSU grant, which vests over three years at a rate of 33.3% per year beginning on the first anniversary of the date of grant. These awards were made on the same terms as the awards granted to all other eligible employees. Our Board may determine the effect on an award of the disability, death, retirement or other termination of employment of an NEO.

FUELCELL ENERGY, INC. | PROXY STATEMENT 32

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END TABLE

The following table presents, for each of the NEOs, information with respect to the outstanding equity awards held at October 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Stock Award Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Arthur A. Bottone						4/02/2015	10,841	9,215
						4/07/2016	51,320	43,622
						4/06/2017	220,334	187,284
						4/05/2018	308,989	262,641
						4/05/2018	100,000	85,000
Michael S. Bishop						4/02/2015	4,101	3,486
						4/07/2016	27,174	23,098
						4/06/2017	116,667	99,167
						4/05/2018	168,539	143,258
						4/05/2018	100,000	85,000
Jennifer D. Arasimowicz						4/07/2016	4,737	4,026
						4/06/2017	150,000	127,500
						4/05/2018	168,539	143,258
						4/05/2018	100,000	85,000
Anthony F. Rauseo						4/02/2015	4,101	3,486
						4/07/2016	27,174	23,098
						4/06/2017	116,667	99,167
						4/05/2018	168,539	143,258
						4/05/2018	100,000	85,000
(1)	In 2015 and 2016, we granted restricted stock awards which vest at a rate of 25% per year beginning on the first anniversary of the date of grant; in 2017 and 2018, the restricted stock unit awards granted to Messrs. Bottone, Bishop and Rauseo and Ms. Arasimowicz, vest at the rate of 33.3% per year beginning on the first anniversary of the date of grant except for the special awards consisting of 100,000 restricted stock units, which vest 100% on the third anniversary of the grant date.
(2)	The fair market value of unvested restricted stock and restricted stock unit awards is based on the per share closing market price of our common stock on October 31, 2018, which was $0.85. See discussion on page 23 of this Proxy Statement for a discussion of reported value versus realizable value for these awards.

FISCAL 2018 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents, for each of the NEOs, the number of shares of our common stock acquired upon the vesting of restricted stock awards and restricted stock units during fiscal 2018, and the aggregate value realized upon the vesting of such awards. Our NEOs did not exercise any options to purchase shares of our common stock during fiscal 2018. For purposes of this table, the value realized is based upon the fair market value of our common stock on each vesting date.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Arthur A. Bottone	N/A	N/A	149,897	(3)	270,434
Michael S. Bishop	N/A	N/A	77,958	(4)	140,756
Jennifer D. Arasimowicz	N/A	N/A	52,368	(5)	94,404
Anthony F. Rauseo	N/A	N/A	78,387	(6)	141,506
(1)	Represents the gross number of shares acquired and value received on the vesting of restricted stock and restricted stock unit awards, without reduction for the number of shares withheld to pay applicable withholding taxes. Shares and value net of withholding are discussed in the following footnotes.
(2)	The amount reported in the “Value Realized on Vesting” column is computed by multiplying the number of shares of our common stock that vested by the closing market price of our common stock on the applicable vesting date.
(3)	Represents the vesting of the first tranche (33%) of Mr. Bottone’s April 6, 2017 award of 330,500 restricted stock units; the vesting of the second tranche (25%) of his April 7, 2016 award of 102,640 shares of restricted stock; the vesting of the third tranche (25%) of his April 2, 2015 award of 43,373 shares of restricted stock; and the vesting of the fourth tranche (25%) of his March 27, 2014 award of 12,913 shares of restricted stock, in each case in accordance with the terms of the applicable award.
(4)	Represents the vesting of the first tranche (33%) of Mr. Bishop’s April 6, 2017 award of 175,000 restricted stock units; the vesting of the second tranche (25%) of his April 7, 2016 award of 54,348 shares of restricted stock; the vesting of the third tranche (25%) of his April 2, 2015 award of 16,405 shares of restricted stock; and the vesting of the fourth tranche (25%) of his March 27, 2014 award of 7,748 shares of restricted stock, in each case in accordance with the terms of the applicable award.
(5)	Represents the vesting of the first tranche (25%) of Ms. Arasimowicz’s April 6, 2017 award of 200,000 restricted stock units; and the vesting of the second tranche (25%) of her April 7, 2016 award of 9,473 shares of restricted stock, in each case in accordance with the terms of the applicable award.
(6)	Represents the vesting of the first tranche (33%) of Mr. Rauseo’s April 6, 2017 award of 175,000 restricted stock units; the vesting of the second tranche (25%) of Mr. Rauseo’s April 7, 2016 award of 54,348 shares of restricted stock; the vesting of the third tranche (25%) of his April 2, 2015 award of 16,405 shares of restricted stock; and the vesting of the fourth tranche (25%) of his March 27, 2014 award of 9,470 shares of restricted stock, in each case in accordance with the terms of the applicable award.

FUELCELL ENERGY, INC. | PROXY STATEMENT 33

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AND SEVERANCE

Each of the NEOs has an employment agreement with the Company, under which such NEO is eligible to receive certain severance payments and benefits in connection with a termination of employment under various circumstances, including following a change of control of the Company.

In reporting the estimated potential payments and benefits payable to each NEO in the event of termination of employment as of October 31, 2018, we assumed the terms of these agreements were applicable. The actual amounts that would be paid or distributed to the NEOs as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of our common stock at the time of termination. In addition, although we have entered into written arrangements to provide severance payments and benefits to the NEOs in connection with a termination of employment under particular circumstances, we may mutually agree with the NEOs on severance terms that vary from those provided in these pre-existing agreements. Finally, in addition to the amounts presented below, each NEO would also be able to exercise any previously-vested options to purchase shares of our common stock that s/he held (if applicable). For more information about the NEOs’ outstanding equity awards as of October 31, 2018, see the Outstanding Equity Awards at 2018 Fiscal Year-End Table above.

In addition to the severance payments and benefits described in each NEO’s individual employment agreement, the NEOs are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans.

MR. BOTTONE

On February 8, 2011, we entered into an employment agreement with Mr. Bottone upon his promotion to President and Chief Executive Officer, which was subsequently amended effective as of January 1, 2012 (as amended, the “CEO Agreement”). The CEO Agreement specifies the reasons pursuant to which his employment may be terminated by our Board and provides him with certain compensation and benefits upon termination of employment (including in connection with a change in control of the Company). We believe that these provisions help ensure the Company’s long-term success. The CEO Agreement also sets forth the terms and conditions of employment for Mr. Bottone including his initial base salary, which is to be reviewed at least annually by our Board, and target annual incentive award opportunity. Mr. Bottone is also eligible to participate in the insurance plans and employee benefits generally available to our other employees. The CEO Agreement contains non-disclosure provisions that apply indefinitely and prohibit Mr. Bottone from competing with the Company and from soliciting our employees, in each case, during the term of his employment and for a period of two years thereafter.

In the event Mr. Bottone’s employment is terminated by the Company without cause or he resigns for good reason (as defined in the CEO Agreement), subject to his execution of a general release of claims against the Company, he is eligible to receive a severance payment in an amount equal to two times (i) his then-current annual base salary as of the date of termination plus (ii) the average of the bonuses paid to him since the effective date of his employment agreement, as well as payment for continued health insurance for 12 months (or 18 months if the termination (without cause or for good reason) occurs in connection with a change in control of the Company). In the event of termination of Mr. Bottone’s employment by the Company for any other reason (including death or disability), we will only pay Mr. Bottone any base salary and vacation accrued but as yet unpaid on the effective date of such termination and any vested and accrued benefits under our employee benefit plans. Mr. Bottone’s outstanding and unvested options to purchase shares of our common stock and restricted stock or restricted stock unit awards accelerate and immediately vest upon a change of control of the Company. Mr. Bottone’s CEO Agreement provides that, if he receives any payments in connection with a change of control of the Company that would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Code, (i) if such payments do not exceed four times his base amount (as defined in Section 280G of the Code), then such payments will be reduced to an amount that would not trigger any excise taxes and (ii) if such payments exceed four times his base amount and he is subject to excise taxes, the Company will provide a tax gross up payment for all income and excise taxes such that Mr. Bottone receives a net amount equal to such payments.

The following table sets forth the potential (estimated) payments and benefits that Mr. Bottone would be eligible to receive upon termination of employment (including in connection with a change in control of the Company), as specified under the CEO Agreement, assuming that the triggering event described below occurred on October 31, 2018.

FUELCELL ENERGY, INC. | PROXY STATEMENT 34

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. BOTTONE

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason ($)(2)	Death or Disability ($)(2)	Following Change in Control of the Company ($)(2)
Accelerated vesting:
Stock options(3)	—	—	—
Restricted Shares/Stock Units(3)(4)	—	—	587,761
Payment for annual incentive award	—	—	—
Continued Health Insurance Premiums(5)	29,687	—	44,531
Severance payment(6)	1,379,089	—	1,379,089
TOTAL	1,408,776	—	2,011,381
(1)	For purposes of this analysis, we have assumed that Mr. Bottone’s compensation is as follows: a base salary equal to $475,000, annual incentive award payments paid for fiscal 2011 in the amount of $161,500, for fiscal 2012 in the amount of $230,706, for fiscal 2013 in the amount of $247,212, for fiscal 2014 in the amount of $200,079, for fiscal 2015 in the amount of $187,347, for fiscal 2016 in the amount of $192,967, and for fiscal 2017 in the amount of $282,000, and outstanding restricted stock and stock unit awards as reflected in the Outstanding Equity Awards at 2018 Fiscal Year-End Table, on page 33 of this Proxy Statement. These amounts reflect the terms of his compensation arrangements as approved by the independent members of our Board, effective January 1, 2012.
(2)	Assumes Mr. Bottone’s date of termination of employment was October 31, 2018. The market price of our common stock on October 31, 2018 was $0.85 per share. In addition, we have assumed that the total payments and benefits to Mr. Bottone in connection with a change in control of the Company would not trigger any excise taxes under Section 4999 of the Code, and therefore, no tax gross up payment is due to Mr. Bottone and no reduction is required.
(3)	The CEO Agreement provides for accelerated vesting of Mr. Bottone’s outstanding and unvested options to purchase shares of our common stock, and restricted stock and restricted stock unit awards upon a change in control of the Company. Assuming a change in control occurred on October 31, 2018, Mr. Bottone would receive accelerated vesting of 691,484 shares of restricted stock and restricted stock units. As of October 31, 2018, Mr. Bottone had no options to purchase shares of our common stock outstanding.
(4)	The value of the restricted stock and restricted stock unit awards on October 31, 2018 is based on 691,484 shares and units outstanding at $0.85 per share that had not vested.
(5)	Mr. Bottone is eligible to receive payment of continued health insurance for a period of 12 months upon termination of employment without cause or resignation for good reason and 18 months if termination of employment without cause or resignation for good reason occurs in connection with a change in control of the Company. The value of continued health insurance is based on the medical and dental insurance rates in effect for all employees of the Company as of October 31, 2018.
(6)	Mr. Bottone is eligible to receive a severance payment equal to two times (i) his base salary plus (ii) a bonus payment for the severance period equal to the average of the bonuses awarded to him since his appointment as our President and Chief Executive Officer.

FUELCELL ENERGY, INC. | PROXY STATEMENT 35

MR. BISHOP, MS. ARASIMOWICZ AND MR. RAUSEO

We entered into employment agreements (the “Other NEO Agreements”) with Messrs. Bishop and Rauseo (effective January 1, 2012) and with Ms. Arasimowicz (effective April 6, 2017), which specify the reasons pursuant to which their employment may be terminated and provide them with certain compensation and benefits upon termination of employment (including in connection with a change in control of the Company). We believe that these provisions help ensure the Company’s long-term success. The Other NEO Agreements set forth the terms and conditions of their employment including the initial annual base salary and target annual incentive award opportunity, which is equal to 50% of base salary and payable in accordance with the terms of the Management Incentive Plan described on page 27 of this Proxy Statement. Our NEOs are also eligible to participate in insurance plans and other employee benefits generally available to our other employees.

In the event Ms. Arasimowicz’s or Messrs. Bishop or Rauseo’s employment is terminated by the Company without cause, or any of them resigns for “good reason” (as defined in his/her applicable agreement), he/she is eligible to receive a severance payment in an amount equal to six months of his/her then-current annual base salary as of the date of termination, as well as payment for continued health insurance for six months. In the event that Mr. Bishop, Mr. Rauseo or Ms. Arasimowicz is terminated by the Company without cause or resigns for good reason in connection with a change in control of the Company, his/her outstanding and unvested options to purchase shares of our common stock and restricted stock and restricted stock unit awards accelerate and immediately vest. In addition, each of them is eligible to receive a severance payment in an amount equal to one year of his/her base salary as of the date of termination plus the average of the bonuses paid to him/her since his/her appointment as an executive officer of the Company as well as payment for continued health insurance for 12 months. In the event of termination of employment by the Company for any other reason (including death or disability), we will only be required to pay him/her any base salary and vacation accrued but unpaid as of the effective date of such termination.

The following tables set forth the potential (estimated) payments and benefits which Ms. Arasimowicz and Messrs. Bishop and Rauseo would be eligible to receive upon termination of employment (including in connection with a change in control of the Company), as specified under the applicable Other NEO Agreements, assuming that the triggering event described below occurred on October 31, 2018.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. BISHOP

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason ($)(2)	Death or Disability ($)(2)	Following Change in Control of the Company ($)(2)
Accelerated vesting:
Stock options(3)	—	—	—
Restricted Shares/Stock Units(3)(4)	—	—	354,009
Payment for annual incentive award	—	—	—
Continued Health Insurance Premiums(5)	12,952	—	25,904
Severance payment(6)	175,000	—	437,365
TOTAL	187,952	—	817,278
(1)	For purposes of this analysis, we have assumed that Mr. Bishop’s compensation is as follows: a base salary equal to $350,000, annual incentive award payments paid for fiscal 2011 in the amount of $59,850, for fiscal 2012 in the amount of $79,835, for fiscal 2013 in the amount of $89,670, for fiscal 2014 in the amount of $94,500, for fiscal 2015 in the amount of $83,430, for fiscal 2016 in the amount of $78,750, and for fiscal 2017 in the amount of $125,520, and outstanding restricted stock and restricted stock unit awards as reflected in the Outstanding Equity Awards at 2018 Fiscal Year-End Table, on page 33 of this Proxy Statement. These amounts reflect the terms of his compensation arrangements as approved by the Compensation Committee, effective January 1, 2012.
(2)	Assumes Mr. Bishop’s date of termination of employment was October 31, 2018. The market price of our common stock on October 31, 2018 was $0.85 per share.
(3)	Assuming termination of employment without cause or resignation for good reason in connection with a change in control of the Company, Mr. Bishop is to receive accelerated vesting of his outstanding and unvested options to purchase shares of our common stock and restricted stock and restricted stock unit awards. As of October 31, 2018, Mr. Bishop held 416,481 unvested shares of restricted stock and restricted stock units. As of October 31, 2018, Mr. Bishop held no options to purchase shares of our common stock outstanding.
(4)	The value of the restricted stock and restricted stock unit awards on October 31, 2018 is based on 416,481 shares and units at $0.85 per share that had not vested.
(5)	Mr. Bishop is eligible to receive payment of continued health insurance for a period of six months in the event his employment is terminated without cause or he resigns for good reason and 12 months if his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company. The value of continued health insurance is based on the medical and dental insurance rates in effect for all employees of the Company as of October 31, 2018.
(6)	In the event Mr. Bishop’s employment is terminated without cause or he resigns for good reason, he is eligible to receive a severance payment equal to six months of his base salary. In the event his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company, he is eligible for 12 months of his base salary plus a bonus payment for the severance period equal to the average of the bonuses awarded to him since his appointment as our Chief Financial Officer.

FUELCELL ENERGY, INC. | PROXY STATEMENT 36

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MS. ARASIMOWICZ

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason ($)(2)	Death or Disability ($)(2)	Following Change in Control of the Company ($)(2)
Accelerated vesting:
Stock options(3)	—	—	—
Restricted Shares/Stock Units(3)(4)	—	—	359,785
Payment for annual incentive award
Continued Health Insurance Premiums(5)	14,844	—	29,687
Severance payment(6)	165,000	—	445,500
TOTAL	179,844	—	834,972
(1)	For purposes of this analysis, we have assumed that Ms. Arasimowicz’s compensation is as follows: a base salary equal to $330,000, annual incentive award payments paid for fiscal 2017 in the amount of $115,500, and outstanding restricted stock and restricted stock unit awards as reflected in the Outstanding Equity Awards at 2018 Fiscal Year-End Table, on page 33 of this Proxy Statement. These amounts reflect the terms of her compensation arrangements as approved by the Compensation Committee, effective April 6, 2017.
(2)	Assumes Ms. Arasimowicz’s date of termination of employment was October 31, 2018. The market price of our common stock on October 31, 2018 was $0.85 per share.
(3)	Assuming termination of employment without cause or resignation for good reason in connection with a change in control of the Company, Ms. Arasimowicz is to receive accelerated vesting of her outstanding and unvested options to purchase shares of our common stock and restricted stock and restricted stock unit awards. As of October 31, 2018, Ms. Arasimowicz held 423,276 unvested shares of restricted stock and restricted stock units. As of October 31, 2018, Ms. Arasimowicz did not hold any options to purchase shares of our common stock.
(4)	The value of the restricted stock and restricted stock unit awards on October 31, 2018 is based on 423,276 shares and units at $0.85 per share that had not vested.
(5)	Ms. Arasimowicz is eligible to receive payment of continued health insurance for a period of six months in the event her employment is terminated without cause or she resigns for good reason and 12 months if her employment is terminated without cause or she resigns for good reason in connection with a change in control of the Company. The value of continued health insurance is based on the medical and dental insurance rates in effect for all employees of the Company as of October 31, 2018.
(6)	In the event Ms. Arasimowicz’s employment is terminated without cause or she resigns for good reason, she is eligible to receive a severance payment equal to six months of her base salary. In the event her employment is terminated without cause or she resigns for good reason in connection with a change in control of the Company, she is eligible for 12 months of her base salary plus a bonus payment for the severance period equal to the average of the bonuses awarded to her since her promotion to Senior Vice President, General Counsel and Corporate Secretary.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. RAUSEO

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason ($)(2)	Death or Disability ($)(2)	Following Change in Control of the Company ($)(2)
Accelerated vesting:
Stock options(3)	—	—	—
Restricted Shares/Stock Units(3)(4)	—	—	354,009
Payment for annual incentive award	—	—	—
Continued Health Insurance Premiums(5)	6,857	—	13,713
Severance payment(6)	180,000	—	457,112
TOTAL	186,857	—	824,834
(1)	For purposes of this analysis, we have assumed that Mr. Rauseo’s compensation is as follows: a base salary equal to $360,000, annual incentive award payments paid for fiscal 2011 in the amount of $74,100, for fiscal 2012 in the amount of $94,220, for fiscal 2013 in the amount of $101,213, for fiscal 2014 in the amount of $104,200, for fiscal 2015 in the amount of $92,051, for fiscal 2016 in the amount of $82,500, and for fiscal 2017 in the amount of $131,497 and outstanding restricted stock and restricted stock unit awards as reflected in the Outstanding Equity Awards at 2018 Fiscal Year-End Table, on page 33 of this Proxy Statement. These amounts reflect the terms of his compensation package approved by the Compensation Committee, effective January 1, 2012.
(2)	Assumes Mr. Rauseo’s date of termination of employment was October 31, 2018. The market price of our common stock on October 31, 2018 was $0.85 per share.
(3)	Assuming termination without cause or resignation for good reason in connection with a change in control of the Company, Mr. Rauseo is to receive accelerated vesting of his outstanding and unvested options to purchase shares of our common stock and restricted stock and restricted stock unit awards. As of October 31, 2018, Mr. Rauseo held 416,481 unvested shares of restricted stock and restricted stock units and all of Mr. Rauseo’s options to purchase shares of our common stock were fully vested and “out-of-the-money.”
(4)	The value of the restricted stock and restricted stock unit awards on October 31, 2018 is based on 416,481 shares and units at $0.85 per share that had not vested.
(5)	Mr. Rauseo is eligible to receive payment of continued health insurance for a period of six months in the event his employment is terminated without cause or he resigns for good reason and 12 months if his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company. The value of continued health insurance is based on the medical and dental insurance rates in effect for all employees of the Company as of October 31, 2018.
(6)	In the event Mr. Rauseo’s employment is terminated without cause or he resigns for good reason, he is eligible to receive a severance payment equal to six months of his base salary. In the event his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company, he is eligible for 12 months of his base salary plus a bonus payment for the severance period equal to the average of the bonuses awarded to him since his appointment as our Chief Operating Officer.

FUELCELL ENERGY, INC. | PROXY STATEMENT 37

CEO PAY RATIO

CEO Pay Ratio – 13.8:1

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd – Frank Act”), the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (‟PEO”). Our Company’s PEO is Mr. Bottone. The purpose of this disclosure is to provide a measure of the equitability of pay within the organization.

The Compensation Committee believes its compensation philosophy and program must be fair, competitive and internally equitable to motivate our executives to perform in ways that enhance stockholder value. As a result of the recently adopted rules under the Dodd-Frank Act, and beginning with this Proxy Statement, the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees.

Following the close of fiscal year 2018, the Compensation Committee reviewed a comparison of Mr. Bottone’s annual total compensation to that of all other employees for the same period. The calculation of annual total compensation of all employees was determined in the same manner as the “Total Compensation” shown for our CEO in the “Fiscal 2018 Summary Compensation Table” on page 31 of this Proxy Statement. Pay elements that we included in the calculation of total compensation for each employee were:

■	salary received in fiscal year 2018;

■	annual incentive award payment received for performance in fiscal year 2018 (paid in fiscal year 2019);

■	grant date fair value of restricted stock unit awards granted in fiscal year 2018;

■	payments made for overtime work, shift differentials, and other supplemental forms of pay received in fiscal year 2018; and

■	Company contributions to the 401(k) Plan (or the RRSP, for Canadian employees) made during fiscal year 2018.

Our calculation included all active employees as of October 31, 2018. We annualized the wages and salaries for any employees who worked less than twelve months during the fiscal year, and we excluded those who took an unpaid leave of absence during the measurement period. We applied a Canadian to U.S. dollar exchange rate (0.7611) as of October 31, 2018 to the compensation elements paid in Canadian currency, and we excluded our employees in Germany (12 employees) and South Korea (4 employees), the total number of which is less than 5% of our total workforce (462 employees).

We determined the compensation of our median employee by: (i) calculating the annual total compensation described above for each of our employees, (ii) ranking the annual total compensation of all employees excluding the CEO from lowest to highest (a list of 445 employees), and (iii) identifying the employee who ranked number 223 on the list (the “Median Employee”).

As of October 31, 2018, the Company employed 445 employees in the U.S. and Canada, excluding the CEO. The annual total compensation for fiscal year 2018 for our CEO was $1,174,167 and for the Median Employee was $85,212. The resulting ratio of our CEO’s pay to the pay of our Median Employee for fiscal year 2018 is 13.8 to one.

FUELCELL ENERGY, INC. | PROXY STATEMENT 38

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The Compensation Committee periodically reviews Director compensation. In evaluating our Director compensation program, the Compensation Committee is guided by the following principles: compensation should fairly pay the non-employee Directors, compensation should align the interests of our non-employee Directors with the long-term interests of our stockholders and the structure of the compensation should be simple, transparent and easy for stockholders to understand.

The compensation of the non-employee Directors includes both a cash and an equity component. Our non-employee Directors receive an annual retainer and committee member and chair fees. They may elect to receive these fees in cash or shares of the Company’s common stock. In addition, the non-employee Directors also receive compensation in the form of an equity award.

In March 2018, the Compensation Committee directed Compensia, its external compensation consultant (also referred to herein as the “Advisor”), to conduct an analysis of our Director compensation program. For this purpose, Compensia analyzed the director compensation arrangements of the companies in the compensation Peer Group developed for purposes of the competitive market analysis used by the Compensation Committee to establish executive compensation levels (see page 25 above) and prepared a report for review and consideration by the Compensation Committee. In comparing the competitive market data against our then-current non-employee Director compensation, the Compensation Committee noted that, with the exception of the fees paid to members of the Nominating and Governance Committee and the Chair of the Compensation Committee, the fees for general Board service, as well as committee service and service as the non-Executive Chair of the Board, were typically at or below the 25th percentile of the competitive market. After consideration of this market data and the current roles and responsibilities of the various members of the Board, and after noting the compensation of our non-employee Directors had last been adjusted in 2009, the Compensation Committee determined to increase the cash and equity compensation levels for general board services to levels that approximated the 45th percentile of the competitive market as follows (effective April 5, 2018):

▪	The annual cash retainer for general Board service was increased from $30,000 to $35,000; and

▪	The annual equity award for general Board service was increased from $28,000 to $50,000.

All other annual non-employee Director compensation amounts remained the same.

The following is a description of the components of the Director compensation program during fiscal 2018.

NEW BOARD MEMBERS

Upon election to the Board, a non-employee Director will be granted an equity award in the form of Restricted Stock Units (“RSUs”) valued at $50,000, pro-rated from the date of his or her initial appointment to the end of the service year (which ends at the annual stockholder meeting). The per share fair market value of each award is based upon the closing market price of the Company’s common stock on the date of grant.

ANNUAL DIRECTOR COMPENSATION

The standard fee arrangements for the non-employee Directors include:

■	a retainer of $35,000 per year for service as a Director (increased from $30,000 effective April 5, 2018); and

■	committee fees based upon the expected number of meetings and level of activity during the year.

Non-Chair committee fees are $5,000 for the first committee of which a non-employee Director is a member and $2,500 for each additional committee of which he or she is a member.

Chair committee fees are $12,500 for the Compensation, Audit and Finance, and Nominating and Corporate Governance Committees.

The non-employee Chairman of the Board receives a fee of $20,000 annually. A Director will receive pro-rated fees if he or she does not finish his or her then-current term as a Director.

FUELCELL ENERGY, INC. | PROXY STATEMENT 39

In addition to the fees described above, the non-employee Directors have historically received an equity award valued at $28,000 (increased to $50,000 effective April 5, 2018) on the date of the Company’s annual stockholder meeting, which will be awarded in the form of RSUs. These awards vest over the course of the twelve-month service period commencing with the date of each annual stockholder meeting.

DIRECTORS DEFERRED COMPENSATION PLAN

Pursuant to our Directors Deferred Compensation Plan, non-employee Directors may elect to defer, until a predetermined date or until they leave the Board, receipt of all or a portion of their fees, whether paid in cash or common stock. The election to defer receipt of all or a portion of his or her fees must be made by a non-employee Director prior to December 31st of each calendar year or, with respect to a newly-eligible Director, within 30 days after he or she becomes eligible to participate in the Directors Deferred Compensation Plan.

REIMBURSEMENT OF EXPENSES

We reimburse the non-employee Directors for reasonable expenses incurred in connection with the performance of their duties as members of the Board.

FISCAL 2018 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth the total compensation earned by non-employee Directors during the fiscal year ended October 31, 2018.

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)(3)	All Other Compensation ($)	Total ($)(4)
James H. England	35,000	—	67,500	—	102,500
Jason B. Few(10)	—	—	—	—	—
Mathew F. Hilzinger	—	100,000	—	—	100,000
Christina Lampe-Onnerud(10)	—	—	—	—	—
John A. Rolls	—	115,000	—	—	115,000
Christopher Sotos(5)	—	—	—	—	—
Natica von Althann	35,000	67,500	—	—	102,500

The following table describes the total compensation earned by non-employee Directors during the fiscal year ended October 31, 2018, categorized by type of consideration earned.

Name of Director	Annual Equity Award ($)	Annual Retainer Fees ($)	Committee Participation Fees ($)	Total ($)(4)
James H. England(6)	50,000	35,000	17,500	102,500
Jason B. Few(10)	—	—	—	—
Mathew F. Hilzinger(7)	50,000	35,000	15,000	100,000
Christina Lampe-Onnerud(10)	—	—	—	—
John A. Rolls(8)	50,000	35,000	30,000	115,000
Christopher Sotos(5)	—	—	—	—
Natica von Althann(9)	50,000	35,000	17,500	102,500
(1)	The amounts reported represent the aggregate grant date fair value of the stock option and stock awards granted in fiscal year 2018 determined in accordance with FASB ASC Topic 718. Additional information about the assumptions that we used in valuing these awards is set forth in our Annual Report on Form 10-K in Note 16 to the Notes to Consolidated Financial Statements for our fiscal year ended October 31, 2018. Stock awards to directors are unrestricted shares of common stock that are not subject to any vesting provisions.
(2)	The options to purchase shares of our common stock granted to our non-employee Directors vest at a rate of 25% per quarter from date of grant.
(3)	As of October 31, 2018, the options to purchase shares of our common stock granted to our non-employee Directors for the 2018 service period were 75% vested.
(4)	The amount reported represents the aggregate dollar amount of all fees and other remuneration earned for services as a non-employee Director, including annual retainer fees, committee and/or chair fees and equity awards.
(5)	Mr. Sotos is President and Chief Executive Officer of Clearway Energy. Mr. Sotos does not receive compensation in connection with his service as a Director. Mr. Sotos is entitled to receive reimbursement for reasonable expenses incurred in connection with the performance of his duties as a Director. Mr. Sotos is not standing for re-election at the Annual Meeting.
(6)	Mr. England had 108,010 stock options outstanding as of October 31, 2018.
(7)	Mr. Hilzinger had 3,334 stock options outstanding as of October 31, 2018.
(8)	Mr. Rolls had 136,135 stock options outstanding as of October 31, 2018. Mr. Rolls is retiring and not standing for re-election at the Annual Meeting.
(9)	Ms. von Althann had 3,334 stock options outstanding as of October 31, 2018.
(10)	Mr. Few and Dr. Lampe-Onnerud were appointed to the Board on November 8, 2018. Accordingly, they did not receive any compensation in fiscal 2018.

FUELCELL ENERGY, INC. | PROXY STATEMENT 40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 17, 2019 with respect to: (a) each of our Directors; (b) each of our named executive officers named in the Fiscal 2018 Summary Compensation Table under the heading “Executive Compensation” on page 31 of this Proxy Statement (“NEOs”); (c) all of our Directors and executive officers as a group; and (d) the stockholders known to us who beneficially own more than 5% of the outstanding common stock of the Company.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all shares of common stock they beneficially own. Applicable percentage ownership is based on 108,434,101 shares of common stock outstanding on January 17, 2019. In computing the number of shares of common stock beneficially owned by a person and the applicable percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 17, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

Unless indicated otherwise, the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, CT 06810.

Name	Position	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned
Arthur A. Bottone	President and Chief Executive Officer; Director	263,877		*
Michael S. Bishop	Senior Vice President, Chief Financial Officer and Treasurer	130,084		*
Jennifer D. Arasimowicz	Senior Vice President, General Counsel and Corporate Secretary	45,184		*
Anthony F. Rauseo	Senior Vice President and Chief Operating Officer	143,811		*
James H. England	Director(2)	77,764		*
Jason B. Few	Director	—		*
Matthew F. Hilzinger	Director(3)	121,082		*
Christina Lampe-Onnerud	Director	—		*
John A. Rolls	Director(4)	453,408		*
Christopher S. Sotos	Director(5)	—		*
Natica von Althann	Director(6)	63,438		*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP	(11 PERSONS)	1,298,648		1.20%
Hudson Bay Capital Management LP	—	5,024,379	(7)	4.63%

*	Less than one percent.
(1)	Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.
(2)	Mr. England, by virtue of being a director of Enbridge Inc., may be deemed to beneficially own 15,166 shares of common stock which are issuable upon conversion of the FCE FuelCell Energy, Ltd. Series 1 Preferred Shares held by Enbridge Inc. Mr. England’s shareholdings include options to purchase 53,507 shares of common stock, which are currently exercisable.
(3)	Mr. Hilzinger’s shareholdings include options to purchase 2,502 shares of common stock, which are currently exercisable, and 118,580 shares of deferred stock units.
(4)	Mr. Rolls’ shareholdings include options to purchase 136,135 shares of common stock, which are currently exercisable. Mr. Rolls is retiring and not standing for re-election at the Annual Meeting.
(5)	Mr. Sotos is President and Chief Executive Officer of Clearway Energy. Our Board has determined that he is not an independent Director. Mr. Sotos does not receive compensation in connection with his service as a Director. Mr. Sotos is not standing for re-election at the Annual Meeting.
(6)	Ms. von Althann’s shareholdings include options to purchase 2,502 shares of common stock, which are currently exercisable, and 37,921 shares of deferred stock units.

(7)	The number of shares beneficially owned set forth in the table is as of December 31, 2018, as reported by Hudson Bay Capital Management LP and Mr. Sander Gerber (together, “Hudson Bay”) in a Schedule 13G/A filed with the SEC on January 31, 2019. The address for Hudson Bay is 777 Third Avenue, 30th Floor, New York, NY 10017. Hudson Bay Capital Management LP directly controls Hudson Bay Master Fund Ltd. (“Master Fund”) and Master Fund directly controls Tech Opportunities LLC. Pursuant to the terms of certain warrants exercisable for shares of common stock of the Company held by Master Fund and the terms of certain shares of convertible preferred stock held by Tech Opportunities LLC, Hudson Bay cannot exercise such warrants or convert such shares of convertible preferred stock if Hudson Bay would beneficially own, after such exercise or conversion, more than 4.99% of the outstanding shares of common stock (the “4.99% Blocker”). Consequently, according to Hudson Bay’s Schedule 13G/A, Hudson Bay is not able to exercise or convert all of the warrants and the shares of convertible preferred stock due to the 4.99% Blocker. Hudson Bay does not have sole voting or dispositive power with respect to any shares of common stock of the Company. Hudson Bay has shared voting and dispositive power with respect to 5,024,379 shares of common stock (including 5,016,724 shares of common stock issuable upon exercise of warrants and/or conversion of shares of convertible preferred stock). Mr. Gerber disclaims beneficial ownership of these securities.

FUELCELL ENERGY, INC. | PROXY STATEMENT 41

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers, Directors and persons who own more than ten percent of the issued and outstanding shares of the Company’s common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, all filings for the fiscal year ended October 31, 2018 were made on a timely basis.

Subsequent to the end of fiscal 2018, on November 8, 2018 Jason B. Few and Christina Lampe-Onnerud were elected to the Board. In connection with their election to the Board, Mr. Few and Dr. Lampe-Onnerud each received an award of restricted stock units on November 8, 2018. The Form 4 required to be filed by Mr. Few in connection with this award was not timely filed, but was filed on November 19, 2018. The Form 4 required to be filed by Dr. Lampe-Onnerud in connection with this award was not timely filed, but was filed on November 27, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit and Finance Committee reviews and, as appropriate, approves and ratifies “related person” transactions, defined as any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two fiscal years, (b) the Company is a participant, and (c) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, director or nominee for election as a director of FuelCell Energy, (b) greater than 5 percent beneficial owner of our outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household of a person. We do not have written policies or procedures for related person transactions but rely on the Audit and Finance Committee’s exercise of business judgment, consistent with Delaware law, in reviewing such transactions.

ENBRIDGE INC.

Mr. England, the Chairman of the Board, is a director of Enbridge, Inc. (“Enbridge”).

Enbridge transports and distributes energy across North America. Enbridge is headquartered in Toronto, Canada and is publicly held, trading on the Canadian stock exchange under the symbol ENB.

In connection with our acquisition of Global Thermoelectric Inc. in November 2003, we acquired a Preferred Share obligation relating to 1,000,000 Class A Cumulative Redeemable Exchangeable Preferred Shares (the “Series 1 Preferred Shares”) held by Enbridge, which were issued by our Canadian subsidiary, FCE FuelCell Energy, Ltd. (“FCE Ltd.”).

On March 31, 2011 and April 1, 2011, the Company entered into agreements with Enbridge to modify the provisions of the Series 1 Preferred Shares of FCE Ltd. Consistent with the previous Series 1 Preferred Share agreement, the Company continues to guarantee the return of principal and dividend obligations of FCE Ltd. to the holders of Series 1 Preferred Shares under the modified agreement.

The terms of the Series 1 Preferred Shares require (i) annual dividend payments of Cdn. $500,000 and (ii) annual return of capital payments of Cdn. $750,000 to Enbridge. These payments commenced on March 31, 2011 and will end on December 31, 2020. Dividends accrue at a 1.25% quarterly rate on the unpaid principal balance, and additional dividends will accrue on the cumulative unpaid dividends (inclusive of the Cdn. $12.5 million unpaid dividend balance as of the modification date) at a rate of 1.25% per quarter, compounded quarterly. On December 31, 2020, the amount of all accrued and unpaid dividends on the Series 1 Preferred Shares of Cdn. $21.1 million and the balance of the principal redemption price of Cdn. $4.4 million shall be paid to the holders of the Series 1 Preferred Shares. FCE Ltd. has the option of making dividend payments in the form of common stock or cash under the terms of the Series 1 Preferred Shares.

The Company made its scheduled payments for (i) annual dividend payments of Cdn. $500,000 and (ii) annual return of capital payments of Cdn. $750,000 to Enbridge during each of fiscal 2017 and 2018. The Company also recorded interest expense, which reflects the amortization of the fair value discount of approximately Cdn. $2.8 million in fiscal 2018 and Cdn. $2.6 million in fiscal 2017. As of October 31, 2018, the carrying value of the Series 1 Preferred Shares was Cdn. $20.9 million and it was Cdn. $19.4 million as of October 31, 2017.

FUELCELL ENERGY, INC. | PROXY STATEMENT 42

In addition to the above, the significant terms of the Series 1 Preferred Shares include the following:

■	Voting Rights – The holders of the Series 1 Preferred Shares are not entitled to any voting rights.

■	Dividends – Dividend payments can be made in cash or common stock of the Company, at the option of FCE Ltd., and if common stock is issued it may be unregistered. If FCE Ltd. elects to make such payments by issuing common stock of the Company, the number of common shares is determined by dividing the cash dividend obligation by 95% of the volume average price in U.S. dollars at which board lots of the common shares have been traded on Nasdaq during the 20 consecutive trading days preceding the end of the calendar quarter for which such dividend in common shares is to be paid converted into Canadian dollars using the Bank of Canada’s noon rate of exchange on the day of determination.

■	Redemption – The Series 1 Preferred Shares are redeemable by FCE Ltd. for Cdn. $25.00 per share less any amounts paid as a return of capital in respect of such share plus all unpaid dividends and accrued interest. Holders of the Series 1 Preferred Shares do not have any mandatory or conditional redemption rights.

■	Liquidation or Dissolution – In the event of the liquidation or dissolution of FCE Ltd., the holders of Series 1 Preferred Shares will be entitled to receive Cdn. $25.00 per share less any amounts paid as a return of capital in respect of such share plus all unpaid dividends and accrued interest. The Company has guaranteed any liquidation obligations of FCE Ltd.

■	Exchange Rights – A holder of Series 1 Preferred Shares has the right to exchange such shares for fully paid and non-assessable common stock of the Company at the following exchange prices (after giving effect to the December 3, 2015 reverse stock split):

■	Cdn. $1,664.52 per share of our common stock after July 31, 2015 until July 31, 2020; and

■	at any time after July 31, 2020, at a price equal to 95% of the then current market price (in Cdn.$) of shares of our common stock at the time of conversion.

For example, assuming the holder of the Series 1 Preferred Shares exercises its conversion rights after July 31, 2020 and assuming our common stock price is $0.85 (our common stock closing price on October 31, 2018) and an exchange rate of U.S. $1.00 to Cdn. $1.31 (exchange rate on October 31, 2018) at the time of conversion, we would be required to issue approximately 4,192,221 shares of our common stock.

During fiscal years 2018 and 2017, the Company did not recognize any revenue from Enbridge.

CLEARWAY ENERGY, INC.

Mr. Sotos, a member of our Board who is not standing for re-election at the Annual Meeting, is President, Chief Executive Officer and a director of Clearway Energy, Inc. (“Clearway”), formerly known as NRG Yield.

Clearway is a leading publicly-traded energy infrastructure investor focused on modern, sustainable and long-term contracted assets across North America. Clearway’s environmentally-sound asset portfolio includes over 7,000 megawatts of wind, solar and natural gas-fired power generation facilities, including fuel cells, as well as district energy systems.

On February 27, 2015, the Company entered into an agreement with NRG Yield to sell a 1.4 MW fuel cell power plant located at the University of Bridgeport to NRG Yield. The Company has an agreement with NRG Yield to provide operations and maintenance service for the plant. The Company realized revenue of $2.3 million in fiscal 2018 and $0.3 million in fiscal 2017 from NRG Yield under the operations and maintenance service agreement for the University of Bridgeport plant.

On April 5, 2018, the Company sold a second project asset to NRG Yield which resulted in the recognition of product revenue of $10.8 million.

FUELCELL ENERGY, INC. | PROXY STATEMENT 43

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to the Company’s equity compensation plans as of the end of the fiscal year ended October 31, 2018.

Plan Category	Number of Common Shares to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:
Equity incentive plans(1)	323,486	10.34	1,424,967
Employee stock purchase plan	-	-	500,000
TOTAL	323,486	10.34	1,924,967
(1)	Includes the Company’s 2018 Omnibus Incentive Plan.

AUDIT AND FINANCE COMMITTEE REPORT

During fiscal year 2018, the Audit and Finance Committee of the Board reviewed the quality and integrity of the Company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of KPMG LLP, its independent registered public accounting firm, the performance of KPMG LLP and other significant audit matters.

In performing its responsibilities, the Audit and Finance Committee has reviewed and discussed with management and KPMG LLP the audited consolidated financial statements for the year ended October 31, 2018 and KPMG LLP’s evaluation of the Company’s internal control over financial reporting as of October 31, 2018. The Audit and Finance Committee has also discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, Public Company Accounting Oversight Board (“PCAOB”), and Rule 2-07 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.

Pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit and Finance Committee concerning independence, the Audit and Finance Committee received written disclosure from the independent registered public accounting firm, and discussed with the auditors their independence. The Audit and Finance Committee has concluded that KPMG LLP’s independence had not been impaired.

Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

Matthew F. Hilzinger (Chair)
James H. England

Jason B. Few
Natica von Althann

FUELCELL ENERGY, INC. | PROXY STATEMENT 44

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

KPMG LLP

	2018 ($)	2017 ($)
Audit Fees	640,151	565,000
Audit Related Fees	118,000	170,000
Tax Fees	—	—
All Other Fees	—	—
TOTAL	758,151	735,000

AUDIT FEES

Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements, the evaluation of the effectiveness of internal controls over financial reporting, reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q, and services related to SEC filing matters. The amount shown for fiscal 2018 includes $15,151 of out-of-pocket expenses.

AUDIT-RELATED FEES

Audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2018 relate to services provided in connection with SEC registration statements and equity offerings.

The audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2017 were related to services provided in connection with SEC registration statements and equity offerings.

As set forth in its charter, it is the policy of our Audit and Finance Committee to pre-approve all audit and non-audit services provided by KPMG LLP.

FUELCELL ENERGY, INC. | PROXY STATEMENT 45

OTHER PROPOSALS

PROPOSAL 2	RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2019

The Audit and Finance Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2019 and is requesting ratification by the stockholders of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2019. KPMG LLP was our independent registered public accounting firm for the fiscal year ended October 31, 2018 and has served as our independent registered public accounting firm since 1995.

KPMG LLP representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

The Audit and Finance Committee of the Board considered a number of factors in determining whether to re-engage KPMG LLP as the Company’s independent registered public accounting firm, including the length of time the firm has served in this role, the firm’s professional qualifications and resources, the firm’s past performance and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent registered public accounting firms.

The Board and the Audit and Finance Committee believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Accordingly, we are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2019. Although ratification is not required by our amended and restated by-laws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection of KPMG LLP, the Audit and Finance Committee will evaluate the stockholder vote when considering the selection of an independent registered public accounting firm for the 2020 fiscal year. In addition, if stockholders ratify the selection of KPMG LLP, the Audit and Finance Committee may nevertheless periodically request proposals from other independent registered public accounting firms and as a result of such a process may select KPMG LLP or another firm as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2019.

PROPOSAL 3	ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the option to cast a non-binding advisory vote on the compensation of our named executive officers or NEOs. This advisory stockholder vote, commonly known as a “say-on-pay” vote, provides stockholders with the opportunity to endorse or not endorse the Company’s fiscal 2018 executive compensation programs and policies and the compensation paid to our NEOs as discussed in the Compensation Discussion and Analysis beginning on page 21, the accompanying compensation tables and the related narrative disclosure.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interests of the NEOs with the long-term interests of the Company’s stockholders. We believe our compensation policies and procedures demonstrate a transparent link between pay and performance.

FUELCELL ENERGY, INC. | PROXY STATEMENT 46

Because say-on-pay votes are advisory and non-binding, voting results cannot overrule any decisions made by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our NEOs.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS SET FORTH IN THE “EXECUTIVE COMPENSATION” SECTION OF THIS PROXY STATEMENT.

PROPOSAL 4	THE NASDAQ MARKETPLACE RULE PROPOSAL

GENERAL DESCRIPTION OF PROPOSAL

The stockholders of the Company are being asked to approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of the Company’s common stock exceeding 19.9% of the number of shares outstanding on August 27, 2018, upon conversion of the Series D Convertible Preferred Stock issued in an underwritten offering in August 2018.

This proposal is referred to in this Proxy Statement as the “Nasdaq Marketplace Rule Proposal” or “Proposal 4.”

BACKGROUND

On August 27, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. (the “Underwriter”), relating to an underwritten offering (the “Offering”) of the Company’s Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock” and, such shares, the “Series D Preferred Shares”). Subject to the terms and conditions contained in the Underwriting Agreement, the Underwriter agreed to purchase, and the Company agreed to sell, 30,680 Series D Preferred Shares. The Offering closed on August 29, 2018. The net proceeds to the Company from the sale of the Series D Preferred Shares, after deducting underwriting discounts and commissions and offering expenses, were approximately $25.3 million. The proceeds from the Offering supported project financing, working capital and general corporate purposes.

On August 29, 2018, the Company filed a Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the “Series D Certificate of Designations”) with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series D Preferred Stock. The Series D Certificate of Designations provides that the Series D Preferred Shares are initially convertible, at a Conversion Price (as defined below) of $1.38 per share, into 22,231,884 shares of common stock, par value $0.0001 per share, without regard to any limitation on conversion set forth in the Series D Certificate of Designations. The Series D Certificate of Designations also provides, however, that the Company may not issue any shares of common stock upon conversion of the Series D Preferred Shares or otherwise, if the issuance of such shares of common stock would exceed 19.9% of our outstanding shares of common stock as of August 27, 2018, or 18,531,213 shares of common stock, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction (the “Exchange Cap”).

You are being asked to consider and vote upon the Nasdaq Marketplace Rule Proposal that would permit us to issue a number of shares of our common stock in excess of the Exchange Cap pursuant to the Series D Certificate of Designations. We do not know the number of shares of our common stock that will ultimately be issued upon conversion of our Series D Preferred Shares, as certain of the conversion prices vary based on the trading price of our common stock. See “Background – Description of Series D Preferred Stock” below. However, each holder will be prohibited from converting Series D Preferred Shares into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would own more than 4.99% of the total number of shares of common stock then issued and outstanding. Each holder has the right to increase its maximum percentage ownership to 9.99% upon 60 days’ notice to the Company. Such 4.99% and 9.99% limitations are referred to herein as the beneficial ownership limitations.

The information set forth in this Proposal 4, including the following summary of certain terms and provisions of the Series D Preferred Shares, is qualified in its entirety by reference to the actual terms of the agreements entered into in connection with the Offering (including, but not limited to, the Underwriting Agreement and the Series D Certificate of Designations), which are included as exhibits to our Current Report on Form 8-K filed with the SEC on August 29, 2018.

Description of Series D Preferred Stock

Conversion Right. Under the Series D Certificate of Designations, each share of Series D Preferred Stock is convertible, at the holder’s option at any time, into shares of our common stock at a conversion rate equal to the quotient of (i) the $1,000 stated value (plus any additional amounts and late charges) divided by (ii) the initial conversion price of $1.38, subject to adjustment for specified events, including the following (the “Conversion Price”):

FUELCELL ENERGY, INC. | PROXY STATEMENT 47

•	The Conversion Price may be proportionately reduced in the event of a subdivision of the Company’s common stock into a greater number of shares or proportionately increased in the event of a combination of the Company’s common stock into a smaller number of shares.

•	In the event that the Company in any manner issues or sells or enters into any agreement to issue or sell Variable Price Securities (as defined in the Series D Certificate of Designations), which generally includes any common stock, options or convertible securities that are issuable at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but excluding customary anti-dilution provisions (each of the formulations for such variable price being referred to as, the “Variable Price”), each holder of Series D Preferred Shares will have the right (in its sole discretion) to substitute the Variable Price for the Conversion Price upon conversion of the Series D Preferred Shares. Following the closing of the Offering, sales of common stock pursuant to the Company’s At Market Issuance Sales Agreement with B. Riley FBR, Inc. and the Underwriter will be deemed Variable Price Securities with a Variable Price equal to the lowest price per share at which common stock is sold pursuant to that agreement. Under the Series D Certificate of Designations, the term “options” means any rights, warrants or options to subscribe for or purchase shares of common stock or convertible securities, and the term “convertible securities” means any stock or other security (other than options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of common stock.

•	At any time any Series D Preferred Shares remain outstanding, the Company may reduce the then current Conversion Price to any amount for any period of time deemed appropriate by the Board.

•	The Conversion Price or redemption amounts paid by the Company may also be adjusted upon the occurrence of certain triggering events as set forth in the Series D Certificate of Designations and summarized below under “Background - Conversion Upon a Triggering Event” and “Background - Redemption Upon a Triggering Event.”

Based on the Conversion Price in effect at the closing of the Offering of $1.38 per share, 22,231,884 shares of our common stock would be issuable upon conversion of all the shares of Series D Preferred Stock issued in the Offering. However, prior to the stockholder vote on this Proposal 4, the holders of Series D Preferred Shares have been, and if this Proposal 4 is not approved by the stockholders, the holders will be, prohibited from converting Series D Preferred Shares into shares of common stock if such conversion would cause the Company to issue a number of shares in excess of the Exchange Cap. Similarly, absent stockholder approval of this Proposal 4, the Company may not elect to redeem the stated value of Series D Preferred Shares with shares of the Company’s common stock (referred to as an installment conversion) nor may holders of the Series D Preferred Shares elect a conversion upon a triggering event, if any such conversion would cause the Company to exceed the Exchange Cap. See “—Redemption” and “—Conversion Upon a Triggering Event” below.

Conversion Upon a Triggering Event. Subject to the Exchange Cap and the beneficial ownership limitations provided in the Series D Certificate of Designations, in the event of a triggering event (as defined in the Series D Certificate of Designations and summarized below), the holders of Series D Preferred Shares may elect to convert such shares into shares of common stock at a conversion price equal to the lower of the conversion price in effect on the trading day immediately preceding the delivery of the conversion notice and 85% of the lowest volume-weighted average price (“VWAP”) of the common stock on any of the five consecutive trading days ending on the trading day immediately prior to delivery of the applicable conversion notice. This conversion right commences on the date of the triggering event and ends on the later of (i) the date the triggering event is cured and (ii) ten trading days after the Company delivers notice of the triggering event.

A triggering event (as defined in the Series D Certificate of Designations) includes, without limitation:

•	any failure to pay any amounts due to the holders of the Series D Preferred Shares;

•	the Company’s failure to timely deliver shares;

•	the suspension of the Company’s common stock from trading or failure to be trading or listed on The Nasdaq Global Market, without obtaining a listing on another national securities exchange, for a period of five consecutive trading days;

•	subject to limited exceptions, the Company’s failure for more than ten consecutive days to keep reserved for issuance 150% of the number of shares of common stock issuable upon conversion of the outstanding Series D Preferred Shares;

•	certain bankruptcy events; and

•	breaches of certain covenants that are not timely cured, where a cure period is permitted.

If a triggering event were to occur and the holders of the Series D Preferred Shares were to exercise their right to convert all such outstanding shares into shares of the Company’s common stock at the triggering event conversion price in effect on January 17, 2019, or $0.4417, the aggregate number of shares of the Company’s common stock issuable pursuant to the triggering event conversion would be 57,559,116. The Company would be required to reserve 150% of such number or 86,338,674 shares, which, together with the issued and outstanding shares of the Company’s common stock and its other commitments to reserve shares of common stock could exceed the number of authorized shares of common stock set forth in the Company’s Certificate of Incorporation, as amended (the “Certificate”), which could, in turn, result in a triggering event and an equity conditions failure under the Series D Certificate of Designations, if occurring during the applicable measurement periods. Accordingly, the Company is seeking approval of an increase in its authorized shares of common stock in Proposal 5.

FUELCELL ENERGY, INC. | PROXY STATEMENT 48

Redemption. On December 1, 2018 and on the sixteenth day and first day of each calendar month thereafter until and including March 1, 2020, subject to extension in certain circumstances (the “Maturity Date”), the Company will redeem the stated value of the Series D Preferred Stock, or $30,680,000, in thirty-one equal installments of approximately $989,677 (each bimonthly amount, an “Installment Amount” and the date of each such payment, an “Installment Date”). The holders of Series D Preferred Shares will have the ability to defer installment payments, but not beyond the Maturity Date. In addition, during a specified period prior to an Installment Date (which we refer to as an installment period), the holders of the Series D Preferred Shares may elect, at one or more times during such installment period, to accelerate the conversion of additional Series D Preferred Shares at the conversion price applicable to the Installment Amount at the immediately prior Installment Date, provided that such holders may not elect to effect any such acceleration if either (i) in the aggregate, all the accelerations in such installment period exceed 300% of the Installment Amount at the immediately prior Installment Date (not including any deferral amounts or acceleration amounts) or (ii) the amount of Series D Preferred Shares subject to prior accelerations exceeds in the aggregate twelve times the Installment Amount at the immediately prior Installment Date.

Subject to the Exchange Cap and the beneficial ownership limitations, the Company may elect to pay the Installment Amounts in cash or shares of common stock or in a combination of cash and shares of common stock, except that the Company’s right to make payment in shares of common stock, or an installment conversion, is dependent upon satisfying certain equity conditions set forth in the Series D Certificate of Designations. We refer herein to the failure to satisfy such equity conditions as an equity conditions failure. Among other things, these equity conditions include the Company’s continued listing on The Nasdaq Global Market or another permitted exchange, the Company reserving 150% of the number of shares of common stock necessary to effect the conversion of the Series D Preferred Shares that then remain outstanding (without regard to any limitations on conversions, such as the Exchange Cap or the beneficial ownership limitations) during the applicable measurement period, and the Company’s common stock maintaining certain minimum average prices and trading volumes during the applicable measurement period. Upon an equity conditions failure, a holder of Series D Preferred Shares may waive such failure (subject to certain exceptions) and receive the Installment Amount in shares of our common stock based on the installment conversion price (calculated as described in the following paragraph). Alternatively, a holder of Series D Preferred Shares may elect to receive all or part of the Installment Amount due in cash, which shall include an 8% premium to the Installment Amount. Any portion of such Installment Amount that is not paid in cash will retain the rights of Series D Preferred Shares; provided however, that the installment conversion price for such amount will not exceed the effective installment conversion price at the time the holder made such election.

If the Company elects an installment conversion, it will issue that number of shares of common stock equal to (a) the applicable Installment Amount, to be paid in common stock divided by (b) the least of (i) the then existing Conversion Price, (ii) 87.5% of the VWAP of the common stock on the trading day immediately prior to the applicable Installment Date, and (iii) 87.5% of the arithmetic average of the two lowest VWAPs of the common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the applicable Installment Date. The Company shall make an installment conversion election no later than the eleventh trading day immediately prior to the applicable Installment Date.

As discussed in the section of this Proxy Statement entitled “Proposal 5 – The Increase Authorized Shares Proposal,” if the Company were to elect to pay each Installment Amount due under the Series D Certificate of Designations pursuant to an installment conversion at the installment conversion price in effect on January 17, 2019, or $0.4666, the aggregate number of shares issuable pursuant to the installment conversions would be 54,493,039 and the aggregate number of shares required to be reserved would be 81,739,558, which, together with the issued and outstanding shares of the Company’s common stock and its other commitments to reserve shares of common stock could exceed the number of authorized shares set forth in its Certificate, which could result in a triggering event and an equity conditions failure under the Series D Certificate of Designations. See “Proposal 5 – The Increased Authorized Shares Proposal – Current Capitalization.” Accordingly, the Company is seeking approval of an increase in its authorized shares of common stock in Proposal 5.

Redemption Upon a Triggering Event. In the event of a triggering event (as defined in the Series D Certificate of Designations and summarized above under “– Conversion Upon a Triggering Event”), the holders of Series D Preferred Shares may require the Company to redeem such Series D Preferred Shares in cash at a price equal to the greater of  (a) 125% of the stated value of the Series D Preferred Shares being redeemed plus accrued dividends, if any, and (b) the market value of the number of shares issuable on conversion of the Series D Preferred Shares, valued at the greatest closing sales price during the period from the date immediately before the triggering event through the date the Company makes the redemption payment.

Redemption Upon a Change of Control. In the event of a change of control, as defined in the Series D Certificate of Designations, the holders of Series D Preferred Shares can force redemption at a price equal to the greater of (a) the conversion amount to be redeemed multiplied by 125%, (b) the product of  (i) the conversion amount being redeemed multiplied by (ii) the quotient determined by dividing (A) the greatest closing sale price of the common stock on any trading day during the period commencing immediately preceding the earlier to occur of (1) the consummation of the applicable change of control and (2) the public announcement of such change of control and ending on the date such holder delivers the change of control redemption notice, by (B) the Conversion Price then in effect and (c) the product of  (i) the conversion amount being redeemed multiplied by (ii) the quotient determined by dividing (A) the aggregate value of the cash and non-cash consideration per share of common stock being paid to holders of common stock in the change of control transaction by (B) the Conversion Price then in effect. Redemptions of the Series D Preferred Shares required under the Series D Certificate of Designations in connection with a change of control will have priority over payments to all other stockholders of the Company in connection with such change of control.

Dividends. Each holder of Series D Preferred Shares shall be entitled to receive dividends (a) if no triggering event has occurred and is continuing, when and as declared by the Board, in its sole and absolute discretion or (b) if a triggering event has occurred and until such triggering event has been cured, a dividend of 15% per annum based on the holder’s outstanding number of Series D Preferred Shares multiplied by the stated value. The holders of Series D Preferred Shares also have the right to participate in any dividend or other distribution made to holders of common stock to the same extent as if they had converted their Series D Preferred Shares.

Liquidation Preference. In the event of the Company’s liquidation, dissolution, or winding up, prior to distribution to holders of securities ranking junior to the Series D Preferred Shares, holders of Series D Preferred Shares will be entitled to receive the amount of cash, securities or other property equal to the greater of (a) the stated value thereof on the date of such payment plus accrued dividends, if any and (b) the amount per share such holder would receive if such holder converted such Series D Preferred Shares into common stock immediately prior to the date of such payment.

Ranking. Shares of Series D Preferred Stock rank with respect to dividend rights and rights upon the liquidation, winding up or dissolution of the Company:

•	senior to shares of the Company’s common stock;

•	junior to the Company’s debt obligations;

FUELCELL ENERGY, INC. | PROXY STATEMENT 49

•	junior to the Company’s outstanding 5% Series B Cumulative Convertible Perpetual Preferred Stock;

•	pari passu to the Company’s outstanding Series C Convertible Preferred Stock; and

•	effectively junior to the Company’s subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

Limited Voting Rights. The holders of the Series D Preferred Shares have no voting rights, except as required by law. Any amendment to the Company’s Certificate, amended and restated by-laws, or the Series D Certificate of Designations that adversely affects the powers, preferences and rights of the Series D Preferred Stock requires the approval of the holders of a majority of the Series D Preferred Shares then outstanding.

Participation Rights. Until August 29, 2019, the holders of the Series D Preferred Shares have the right to receive notice of and to participate in any offering, issuance or sale of equity or equity-equivalent securities by the Company or its subsidiaries, other than issuances under certain employee benefit plans, upon the conversion of certain options or other convertible securities, or pursuant to certain acquisitions or strategic transactions. Pursuant to such participation rights, the Company must offer to issue and sell to such holders at least 35% of the offered securities.

NECESSITY OF STOCKHOLDER APPROVAL

As a result of being listed for trading on the Nasdaq Global Market, issuances of the Company’s common stock are subject to the Nasdaq Stock Market Rules, including Nasdaq Marketplace Rule 5635(d).

Nasdaq Marketplace Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of book or market value of the stock, with market value determined by reference to the closing price immediately before the issuer enters into a binding agreement for the issuance of such securities. The issuance of the Series D Preferred Stock may be deemed to involve the issuance of securities convertible into more than 20% of the Company’s outstanding common stock for a price that is less than the greater of the book or market value of the Company’s common stock immediately before the Company entered into the binding agreement for the issuance of such securities.

Accordingly, we are requesting in this Proposal 4 that our stockholders approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of common stock exceeding 19.9% of the number of shares outstanding on August 27, 2018, upon conversion of the Series D Preferred Stock.

POTENTIAL ADVERSE EFFECTS – DILUTION AND IMPACT OF CONVERSION ON EXISTING STOCKHOLDERS

The issuance of the Series D Preferred Stock will have a dilutive effect on current stockholders who did not participate in the Offering in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the common stock issuable upon the conversion of the Series D Preferred Stock. This means also that current stockholders who did not participate in the Offering will own a smaller interest in the Company as a result of the Offering and will therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the common stock issuable upon conversion of the Series D Preferred Stock could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.

Adjustments to the Conversion Price, as described under “Background – Description of Series D Preferred Stock – Conversion Right,” may result in the issuance of substantially more than the 22,231,884 shares issuable at the initial Conversion Price of $1.38 per share, which would increase the dilutive effect of the issuance and conversion of the Series D Preferred Stock on the Company’s stockholders.

Furthermore, the number of shares of common stock issuable pursuant to installment conversions and triggering event conversions may vary based on the trading price of our common stock. See “Background – Description of Series D Preferred Stock – Redemptions and – Conversion Upon a Triggering Event” for a description of the conversion rate calculations. Because of potential adjustments to the number of shares issuable upon conversions of the Series D Preferred Stock, the exact magnitude of the dilutive effect of the Series D Preferred Stock cannot be conclusively determined. However, the dilutive effect may be material to current stockholders of the Company.

FUELCELL ENERGY, INC. | PROXY STATEMENT 50

EFFECT ON CURRENT STOCKHOLDERS IF THIS PROPOSAL IS NOT APPROVED

If our stockholders do not approve this Proposal 4, then the aggregate number of shares of common stock issuable upon conversion of the Series D Preferred Shares will be limited to the Exchange Cap, or 18,531,213, which will limit our ability to use shares of common stock as payment for the installment conversions of the Series D Preferred Shares, which would, in turn, require us to satisfy such obligations with cash. However, we may not have sufficient cash resources at the applicable time to make such cash payments or to make such cash payments in full. Additionally, certain such cash payments may not be permitted under the terms of our existing or future indebtedness or may cause us to fail to satisfy financial maintenance covenants.

In addition, we will be required to seek stockholder approval of this proposal, at the Company’s expense, every 90 days following the Annual Meeting until we receive stockholder approval of this proposal. We are not seeking stockholder approval to authorize the Offering, the entry into or the closing of the transaction, or the execution of the related transaction documents, as we have already entered into and closed the transaction and executed the related transaction documents, which are binding obligations on us. The failure of our stockholders to approve this Proposal 4 will not negate the existing terms of such transaction documents or any other documents relating to the Offering. The Series D Preferred Stock issued at the closing of the Offering will remain outstanding and the terms of the Series D Preferred Stock will remain binding obligations of the Company.

VOTE REQUIRED

Approval of this Proposal 4 (otherwise referred to as the Nasdaq Marketplace Rule Proposal) requires the affirmative vote of the holders of a majority of the shares of common stock casting votes in person or by proxy on this proposal at the Annual Meeting. This proposal is a “non-routine” matter under NYSE Rule 452 on which brokers may not vote without instruction from beneficial owners. Abstentions and broker non-votes will have no effect on the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ MARKETPLACE RULE PROPOSAL.

PROPOSAL 5	THE INCREASE AUTHORIZED SHARES PROPOSAL

GENERAL DESCRIPTION OF PROPOSAL

The Board has approved a proposed amendment, subject to stockholder approval, to Article FOURTH of the Certificate that increases the number of authorized shares of common stock from 225,000,000 shares to 335,000,000 shares. An increase in the number of authorized shares will not have a dilutive effect on the value of our stockholders’ common stock; only the actual issuance of additional common stock would have such an effect.

This proposal is referred to in this Proxy Statement as the “Increase Authorized Shares Proposal” or “Proposal 5.”

CURRENT CAPITALIZATION

As of January 17, 2019, 108,434,101 shares of our common stock were issued and outstanding with an additional 140,760,910 shares of common stock reserved for issuance as of such date or that may be required to be reserved based on assumptions regarding conversions and the trading price of our common stock reflected in the footnotes to the table below. These totals are not necessarily indicative of the actual number of shares of our common stock to be issued, as it will vary depending on the amount of conversions of our outstanding convertible securities and the trading price of our common stock at the time of such conversions.

Type of Security	Shares of Common Stock Reserved or That May be Required to be Reserved for Issuance
Equity Incentive Plans	4,999,595
Employee Stock Purchase Plan	459,493
5% Series B Cumulative Convertible Perpetual Preferred Stock	454,043
Series 1 Preferred Stock (1)	6,497,129
Series A Warrants	7,680,000
Series C Warrants	11,569,364
Series C Convertible Preferred Stock (2)	27,361,728
Series D Convertible Preferred Stock (3)	81,739,558

FUELCELL ENERGY, INC. | PROXY STATEMENT 51

(1)	Our wholly-owned subsidiary, FCE FuelCell Energy, Ltd., has 1,000,000 Series 1 Preferred Shares issued and outstanding. Upon conversion, these shares are convertible into FuelCell Energy, Inc. common stock. The terms of the Series 1 Preferred Shares require (i) annual dividend payments of Cdn. $500,000 and (ii) annual return of capital payments of Cdn. $750,000. These payments commenced on March 31, 2011 and will end on December 31, 2020. Dividends accrue at a 1.25% quarterly rate on the unpaid principal balance, and additional dividends will accrue on the cumulative unpaid dividends (inclusive of the Cdn. $12.5 million unpaid dividend balance as of the modification date) at a rate of 1.25% per quarter, compounded quarterly. On December 31, 2020, the amount of all accrued and unpaid dividends on the Series 1 Preferred Shares of Cdn. $21.1 million and the balance of the principal redemption price of Cdn. $4.4 million shall be paid to the holders of the Series 1 Preferred Shares. FCE Ltd. has the option of making dividend payments in the form of common stock or cash under the terms of the Series 1 Preferred Shares. In addition, the holder has the option to convert the principal in the form of stock or cash under the terms of the Series 1 Preferred Shares. As of January 17, 2019, shares of common stock potentially issuable under the Series 1 Preferred Shares issued by FCE FuelCell Energy, Ltd. to satisfy conversion requirements totaled 15,168. The conversion ratio for these preferred shares adjusts in the future, which will affect the number of shares issuable upon conversion. At any time after July 1, 2020, the ratio will adjust to a price equal to 95 percent of the then current market price (in Cdn $) of shares of the Company’s common stock at the time of conversion. For example, assuming the holder of the Series 1 Preferred Shares exercises its conversion rights after July 31, 2020 and assuming the common stock price is $0.54 (the common stock closing price on January 17, 2019) and an exchange rate of U.S. $1.00 to Cdn. $1.33 (exchange rate on January 17, 2019) at the time of conversion, the Company would be required to issue approximately 6.5 million shares of common stock. The foregoing is for illustrative purposes only, as the Company cannot estimate with certainty the exchange rate or market price of its common stock in 2020.

(2)	The Certificate of Designations, Preferences and Rights ("Series C Certificate of Designations") of the Series C Convertible Preferred Stock of the Company ("Series C Preferred Stock") provides that the Company shall reserve at least 150% of the number of shares of common stock necessary to effect the conversion of the shares of Series C Preferred Stock that then remain outstanding (without regard to any limitations on conversions, such as those imposed by Nasdaq listing rules or beneficial ownership limitations). The number of shares of common stock issuable upon conversion of the Series C Preferred Stock as of January 17, 2019, based on the then-current conversion price is approximately 18,241,152 shares. If the Company elects an installment conversion, the number of shares of common stock issuable upon such conversion of the Series C Preferred Stock varies based on the trading price of our common stock. The number of reserved shares reflected in the table assumes the Company elects to pay each installment amount that becomes due with respect to the Series C Preferred Stock pursuant to an installment conversion at the installment conversion price in effect on January 17, 2019, and is calculated as follows: the stated value of the shares of Series C Preferred Stock outstanding on January 17, 2019 of $7,916,660 (original stated value of $33,500,000 less conversion through January 17, 2019 totaling $25,583,340) divided by the conversion price of $0.43, which equals 18,241,152 shares. 150% of 18,241,152 shares equals 27,361,728 shares. The foregoing is for illustrative purposes only, as the Company cannot estimate with certainty the future trading price of its common stock or whether it will elect to pay all installment amounts that become due with respect to the Series C Preferred Stock pursuant to an installment conversion.

(3)	The Series D Certificate of Designations provides that the Company shall reserve at least 150% of the number of shares of common stock necessary to effect the conversion of the Series D Preferred Shares that then remain outstanding (without regard to any limitations on conversions, such as the Exchange Cap or the beneficial ownership limitations). The number of shares of common stock issuable upon conversion of the Series D Preferred Shares as of January 17, 2019, based on the Conversion Price is approximately 54,493,039 shares. The number of shares of common stock issuable upon an installment conversion of the Series D Preferred Shares varies based on the trading price of our common stock. See "Proposal 4 - The Nasdaq Marketplace Rule Proposal - Background" for a more detailed description of the Conversion Price adjustments and the installment conversion price calculation. The number of reserved shares reflected in the table assumes the Company elects to pay each Installment Amount that becomes due under the Series D Certificate of Designations pursuant to an installment conversion at the installment conversion price in effect on January 17, 2019, and is calculated as follows: the stated value of the Series D Preferred Shares outstanding on January 17, 2019 of $25,426,452 (original stated value of $30,680,000, less $5,253,548 of conversions through January 17, 2019) divided by the conversion price of $0.4666, which equals 54,493,039 shares. 150% of 54,493,039 shares equals 81,739,558 shares. The foregoing is for illustrative purposes only, as the Company cannot estimate with certainty the future trading price of its common stock or whether it will elect to pay all Installment Amounts that become due with respect to its Series D Preferred Stock pursuant to an installment conversion.

In addition to the authorized shares of common stock, the Company is authorized to issue up to 250,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series designated by our Board, of which 105,875 shares have been designated as 5% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B preferred stock”), 33,500 shares have been designated as Series C Preferred Stock, and 30,680 shares have been designated as Series D Preferred Stock (as described in Proposal 4 above). On January 17, 2019, 64,020 shares of Series B preferred stock were issued and outstanding, 7,917 shares of Series C Preferred Stock were issued and outstanding, and 25,426 shares of Series D Preferred Stock were issued and outstanding. Neither the number of shares of preferred stock that the Company is authorized to issue, nor the preferences, rights or other characteristics of any preferred stock, would be changed by this Increase Authorized Shares Proposal.

FUELCELL ENERGY, INC. | PROXY STATEMENT 52

PURPOSE OF THE AMENDMENT

The Board is recommending the increase in authorized shares of common stock for future corporate needs and to ensure that sufficient shares of common stock are available (i) to reserve for future issuance upon conversion of the outstanding Series D Preferred Shares, as the Company is required to reserve 150% of the number of shares of common stock necessary to effect the conversion of the Series D Preferred Shares that then remain outstanding (without regard to any limitations on conversions, such as the Exchange Cap or the beneficial ownership limitations) and (ii) for future issuance upon conversion of the Series D Preferred Stock. In addition to providing additional shares for reservation and future issuance upon the conversion of the Series D Preferred Stock, the Board believes that these additional shares will provide the Company with needed flexibility to issue shares under the Company’s existing At Market Issuance Sales Agreement (“ATM Agreement”) and to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

Shares authorized may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, by regulatory agency, or under the rules of the Nasdaq Stock Market or any stock exchange on which the Company’s common stock may then be listed. The newly authorized shares of common stock would be issuable for any proper corporate purposes, including future acquisitions, investment opportunities, the establishment of collaboration or other strategic agreements, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future employee equity plans or for other corporate purposes. Currently, other than the reservation of shares in accordance with the Series D Certificate of Designations and potential issuances under the Company’s ATM Agreement, there are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock which would be authorized by the proposed amendment to the Certificate described in this Proposal 5.

As discussed in additional detail under Proposal 4 – The Nasdaq Marketplace Rule Proposal and as illustrated by the “Current Capitalization” table above, if the Company were to elect to pay each Installment Amount that became due under its Series D Certificate of Designations pursuant to an installment conversion at the installment conversion price in effect on January 17, 2019, or $0.4666, we would be required to issue 54,493,039 shares of common stock, in the aggregate, and would be required to reserve 81,739,558 shares of common stock, in the aggregate, which together with the Company’s issued and outstanding common stock on such date and its other commitments to reserve shares of common stock, could exceed the number of authorized shares set forth in its Certificate. Because the number of shares of our common stock that we are required to issue and reserve pursuant to certain conversions of our outstanding Series D Preferred Shares varies based on the trading price of our common stock and could increase in the future as illustrated by the “Current Capitalization” table above, the Board deems it advisable to increase our authorized common stock available for future issuance.

While not currently an issue, if, in the future, the Company does not have a sufficient number of authorized shares of common stock to elect to pay the bimonthly Installment Amounts (required by the Series D Certificate of Designations) in stock, then the Company would have to pay such bimonthly Installment Amounts in cash. However, the Company may not have sufficient cash resources at the applicable time to make those cash payments or to make such cash payments in full. In addition, certain such cash payments may not be permitted under the terms of the Company’s existing or future indebtedness or may cause the Company to fail to satisfy financial maintenance covenants. See “Proposal 4 – The Nasdaq Marketplace Rule Proposal” for additional information regarding the terms of the Series D Preferred Stock, the payments to be made to the holders thereof, and the consequences of a failure to make such payments as and when required under the Series D Certificate of Designations.

In addition, if a triggering event were to occur and the holders of the Series D Preferred Shares were to exercise their right to convert all such outstanding shares into shares of the Company’s common stock at the triggering event conversion price in effect on January 17, 2019, or $0.4417, the aggregate number of shares of the Company’s common stock issuable pursuant to the triggering event conversion would be 57,559,116. The Company would be required to reserve 150% of such amount or 86,338,674 shares, which, together with the issued and outstanding shares of the Company’s common stock and its other commitments to reserve shares of common stock could exceed the number of authorized shares of common stock set forth in the Certificate, which, if occurring during the applicable measurement periods, would result in a triggering event and an equity conditions failure under the Series D Certificate of Designations.

If the Company does not have sufficient shares of common stock available to meet the reserve requirements of the Series D Certificate of Designations, then the Company is required to seek stockholder approval of an increase in its authorized shares of common stock, as it is in this Proposal 5. If the Company fails for more than ten consecutive days to reserve for issuance at least 150% of the number of shares of common stock that the holders of the Series D Preferred Shares would be entitled to receive upon a conversion, in full, of all such shares then held by such holders (without regard to any limitations on conversion, such as the Exchange Cap and beneficial ownership limitations), it will constitute a “triggering event” under the Series D Certificate of Designations, except, solely with respect to the first occurrence of an Authorized Share Failure (as defined in the Series D Certificate of Designations), to the extent the Company is seeking approval of its stockholders to increase the Company’s authorized shares of common stock to an amount sufficient to comply with the Company’s reserve requirements under the Series D Certificate of Designations. Additionally, the failure to reserve a sufficient number of shares of common stock as required by the Series D Certificate of Designations will result in an equity conditions failure under the Series D Certificate of Designations, which gives the holders of the Series D Preferred Stock the option to require us to pay certain bimonthly Installment Amounts in cash. See “Proposal 4 – The Nasdaq Marketplace Rule Proposal” for additional information regarding the consequences of a triggering event and an equity conditions failure.

RIGHTS OF ADDITIONAL AUTHORIZED SHARES

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding. Holders of shares of our common stock (solely in their capacity as holders of shares of our common stock) have no preemptive rights or rights to convert their shares of our common stock into any other securities. Accordingly, should the Board elect to issue additional shares of our common stock, existing holders of shares of our common stock would not have any preferential rights to purchase the shares.

POTENTIAL ADVERSE EFFECTS OF THE AMENDMENT

Future issuance of common stock or securities convertible into our common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible take-over scenario. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This Proposal 5 is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

FUELCELL ENERGY, INC. | PROXY STATEMENT 53

EFFECTIVENESS OF THE AMENDMENT

If the proposed amendment to the Certificate described in this Proposal 5 is approved by our stockholders, it will become effective upon the filing of a Certificate of Amendment to the Certificate of the Company with the Secretary of State of the State of Delaware.

RISKS TO STOCKHOLDERS OF NON-APPROVAL

If the proposed amendment to our Certificate described in this Proposal 5 is not approved by our stockholders, it may limit the Company’s ability to satisfy its obligations under the Series D Certificate of Designations by issuing shares of our common stock upon the conversion of the Series D Preferred Stock. If the Company does not have a sufficient number of shares of common stock to elect to pay its bimonthly Installment Amounts (required by the Series D Certificate of Designations) in stock, then the Company would have to pay such bimonthly Installment Amounts in cash. However, the Company may not have sufficient cash resources at the applicable time to make those cash payments or to make such cash payments in full. In addition, certain such cash payments may not be permitted under the terms of the Company’s existing or future indebtedness or may cause the Company to fail to satisfy financial maintenance covenants. See “Proposal 4 – The Nasdaq Marketplace Rule Proposal” for additional information regarding the terms of the Series D Preferred Stock, the payments to be made to the holders thereof, and the consequences of a failure to make such payments as and when required under the Series D Certificate of Designations.

If the proposed amendment to our Certificate described in this Proposal 5 is not approved by our stockholders, the Company may not have sufficient shares of common stock available to reserve 150% of the number of shares of common stock issuable upon conversion of the then outstanding Series D Preferred Shares, as required by the Series D Certificate of Designations. If the Company does not have sufficient shares of common stock for reservation pursuant to the terms of the Series D Certificate of Designations, the Company is required to seek stockholder approval of an increase in its authorized shares of common stock, as it is in this Proposal 5. The Company’s failure to reserve the requisite shares of common stock pursuant to the Series D Certificate of Designations for more than ten consecutive days will constitute a “triggering event,” subject to a limited exception pursuant to which the Company must seek stockholder approval to increase its authorized common stock. Accordingly, a failure to approve the proposed amendment to the Certificate described in this Proposal 5 may result in a triggering event under the Series D Certificate of Designations. See “Proposal 4 – The Nasdaq Marketplace Rule Proposal” for additional information regarding the consequences of a triggering event. Additionally, the failure to reserve a sufficient number of shares as required by the Series D Certificate of Designations, will result in an equity conditions failure under the Series D Certificate of Designations, which gives the holders of the Series D Preferred Stock the right to require us to pay bimonthly Installment Amounts in cash at 108% of the Installment Amount. See “Proposal 4 – The Nasdaq Marketplace Rule Proposal - Background – Redemption.”

Additionally, if the proposed amendment to the Certificate described in this Proposal 5 is not approved by our stockholders, it may impede the Company’s ability to issue shares under the Company’s existing ATM Agreement and to otherwise raise equity capital should the need arise. If the Company is not able to raise equity capital, it may cause the loss of significant business opportunities, which could adversely affect our financial performance, growth and ability to continue our operations. The Board is not aware of any attempt, or contemplated attempt to acquire control of the Company, and does not intend or view the proposed increase in authorized common stock to be an anti-takeover measure.

VOTE REQUIRED

Approval of this Proposal 5 (otherwise referred to as the Increase Authorized Shares Proposal) requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date for the Annual Meeting. This proposal is a “non-routine” matter under NYSE Rule 452 on which brokers may not vote without instruction from beneficial owners. Abstentions and broker non-votes will have the effect of a vote “Against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE INCREASE AUTHORIZED SHARES PROPOSAL.

PROPOSAL 6	THE REVERSE STOCK SPLIT PROPOSAL

GENERAL DESCRIPTION OF PROPOSAL

We are asking stockholders to (i) authorize the Board to effect, in its discretion, on or prior to April 4, 2020, a reverse stock split of our outstanding (and treasury) common stock, with such reverse stock split to combine a whole number of outstanding shares of our common stock in a range of not less than three shares and not more than twelve shares into one share of common stock, with the exact ratio within such range to be determined by the Board, and (ii) approve a corresponding amendment to our Certificate (the “Reverse Split Amendment”) to effect such reverse stock split, subject to the Board’s authority to determine not to effect any reverse stock split and to abandon the Reverse Split Amendment. If our stockholders approve the reverse stock split and the Board determines to implement the reverse stock split, the reverse stock split will become effective upon the filing of the Reverse Split Amendment with the Delaware Secretary of State. In the event that Proposal 5 – the Increase Authorized Shares Proposal is also approved, the reverse stock split and the Reverse Split Amendment, if implemented by the Board, will become effective after the effectiveness of Proposal 5 – the Increase Authorized Shares Proposal.

The reverse stock split will be realized simultaneously for all outstanding common stock and the ratio determined by the Board will be the same for all outstanding common stock. The reverse stock split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The Reverse Split Amendment will not change the total number of authorized shares of common stock, and the par value of the common stock will remain at $0.0001 per share. The number of authorized shares of preferred stock will also remain the same.

The Board unanimously approved, and recommended seeking stockholder approval of this Reverse Stock Split Proposal on February 6, 2019. The Board may determine in its discretion not to effect any reverse stock split and not to file the Reverse Split Amendment. Subject to approval of the Reverse Split Amendment through the approval of this Reverse Stock Split Proposal, no further action on the part of our stockholders will be required to either implement or abandon the reverse stock split. As detailed below, if the Board does not effect the reverse stock split by filing the Reverse Split Amendment on or before April 4, 2020, the Board will no longer be permitted to effect the reverse stock split as the authority of the Board to effect the reverse stock split will expire on April 4, 2020.

FUELCELL ENERGY, INC. | PROXY STATEMENT 54

The Board’s determination as to whether and when to effect a reverse stock split will be based on a number of factors, including the closing bid price for our common stock, the status of our compliance with Nasdaq listing rules, prevailing market conditions, existing and expected trading prices for our common stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our common stock.

The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict whether, or assure that, the reverse stock split will produce or maintain the desired results (for more information on the risks, see the section below entitled “Certain Risks Associated with the Reverse Split”). However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to effect a reverse stock split as outlined in this Reverse Stock Split Proposal.

PURPOSE OF THE REVERSE STOCK SPLIT

The Board believes that implementing a reverse stock split is likely to increase the market price for our common stock as fewer shares will be outstanding. The Board believes that, should the appropriate circumstances arise, effecting the reverse stock split would, among other things, help us to or help to (as applicable):

-	Meet certain continued listing requirements of the Nasdaq Global Market, including the minimum bid price requirement described below;
-	Appeal to a broader range of investors to generate greater investor interest in the Company;
-	Improve the perception of our common stock as an investment security; and
-	Provide us with additional shares of common stock for future corporate purposes, including, but not limited to, future capital raising transactions.

Our common stock is listed on the Nasdaq Global Market (FCEL), which imposes continued listing requirements with respect to listed shares. On November 28, 2018, we received a letter from The Nasdaq Stock Market (“Nasdaq”) stating that we are not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price of our common stock was below the required minimum of $1.00 per share for the previous 30 consecutive business days. In accordance with Nasdaq Listing Rules, we have a period of 180 calendar days, or until May 28, 2019, to regain compliance with the minimum bid price requirement. If at any time before May 28, 2019 the closing bid price of our common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide us with written confirmation that we have regained compliance with the minimum bid price requirement and this matter will be closed. We have notified Nasdaq of our intention to regain compliance with the Nasdaq minimum bid price requirement. Reducing the number of shares of our common stock outstanding through a reverse stock split may increase the price per share of our common stock, but there can be no certainty or assurance that it will do so or that it will do so for a sufficient period of time for us to regain compliance with the minimum bid price requirement. If we are unable to demonstrate compliance with Rule 5450(a)(1) by May 28, 2019, we can submit an application to transfer our securities to The Nasdaq Capital Market and request an additional 180-day period to regain compliance with the minimum bid price requirement. However, if we are not able to regain compliance within such additional 180-day period, or if we are otherwise not eligible for continued listing on Nasdaq, the Nasdaq staff will provide notice that our common stock will be subject to delisting. Such delisting could adversely affect the market price and liquidity of our common stock, reduce our ability to raise additional capital, and result in a triggering event under the Series D Certificate of Designations and the Series C Certificate of Designations.

The Board has concluded that, absent a significant market-driven increase in our stock price, the best way for us to increase the closing bid price of our common stock to the level satisfactory to meet the continued listing requirements of Nasdaq is to effect a reverse stock split. We believe that listing our common stock on Nasdaq improves the marketability and liquidity of our common stock by making it available to a broader range of potential investors. If our common stock is delisted from Nasdaq, we believe this would, in addition to the effects described above, reduce the volume of shares traded and increase the volatility of our stock price. We believe that the reverse stock split will be sufficient to satisfy the minimum $1.00 per share bid price requirement for continued listing on Nasdaq. However, following the reverse stock split, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split or that the market price of the post-split common stock can be maintained at the minimum per share bid price required by Nasdaq.

The Board further believes that a reverse stock split will extend the Board’s flexibility to make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that stockholder approval of this proposal will extend the Board’s flexibility to make our common stock a more attractive and cost effective investment for many investors, which we believe will enhance the liquidity of the holders of our common stock.

FUELCELL ENERGY, INC. | PROXY STATEMENT 55

Furthermore, while the implementation of the reverse stock split would not change the total number of shares of our common stock authorized for issuance, the number of shares of our common stock available for issuance following the implementation of the reverse stock split would increase to the extent the reverse stock split reduces the number of outstanding shares of our common stock. Accordingly, the Board believes that the reverse stock split would provide the Company with additional authorized, unissued and otherwise unreserved shares that may be used for future corporate purposes, including future acquisitions, investment opportunities, the establishment of collaboration or other strategic agreements, or capital raising transactions involving equity or convertible debt securities, although, as of the date of this Proxy Statement, there are no plans, arrangements, commitments or understandings relating to any such transactions and the number of shares that may be used in connection with such transactions is therefore unknown.

If this proposal is approved by the stockholders, the Board, in its sole discretion, will determine whether a reverse stock split is in the best interests of the Company and our stockholders, taking into consideration the factors discussed in this proposal. If our Board believes that a reverse stock split is in our best interests and the best interests of our stockholders, the Board will then implement the reverse stock split.

In order to implement the reverse stock split, we would file the Reverse Split Amendment with the Secretary of State of the State of Delaware at such time as our Board determines is the appropriate effective time for the reverse stock split. The Reverse Split Amendment would add a new provision providing that holders of our common stock immediately prior to the filing of the amendment will receive one share of common stock for each number of shares selected by the Board. The proposed amendment to Article FOURTH of the Certificate would add the following paragraph to the end of Article FOURTH:

Effective as of 5:00 p.m., Eastern time, on the date that this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each ____ (the “Reverse Split Factor”)(2) shares of the Common Stock issued and outstanding or held in the treasury (if any) immediately prior to the Effective Time shall be automatically combined and converted, without further action, into one (1) validly issued, fully paid and non-assessable share of Common Stock with a par value of $.0001 per share, subject to the treatment of fractional shares. No fractional shares shall be issued and, in lieu thereof, any holder of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share shall be entitled to receive a cash payment (without interest) in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported on The Nasdaq Global Market, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

(1)	As determined by the Board

BOARD DISCRETION TO IMPLEMENT THE REVERSE STOCK SPLIT AND DETERMINE THE RATIO

If the reverse stock split and the Reverse Split Amendment are approved by our stockholders, the Reverse Split Amendment will be filed, if at all, only upon a determination by the Board, on or prior to April 4, 2020, that the actions contemplated by the Reverse Split Amendment are in the best interests of the Company and our stockholders. Such determination will be based on certain factors, including the closing bid price for our common stock, the status of our compliance with Nasdaq listing rules, prevailing market conditions, existing and expected trading prices for our common stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our common stock.

Notwithstanding approval by the stockholders of this Proposal 6, the Board may determine not to effect the reverse stock split. If the Board elects not to implement the reverse stock split on or prior to April 4, 2020, stockholder approval would again be required prior to implementing any reverse stock split subsequent to April 4, 2020.

The ratio of the reverse stock split, if approved and implemented, will be not less than one-for-three and not more than one-for-twelve, as determined by the Board in its sole discretion.

FUELCELL ENERGY, INC. | PROXY STATEMENT 56

For example, if a stockholder presently holds 100 shares of our common stock, he or she would hold 20 shares of common stock following a one-for-five reverse stock split, or 8 shares of common stock following a one-for-twelve reverse stock split, with an additional amount of cash in lieu of fractional shares as described below under “Treatment of Fractional Shares.”

As soon as practicable after the effective date of the reverse stock split, if effected, stockholders would be notified that the reverse stock split has been effected.

In determining the reverse stock split ratio, the Board will consider numerous factors, including:

•	the historical and projected performance of our common stock;
•	the closing bid price for our common stock;
•	existing and expected trading prices for our common stock;
•	actual or forecasted results of operations, and the likely effects of such results on the market price of our common stock;
•	prevailing market conditions;
•	general economic and other related conditions prevailing in our industry and in the marketplace;
•	our capitalization (including the number of shares of common stock issued and outstanding);
•	the prevailing trading price for our common stock, the volume level thereof and the status of our compliance with Nasdaq; and
•	the potential devaluation of our market capitalization as a result of the reverse stock split.

Our purpose for requesting authorization to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio that is fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in the price of our common stock and to respond to any other developments that may be relevant when considering the appropriate ratio.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of common stock. However, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company (except to the extent that the reverse stock split would result in any stockholders receiving cash in lieu of fractional shares) or proportionate voting power as described below. All shares of common stock will remain validly issued, fully paid and non-assessable.

The proposed reverse stock split will also reduce the number of shares of common stock authorized for issuance under the Company’s 2018 Omnibus Incentive Plan and the Employee Stock Purchase Plan. The per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of common stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested restricted stock will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon exercise of such option awards will be reduced proportionately following the reverse stock split. Likewise, stock ownership guidelines for the non-employee independent Directors of the Board and the NEOs would be reduced proportionately.

The proposed reverse stock split will also reduce the number of shares of common stock issued upon a conversion or redemption of the Company’s 5% Series B Cumulative Convertible Perpetual Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock. The conversion price applicable to the 5% Series B Cumulative Convertible Perpetual Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock will be increased proportionately, which will reduce the aggregate number of shares of common stock issuable upon any such conversion or redemption proportionately with the reduction to the total number of shares of outstanding common stock.

We are currently authorized to issue up to 225,000,000 shares of common stock, par value $0.0001 per share, of which 108,434,101 shares of common stock were issued and outstanding as of January 17, 2019, and 250,000 shares of preferred stock, par value $0.01 per share, of which 97,363 were issued and outstanding as of January 17, 2019. If Proposal 5 – the Increase Authorized Shares Proposal is approved by the stockholders, then, upon the effectiveness of the amendment to our Certificate contemplated by such Proposal, we would be authorized to issue up to 335,000,000 shares of common stock. (The approval of this Proposal 6 is not conditioned upon the approval of Proposal 5.) If we effect the proposed reverse stock split and file the Reverse Split Amendment, the number of shares of our authorized common stock will remain unchanged (at 225,000,000 shares if Proposal 5 – the Increase Authorized Shares Proposal is not approved by the stockholders or at 335,000,000 if Proposal 5 – the Increase Authorized Shares Proposal is approved by the stockholders) and the number of shares of our authorized preferred stock will remain unchanged. The Reverse Split Amendment will not affect the par value of our common stock which will remain at $0.0001 per share or our preferred stock which will remain at $0.01 per share.

Because implementation of the reverse stock split would not change the total number of shares of our common stock authorized for issuance, the number of shares of our common stock available for issuance following the implementation of the reverse stock split would increase to the extent the reverse stock split reduces the number of outstanding shares of our common stock. Accordingly, the reverse stock split would provide the Company with additional authorized, unissued and otherwise unreserved shares available for future corporate purposes, including future acquisitions, investment opportunities, the establishment of collaboration or other strategic agreements, or capital raising transactions involving equity or convertible debt securities. The issuance of equity securities in connection with such transactions may result in potentially significant dilution of our current stockholders’ ownership interests in the Company.

FUELCELL ENERGY, INC. | PROXY STATEMENT 57

The following table illustrates the effects of the reverse stock split at the exchange ratios of one-for-three and one-for-twelve, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock as of January 17, 2019. We have also demonstrated the effect on common stock authorized and common stock authorized but unreserved and available for issuance, should Proposal 5 – the Increase Authorized Shares Proposal beginning on page 51 of this Proxy Statement be approved:

	Before Reverse Stock Split
		1-for-3	1-for-12
Common Stock Outstanding	108,434,101	36,144,700	9,036,175
Common Stock Reserved for Issuance under the 2018 Omnibus Incentive Plan and the Employee Stock Purchase Plan	5,459,088	1,819,696	454,924
Common Stock Reserved for Issuance Upon Conversion or Exercise of Outstanding Securities(1)	135,301,822	45,100,607	11,275,152
Total Number of Shares of Common Stock Authorized to be Issued (Current)	225,000,000	225,000,000	225,000,000
Total Number of Shares of Common Stock Authorized to be Issued (If Proposal 5 is Approved)	335,000,000	335,000,000	335,000,000
(1)	Includes outstanding warrants, Series B, C & D Preferred Shares and Series 1 Preferred Stock

Because no fractional shares will be issued, certain holders of our common stock could be eliminated in the event that the proposed reverse stock split is implemented. As of January 17, 2019, we had approximately 18 record holders who held fewer than 3 shares of common stock, out of a total of approximately 191 record holders. Therefore, we believe that a reverse stock split, even if implemented and approved at a ratio of 1-for-3, would not have a significant effect on the number of holders of our common stock. Although the number of our outstanding shares of common stock would decrease as a result of the reverse stock split, the Board does not intend to use the reverse stock split as a part of, or a first step in, a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act. If the proposed reverse stock split is implemented, our common stock will continue to be reported on The Nasdaq Global Market under the symbol “FCEL” (although the Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

 CERTAIN RISKS ASSOCIATED WITH THE REVERSE SPLIT

A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of our common stock.

Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

The effect of the reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The Company previously effected a reverse stock split in 2015. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the reverse stock split is implemented and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.

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The reverse stock split may result in some stockholders owning “odd lots” (fewer than 100 shares) that may be more difficult to sell or require greater transaction costs per share to sell.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

The reduced number of outstanding shares of common stock resulting from a reverse stock split could adversely affect the liquidity of our common stock.

Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

Furthermore, because implementation of the reverse stock split would not change the total number of shares of our common stock authorized for issuance, the number of shares of our common stock available for issuance following the implementation of the reverse stock split would increase to the extent the reverse stock split reduces the number of outstanding shares of our common stock. Such available shares may be used for future corporate purposes, including future acquisitions, investment opportunities, the establishment of collaboration or other strategic agreements, or capital raising transactions involving equity or convertible debt securities, and the issuance of equity securities in connection with such transactions may result in potentially significant dilution of our current stockholders’ ownership interests in the Company.

EFFECTIVE DATE

If we implement the reverse stock split, it will become effective as of 5:00 p.m. Eastern time on the date of filing the Reverse Split Amendment with the Secretary of State of the State of Delaware. The Board may determine to proceed with the reverse stock split at any time after we receive stockholder approval, so long as it effects the reverse stock split on or before April 4, 2020. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the reverse stock split if, at any time before filing the Reverse Split Amendment, the Board, in its discretion, determines that it is no longer in the Company’s best interest and the best interest of our stockholders to proceed with the reverse stock split.

TREATMENT OF FRACTIONAL SHARES

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, we will pay to each registered stockholder, in cash, the value of any fractional share interest in our common stock arising from the reverse stock split. Those registered stockholders who hold their shares in certificate form will receive cash payment for their fractional interest, if applicable, following the surrender of their pre-reverse stock split stock certificates for post-reverse stock split shares. The cash payment would equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of the common stock as reported on The Nasdaq Global Market, as of the effective date of the reverse stock split. This cash payment may be subject to applicable U.S. federal, state and local income tax.

No transaction costs will be assessed on stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for their fractional share interest in our common stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the effective date of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold our common stock after the split, you may do so by either:

•	purchasing a sufficient number of shares of our common stock; or
•

if you have shares of common stock in more than one account, consolidating your accounts, so that in each case you hold a number of shares of our common stock in each of your accounts prior to the reverse stock split that would entitle you to receive at least one share of our common stock on a post-reverse stock split basis. Common stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

After the reverse stock split, then-current stockholders would have no further interest in the Company with respect to their fractional shares. A person otherwise entitled to a fractional share interest would not have any voting, dividend or other rights in respect of his or her fractional interest except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the exchange ratio that is determined by the Board as described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal or the reverse stock split.

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EFFECT ON BENEFICIAL OWNERS

Stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse split than those that would be put in place by the Company for registered stockholders that hold such shares directly, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee.

EFFECT ON REGISTERED CERTIFICATED SHARES

Some registered stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a letter of transmittal from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either in certificate form or electronically in book-entry form under the direct registration system. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Treatment of Fractional Shares.” No new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the transfer agent.

Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

EFFECT ON REGISTERED BOOK ENTRY HOLDERS

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•

If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

•

If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Company’s transfer agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment

ACCOUNTING CONSEQUENCES

The par value per share of our common stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on the Company’s balance sheet attributable to our common stock will be reduced proportionately from its present amount, and the additional paid in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

NO APPRAISAL RIGHTS

The Company’s stockholders are not entitled to appraisal rights under Delaware law or the Company’s Certificate with respect to the Reverse Split Amendment, and the Company will not independently provide our stockholders with any such right.

CERTAIN U.S. FEDERAL INCOME TAX REQUIREMENTS

The following is a discussion of certain United States federal income tax considerations relating to the proposed reverse stock split that may be relevant to stockholders of the Company. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis without regard to source of income (a “U.S. Holder”). A trust may also be a U.S. Holder if (i) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. Holder.

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This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, nonresident alien individuals, foreign trusts or entities, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold stock of the Company as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, (iii) persons that do not hold stock of the Company as “capital assets” (generally, property held for investment), or (iv) persons that acquired their shares of common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of stock of the Company, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold stock of the Company, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

This summary is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split. Furthermore, this summary does not address the Medicare tax on net investment income or any foreign, state, or local tax considerations relating to the reverse stock split.

We have not obtained a ruling from the Internal Revenue Service (“IRS”) or an opinion of legal or tax counsel with respect to the U.S. tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each stockholder should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the reverse stock split.

The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Certain filings with the IRS must be made by the Company and certain “significant holders” of its common stock in connection with the reverse stock split’s treatment as a reorganization. The tax consequences discussed below assume that the reverse stock split is treated as a recapitalization.

The Company will not recognize any gain or loss as a result of any reverse stock split.

A stockholder generally will not recognize gain or loss as a result of the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the Company’s post-reverse split common stock. A stockholder who receives cash in lieu of a fractional share interest in the post-reverse split common stock generally will recognize capital gain or loss equal to the difference, if any, between the cash received and the portion of the tax basis of the pre-reverse split common stock allocated to the fractional share interest. Such capital gain or loss will be short term if the pre-reverse split common stock was held for one year or less at the effective time of the reverse stock split and long term if held for more than one year at the effective time of the reverse stock split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Stockholders who, actually or constructively for U.S. federal income tax purposes, own more than 1 percent of the Company’s outstanding common stock should consult their tax advisors as to whether any cash received in lieu of a fractional share interest could be treated as being “essentially equivalent to a dividend” and taxed accordingly.

A stockholder’s aggregate tax basis of the post-reverse split common stock received in the reverse stock split will generally be equal to the aggregate tax basis of the pre-reverse split common stock exchanged therefor (excluding any portion of the stockholder’s tax basis allocated to fractional share interests). The holding period of the post-reverse split common stock received in the reverse stock split will include the holding period of the pre-reverse split common stock exchanged. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share interest in the Company’s post-reverse split common stock in the case of certain stockholders. In addition, stockholders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

FUELCELL ENERGY, INC. | PROXY STATEMENT 61

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge stockholders to consult with their own tax advisors with respect to all of the potential U.S. federal, state, local and foreign tax consequences of the reverse stock split.

VOTE REQUIRED

Approval of this Proposal 6 (otherwise referred to as the Reverse Stock Split Proposal) requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date for the Annual Meeting. This proposal is a “routine” matter under NYSE Rule 452 on which brokers may vote without instruction from beneficial owners. Therefore, there will be no broker non-votes with respect to this proposal. Abstentions will have the effect of a vote “Against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 7	THE ADJOURNMENT PROPOSAL

Our Board is asking our stockholders to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Nasdaq Marketplace Rule Proposal (Proposal 4).

This proposal is referred to in this Proxy Statement as the “Adjournment Proposal” or “Proposal 7.”

Approval of this Proposal 7 (otherwise referred to as the Adjournment Proposal) requires the affirmative vote of the holders of a majority of the shares of common stock casting votes in person or by proxy on such proposal at the Annual Meeting (assuming a quorum is present). This proposal is a “non-routine” matter under NYSE Rule 452 on which brokers may not vote without instruction from beneficial owners. Abstentions and broker non-votes will have no effect on the vote on this proposal (assuming a quorum is present).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

FUELCELL ENERGY, INC. | PROXY STATEMENT 62

ADDITIONAL INFORMATION AND OTHER MATTERS

GENERAL

Holders of the Company’s common stock as of the close of business on February 7, 2019 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, there were         shares of the Company’s common stock issued and outstanding. Each holder of the Company’s common stock is entitled to one vote for each share held on the Record Date, including common stock:

■	held directly in the stockholder’s name as “stockholder of record” (also referred to as “registered stockholder”);

■	held for the stockholder in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and

■	held for the stockholder by the Company as restricted shares (whether vested or non-vested) under any of the Company’s stock incentive plans.

However, holders of shares of our common stock issued upon conversion of the Series D Convertible Preferred Stock prior to stockholder approval of Proposal 4 – the Nasdaq Marketplace Rule Proposal will not be permitted to vote such shares with respect to Proposal 4 – the Nasdaq Marketplace Rule Proposal.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2020 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary at FuelCell Energy, Inc., Office of the Corporate Secretary, 3 Great Pasture Road, Danbury, CT 06810. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2020 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before October 22, 2019. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our amended and restated by-laws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2020, you must submit a timely notice in accordance with the procedures described in our amended and restated by-laws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2020, such a proposal must be received on or after December 6, 2019, but not later than January 5, 2020. In the event that the date of the Annual Meeting of Stockholders to be held in 2020 is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than the 120th day prior to the Annual Meeting of Stockholders to be held in 2020 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2020 or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our amended and restated by-laws.

HOUSEHOLDING

Individual stockholders sharing an address with one or more other stockholders may elect to “household” the mailing of the proxy statement, or the notice of internet availability of proxy materials, as applicable. This means that only one proxy statement or notice will be sent to that address unless one or more stockholders at that address specifically elect to receive separate mailings. Stockholders who participate in householding will continue to receive separate proxy cards. We will promptly send a separate proxy statement or notice to a stockholder at a shared address on request. Stockholders with a shared address may also request us to send separate proxy statements or notices in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address. Requests related to householding should be mailed to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or call Broadridge at 1-800-542-1061.

FUELCELL ENERGY, INC. | PROXY STATEMENT 63

If you are a stockholder whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.

QUORUM AND VOTE REQUIRED

The holders of a majority of the shares of common stock entitled to vote as of the Record Date present, in person or by proxy, will constitute a quorum at the Annual Meeting.

With respect to Proposal 1, the affirmative vote of the holders of a majority of the votes cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of the directors (Proposal 1). A “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director’s election. Abstentions and “broker non-votes” are not counted as votes cast and will have no effect on the voting results for Proposal 1.

With respect to Proposals 2 and 3, such proposals are non-binding but will be deemed to be approved upon the affirmative vote of the holders of a majority of the shares of common stock casting votes on the matter at the Annual Meeting (assuming a quorum is present). Abstentions and “broker non-votes” are not counted as votes cast and will have no effect on the voting results for Proposals 2 and 3.

With respect to Proposal 4, approval of such proposal requires the affirmative vote of the holders of a majority of the shares of common stock casting votes on the matter at the Annual Meeting (assuming a quorum is present). Abstentions and “broker non-votes” are not counted as votes cast and will have no effect on the voting results for Proposal 4.

With respect to Proposals 5 and 6, approval of each proposal requires the affirmative vote of the holders of a majority of the shares of common stock outstanding as of the Record Date for the Annual Meeting. Abstentions will have the effect of a vote “AGAINST” Proposals 5 and 6. There will be no “broker non-votes” on Proposal 6, and “broker non-votes” will have the effect of votes “AGAINST” Proposal 5.

With respect to Proposal 7, approval of such proposal requires the affirmative vote of the holders of a majority of the shares of common stock casting votes on the matter at the Annual Meeting (assuming a quorum is present). Abstentions and “broker non-votes” are not counted as votes cast and will have no effect on the voting results for Proposal 7.

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote your shares on Proposals 1, 3, 4, 5 or 7, the broker may not exercise its discretion to vote “FOR” or “AGAINST” such proposal. If no instruction is given and a broker therefore cannot vote, there is a “broker non-vote”. With respect to Proposals 1, 3, 4 and 7, broker non-votes will not be counted as having been voted on the applicable proposal. With respect to Proposal 5, broker non-votes will be counted as votes “AGAINST” the proposal. With respect to Proposals 2 or 6, the broker may exercise its discretion to vote “FOR” or “AGAINST” Proposals 2 or 6 in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

While Proposal 3 is advisory in nature and non-binding, the Board will review the voting results and expects to take such results into consideration when making future decisions regarding executive compensation.

COUNTING VOTES

You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to each of the proposals presented. A vote “FOR” will be counted in favor of the applicable proposal or Director nominee, and a vote “AGAINST” will be counted against the applicable proposal or Director nominee. As noted above, an “ABSTAIN” vote will have the effect of a vote “AGAINST” for Proposals 5 and 6 and will not be counted “FOR” or “AGAINST” and will have no effect on the voting results for Proposals 1, 2, 3, 4 or 7. Broker non-votes will be counted as votes “AGAINST” Proposal 5.

All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by the persons identified on the proxy card at the Annual Meeting. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted by a stockholder who holds shares directly as the stockholder of record, but such proxy does not include voting instructions, the proxy will be voted “FOR” each of the proposals described in this Proxy Statement.

Broadridge Financial Solutions, Inc. will be the tabulator of the votes for the Annual Meeting.

FUELCELL ENERGY, INC. | PROXY STATEMENT 64

VOTING BY PROXY

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet, by mail or by telephone by following the instructions provided in the “Proxy Summary” or on the proxy card. The persons named as attorneys-in-fact in the proxy, Arthur A. Bottone and Jennifer D. Arasimowicz, were selected by our Board.

A stockholder may change its vote and revoke its proxy at any time prior to the vote at the Annual Meeting. A stockholder of record may change its vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Corporate Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause a stockholder’s previously granted proxy to be revoked unless such stockholder specifically so requests. For stockholders who hold their shares beneficially in street name, such stockholders may change their vote by submitting new voting instructions to their broker, trustee or nominee following the instructions it has provided, or, if such stockholder has obtained a legal proxy from its broker or nominee giving it the right to vote its shares, by attending the Annual Meeting and voting.

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees (for no additional compensation) in person or by telephone. We have also hired Innisfree to assist in the solicitation of proxies. Fees for this service are estimated to be approximately $15,000, plus out-of-pocket expenses, to assist in the solicitation. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

ANNUAL REPORT AND FORM 10-K

Additional copies of the Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2018 and copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 as filed with the SEC are available to stockholders without charge upon written request addressed to: FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, CT 06810 Attn: Investor Relations and are also available in the Investor Relations section of the Company’s website at www.fuelcellenergy.com.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

INFORMATION ABOUT ADVANCE REGISTRATION FOR ATTENDING THE ANNUAL MEETING

In accordance with the Company’s security procedures, admission to the Annual Meeting will be restricted to holders of record and beneficial owners of FuelCell Energy voting securities as of the Record Date, February 7, 2019. You will need to provide valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the Annual Meeting. Meeting attendance requires advance registration. Please contact the office of the Corporate Secretary at corporatesecretary@fce.com to request an admission ticket. If you do not have an admission ticket, you must present proof of ownership in order to be admitted to the Annual Meeting.

■	If you are a holder of record of FuelCell Energy voting securities, you should indicate that you plan to attend the Annual Meeting when submitting your proxy by checking the box (Yes) in the bottom left corner of your proxy card.

■	If you are a beneficial owner of FuelCell Energy voting securities held by a bank, broker or other nominee, you will also need an admission ticket or proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from the bank, broker or other nominee are examples of proof of ownership. If you want to vote in person your FuelCell Energy voting securities held by a bank, broker or other nominee, you will have to obtain a proxy, executed in your favor, from the holder of record.

Directions to the Lotte New York Palace Hotel are available in the Investor Relations section of the Company’s website at www.fuelcellenergy.com. If you have questions regarding admission to the Annual Meeting you may contact the office of the Corporate Secretary at:

FUELCELL ENERGY, INC. | PROXY STATEMENT 65

FuelCell Energy, Inc.

Office of the Corporate Secretary
3 Great Pasture Road
Danbury, CT 06810
(203) 825-6102

corporatesecretary@fce.com

Please include the following information with your inquiry:

■	Your name and complete mailing address;

■	Your email address; and

■	Proof that you own FuelCell Energy shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

FUELCELL ENERGY, INC. | PROXY STATEMENT 66

ONLINE ACCESS TO PROXY MATERIALS

To view this Proxy Statement and the Annual Report, visit
www.fuelcellenergy.com and click on the “Investors” tab on the top on the page or scan the following QR code.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E56407-P17291 5. To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 225,000,000 shares to 335,000,000 shares. For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! FUELCELL ENERGY, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1c. Jason B. Few 1a. Arthur A. Bottone 1b. James H. England 1f. Natica von Althann 1d. Matthew F. Hilzinger 1e. Christina Lampe-Onnerud Yes No The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Please indicate if you plan to attend this meeting. Nominees: 3. To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.’s named executive officers as set forth in the “Executive Compensation” section of the proxy statement. 2. To ratify the selection of KPMG LLP as FuelCell Energy, Inc.'s independent registered public accounting firm for the fiscal year ending October 31, 2019. 4. To approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of FuelCell Energy, Inc.’s common stock exceeding 19.9% of the number of shares outstanding on August 27, 2018, upon conversion of the Series D Convertible Preferred Stock issued in an underwritten offering in August 2018. 6. To authorize the Board of Directors of FuelCell Energy, Inc. to effect a reverse stock split (such authorization to expire on April 4, 2020) through an amendment to the FuelCell Energy, Inc. Certificate of Incorporation, as amended; provided that, in the event that Proposal 5 is also approved, such reverse stock split and amendment, if implemented by the Board of Directors, will become effective after the effectiveness of Proposal 5. 7. To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. ! ! ! ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTE FUELCELL ENERGY, INC. w 3 GREAT PASTURE ROAD DANBURY, CT 06810 ATTN: CORPORATE SECRETARY VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

E56408-P17291 If you are a holder of record and you wish to attend the Annual Meeting, please indicate that you plan to attend the meeting when submitting your proxy by checking the box (Yes) in the bottom left corner of your Proxy Card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, April 4, 2019: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. FUELCELL ENERGY, INC. PROXY FOR THE APRIL 4, 2019 ANNUAL MEETING OF STOCKHOLDERS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Arthur A. Bottone and Jennifer D. Arasimowicz, and each of them, as proxies and attorneys-in-fact, with full power of substitution, to vote as directed on the reverse side all shares of Common Stock of FuelCell Energy, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held at the Lotte New York Palace Hotel, 455 Madison Avenue, New York, NY, on Thursday, April 4, 2019, at 10:00 a.m. Eastern Daylight Time and at any adjournment or postponement thereof. This proxy, when properly executed will be voted as directed, or if no direction is given, will be voted "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2 through 7, and in the discretion of the proxies on any other matter that properly comes before the meeting or any adjournments or postponements thereof. This proxy may be used by stockholders of record as of February 7, 2019. Continued and to be signed on reverse side